UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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MONSANTO COMPANY
(Name of Registrant as Specified In Its Charter)

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Notice of
Annual Meeting of
Shareowners and

2015

Proxy Statement

December 10, 2015

Our Pledge

The Monsanto Pledge is our commitment to how we do business. It is a declaration that compels us to listen more, to consider our actions and their impact broadly, and to lead responsibly. It helps us to convert our values into actions, and to make clear who we are and what we champion.

Integrity	Dialogue	Transparency	Sharing

Integrity is the foundation for all that we do. Integrity includes honesty, decency, consistency, and courage. Building on those values, we are committed to:	We will listen carefully to diverse points of view and engage in thoughtful dialogue. We will broaden our understanding of issues in order to better address the needs and concerns of society and each other.	We will ensure that information is available, accessible, and understandable.	We will share knowledge and technology to advance scientific understanding, to improve agriculture and the environment, to improve crops, and to help farmers in developing countries.

			Act as Owners to	Create a Great
	Benefits	Respect	Achieve Results	Place to Work

	We will use sound and innovative science and thoughtful and effective stewardship to deliver high-quality products that are beneficial to our customers and to the environment.	We will respect the religious, cultural, and ethical concerns of people throughout the world. The safety of our employees, the communities where we operate, our customers, consumers, and the environment will be our highest priority.	We will create clarity of direction, roles, and accountability; build strong relationships with our customers and external partners; make wise decisions; steward our company resources; and take responsibility for achieving agreed-upon results.	We will ensure diversity of people and thought; foster innovation, creativity and learning; practice inclusive teamwork; and reward and recognize our people.

Monsanto Company
800 North Lindbergh Boulevard St. Louis, Missouri 63167 Phone (314) 694-1000 www.monsanto.com

December 10, 2015

Dear Fellow Shareowners,

On behalf of your board of directors, we are pleased to invite you to attend Monsanto Company’s 2016 Annual Meeting of Shareowners on Friday, January 29 at our global headquarters in St. Louis, Missouri. Whether or not you are able to attend the meeting in person, we invite you to read this year’s proxy statement that highlights key activities and accomplishments of fiscal year 2015 and presents the matters for which we are seeking your vote at the 2016 meeting.

Fiscal year 2015 was a challenging year for the entire agriculture industry but we continued to perform well despite this difficult environment — an achievement that reflects the strength of our core business, cost discipline and ability to deliver innovative solutions for farmers across crops and geographies.

We have taken several key actions this year that highlight our ongoing commitment to strong governance standards. Following thoughtful discussions with shareowners, our board adopted proxy access in 2015, which provides eligible Monsanto shareowners a process for nominating director candidates to be included in the company’s proxy materials. We believe this action, which was carefully structured to serve the best interests of all shareowners, is responsive to the dialogue with our shareowners and supports shareowner value.

Another important step we’ve taken is to add independent director Patricia Verduin, Ph.D., to our board of directors. Her experience will bring valuable insights to our business and support our strong commitments to innovation, transparency and the safety of our products. Our proxy statement includes more information about Dr. Verduin and our continuing directors, each of whom is nominated for election at the 2016 annual meeting, as we’ve transitioned to a non-classified board structure.

We also would like to thank Gwendolyn King for her more than 14 years of outstanding service to our company and board of directors, as she is set to retire following our 2016 annual meeting. Gwen has provided strong leadership and wise counsel throughout her tenure and through significant growth and change in our company. She will leave a lasting imprint on our organization.

On behalf of the entire board of directors and the more than 22,000 employees of Monsanto, I want to thank you for your continued support and investment in our business. We value the ongoing dialogue we have with our shareowners and we encourage you to continue to share your suggestions by writing us at the address below or by visiting our website.

Board of Directors
Monsanto Company
800 North Lindbergh Boulevard
St. Louis, MO 63167
c/o David F. Snively, Secretary

Sincerely,

Hugh Grant
Chairman of the Board of Directors and Chief Executive Officer

Monsanto Company 800 North Lindbergh Boulevard St. Louis, Missouri 63167 Phone (314) 694-1000 www.monsanto.com

Notice of Annual Meeting of Shareowners

	Date:	Friday, January 29, 2016

	Time:	1:30 p.m. Central Standard Time

	Place:	“A” Building
Creve Coeur Campus
800 North Lindbergh Boulevard
St. Louis County, Missouri 63167

	Record Date:	December 1, 2015

Meeting Agenda:

■  Elect thirteen director nominees named in the proxy statement for the coming year

■  Ratify our independent registered public accounting firm for fiscal 2016

■  Approve, by non-binding vote, executive compensation

■  Approve Code Section 162(m) annual incentive plan

■  Vote on three shareowner proposals set forth in the proxy statement, if properly presented at the meeting

■  Any other business that properly comes before the meeting

Please vote your shares We encourage shareowners to vote promptly, as this will save the expense of additional proxy solicitation. You may vote in the following ways:
	By Telephone In the U.S. or Canada you can vote your shares by calling 1-800-690-6903.	By Internet You can vote your shares online at www.proxyvote.com. You will need the 12-digit control number on the Notice of Internet Availability or proxy card.	By Mail You can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.	In Person You can vote in person at the annual meeting.

Live Audio Webcast of Annual Meeting:
You can access the webcast on our investor website at: www.monsanto.com/investors/.

By Order of the Board of Directors,

Monsanto Company

David F. Snively

Secretary

St. Louis, Missouri

December 10, 2015

Important Notice of Internet Availability of Proxy Materials

This notice of annual meeting of shareowners and related proxy materials are being distributed or made available to shareowners beginning on or about December 10, 2015. This includes instructions on how to access these materials (including our proxy statement and 2015 annual report to shareowners) online.

MONSANTO COMPANY 2015 PROXY STATEMENT

Proxy Summary

Here we present an overview of information that you will find throughout this proxy statement. This summary does not contain all of the information that you should consider. We encourage you to read the entire proxy statement for more information about these topics prior to voting.

Annual Meeting of Shareowners

Time and Date:	1:30 p.m., CST, January 29, 2016

Place:	“A” Building
Creve Coeur Campus
800 North Lindbergh Boulevard
St. Louis County, Missouri 63167

Record Date:	Shareowners as of the close of business on December 1, 2015

Admission/Audio Webcast:	Please follow the instructions contained in “Questions and Answers About the Annual Meeting and Voting” on page 95

On December 10, 2015, we posted on our website at www.monsanto.com/investors/pages/annual-report.aspx, and began mailing to shareowners who requested paper copies, this proxy statement and our 2015 Annual Report.

Shareowner Voting Matters

		Board’s Voting	Page
Proposal		Recommendation	Reference
1.	Election of Directors	FOR EACH NOMINEE	12-20
2.	Ratification of Independent Registered Public Accounting Firm	FOR	42-43
3.	Advisory Vote Approving Executive Compensation	FOR	44
4.	Code Section 162(m) Annual Incentive Plan Approval	FOR	84-85
5.	Shareowner Proposal: Glyphosate Report	AGAINST	86-88
6.	Shareowner Proposal: Lobbying Report	AGAINST	89-91
7.	Shareowner Proposal: Independent Board Chairman	AGAINST	92-94

Corporate Governance

At Monsanto, corporate governance is the foundation for sustainable growth. Our governance policies and structures are designed to promote thoughtful consideration of our business actions and appropriate risk taking, with the goal of producing great business results for you — our owners.

Since the beginning of fiscal 2015, we have taken the following new governance actions:

■	adopted a proxy access bylaw amendment;
■	added Patricia Verduin, Ph.D., Vice President and Chief Technology Officer of Colgate-Palmolive Company, to our board of directors; and
■	enhanced public disclosures regarding political spending and lobbying activities.

The Corporate Governance and Ethics section beginning on page 21 describes our governance framework, which includes the following:

Board and Governance Information		Board and Governance Information
Size of Board	14	Board Orientation and Continuing Education Program	Yes
Number of Independent Directors	13	Succession Planning and Implementation Process	Yes
Lead Independent Director	Yes	Board Risk Oversight	Yes
Separate Chair and CEO	No	Comprehensive Sustainability Program Reporting as GRI G4 Core	Yes
Board Meetings Held in Fiscal 2015	6	Codes of Conduct for Directors, Officers and Employees	Yes
Mandatory Retirement Age	75	Stock Ownership Guidelines for Directors and Executive Officers	Yes
Average Age of Directors	61	Anti-Hedging and Pledging Policies	Yes
Majority Voting in Director Elections	Yes	Executive Compensation Pay for Performance Metrics	Yes
Annual Board and Committee Evaluations	Yes	Recoupment Policy	Yes
Independent Directors Meet Without Management Present	Yes	Long-Standing Shareowner Outreach Program	Yes

6	MONSANTO COMPANY 2015 PROXY STATEMENT

Our Director Nominees

You are being asked to vote on the election of the 13 directors listed below, out of our total of 14 directors. Directors are elected by a majority of votes cast. Detailed information about each director’s background, skills and expertise can be found in Proposal 1 – Election of Directors.

		Nominee Committee Memberships
Name Current Position	Age	Director Since	Independent	Executive	Audit & Finance	Nominating & Corporate Governance	People & Compensation	Restricted Stock Grant	Science & Technology	Sustainability & Corporate Responsibility
Gregory H. Boyce Executive Chairman, Peabody Energy Corporation	61	2013	YES
David L. Chicoine, Ph.D. President, South Dakota State University	68	2009	YES
Janice L. Fields Former President, McDonald’s USA, LLC	60	2008	YES
Hugh Grant Chairman of the Board & Chief Executive Officer, Monsanto Company	57	2003	NO
Arthur H. Harper Managing Partner, GenNx360 Capital Partners	59	2006	YES
Laura K. Ipsen Senior Vice President & General Manager, Global Industry Solutions Group, Oracle Corporation	51	2010	YES
Marcos M. Lutz Chief Executive Officer, Cosan Limited	45	2014	YES
C. Steven McMillan Retired Chairman & Chief Executive Officer, Sara Lee Corporation	69	2000	YES
Jon R. Moeller Chief Financial Officer, The Procter & Gamble Company	51	2011	YES
William U. Parfet Chairman & Chief Executive Officer, MPI Research, Inc.	69	2000	YES
George H. Poste, Ph.D., D.V.M. Chief Executive, Health Technology Networks & Chief Scientist, Adaptive Systems Initiative, Arizona State University	71	2003	YES
Robert J. Stevens – Lead Director Retired Chairman & Chief Executive Officer, Lockheed Martin Corporation	64	2002	YES
Patricia Verduin, Ph.D. Chief Technology Officer, Colgate-Palmolive Company	56	2015	YES

= Chair

Corporate Governance Highlight

Proxy Access

In 2015, our board of directors adopted proxy access amendments to our bylaws, enabling eligible Monsanto shareowners to have their own director nominee included in the company’s proxy materials along with candidates nominated by our board. Our board adopted the amendments following thoughtful discussions with shareowners regarding the evolving role of proxy access through our long-standing shareowner outreach program, and shareowner approval of a non-binding proposal requesting amendment of our bylaws to adopt proxy access.

PROXY ACCESS PROCESS

1 a single shareowner, or group of up to 20 shareowners 3% for 3years owning three percent outstanding stock for at least three consecutive years	2 the individual or group may submit director nominees 20% for up to 20% of the board	3 nominees who satisfy the requirements specified by the bylaws are included in the proxy statement

MONSANTO COMPANY 2015 PROXY STATEMENT	7

Proxy Summary

Our 2015 Performance & Executive Compensation Highlights

Our 2015 Performance Highlights

Our company delivered a year of solid performance in fiscal 2015, amidst continuing industry headwinds. Our seeds and genomics business was again the key factor in our results, driven by our core seeds and traits business, licensing agreements and our disciplined approach to managing expenses.

$5.73 Ongoing EPS (increased 10%)	$2.09B Free Cash Flow (increased 217%)	$15.0B Net Sales (decreased 5.5%)	22.6% Adjusted ROC (3-year average 22.8%)

Ongoing EPS, free cash flow and adjusted ROC are defined on page 47. See Appendix A for a reconciliation of these metrics to results reported in accordance with generally accepted accounting principles.

Creating Shareowner Value

In addition to delivering on short-term goals and investing for longer-term growth, we are also committed to using our balance sheet wisely while returning value to our shareowners. We have paid quarterly dividends since 2001 and increased our dividend five times since the end of fiscal 2011, for a cumulative increase of almost 94 percent since 2011. In third quarter 2015, we completed a $6 billion accelerated share repurchase program.

Cumulative Capital Returned To Shareowners ($ in billions; calculated on an as declared basis)

Executive Compensation Highlights

Our Compensation Philosophy; Linking Pay With Performance

Our executive compensation program is designed to attract, motivate and retain exceptional talent to drive our business objectives and strengthen long-term shareowner value by paying for performance and aligning management’s interests with our shareowners’ interests. We structure our compensation programs with a focus on variable pay, creating both long and short-term incentives for our executives. We seek to provide competitive pay opportunities in line with job scope, required skills and performance. To do this, we:

■	use a mix of fixed and variable pay components with different time horizons and payouts (cash and equity-based awards) to reward annual and sustained performance over the longer term;

■	motivate our executives to meet both short-term financial and individual goals and deliver on our long-term business goals the best way we know to build shareowner value;

■	require executives and directors to have significant stock ownership ensuring that their interests are aligned with shareowners;

■	promote balanced performance and discourage improper risk taking by avoiding reliance on any one metric or short-term performance goal; and

■	reward for future sustained performance rather than past performance.

8	MONSANTO COMPANY 2015 PROXY STATEMENT

OUR COMPENSATION PAY MIX

At risk pay incentives focus our management on achieving Monsanto’s key financial, strategic and business goals. For fiscal 2015, on average more than 81% of our proxy officers’ compensation value was at risk, with the actual amounts realized dependent upon our annual and longer-term performance and our stock price.

CEO	Other Proxy Officers (Average)	At risk pay includes the target fiscal 2015 Annual Incentive Plan (“AIP”) award and long term incentive opportunity (“LTI”) (delivered in the form of stock options and financial goal-based restricted stock units (“Financial Goal RSUs”)).

OUR COMPENSATION PERFORMANCE METRICS

We use four key financial performance measures to motivate and evaluate results. We believe these represent key measures shareowners can use to assess the value of our business and our performance. The following chart explains the weighting of each measure for the AIP and Financial Goal RSUs, and the rationale for using each of these measures.

Financial Performance Metrics

AIP	Performance Measure & Rationale	Financial Goal RSUs
EPS Earnings Per Share sets the growth expectation for our shareowners; we use EPS as the key accounting measure and evaluation of how our company is performing
Free Cash Flow We believe Free Cash Flow measures the true value of our business. Our ability to translate earnings to cash indicates the health of our business and allows our company to invest for the future and return value to shareowners
ROC Return on Capital is another key measure of our ability to return value to our shareowners by ensuring capital investments, acquisitions and other uses of our capital are focused on profitable growth
Net Sales Net Sales measures the growth of the business, both organically and through acquisition, and provides an indication of future success

MANAGEMENT STOCK OWNERSHIP

We believe that stock ownership by our leadership is one way to foster a strong alignment with our shareowners, and we require our executives and key members of management to hold significant value in our stock.

Proxy Officer Stock Ownership and Requirements (as determined 8/31/15)

MONSANTO COMPANY 2015 PROXY STATEMENT	9

10	MONSANTO COMPANY 2015 PROXY STATEMENT

MONSANTO COMPANY 2015 PROXY STATEMENT	11

Proxy Item No. 1:
Election of Directors

The shareowners are being asked to elect each of Mr. Boyce, Dr. Chicoine, Ms. Fields, Mr. Grant, Mr. Harper, Ms. Ipsen, Mr. Lutz, Mr. McMillan, Mr. Moeller, Mr. Parfet, Dr. Poste, Mr. Stevens and Dr. Verduin to terms ending with the annual meeting to be held in 2017, until a successor is elected and qualified or until his or her earlier death, resignation or removal. Our board has nominated each of these directors upon the recommendation of the nominating and corporate governance committee. Each nominee is currently a director of our company and has agreed to serve if elected.

We believe that the nominees will be able to stand for election, but should any nominee become unable to serve or for good cause will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee nominated by our board.

Director Nominees and Retiring Director

The ages, principal occupations, directorships held and other information about our nominees and directors are shown below as of December 1, 2015.

Our Board of Directors Recommends a Vote FOR Each Nominee for Director

Nominees for Director (Current Terms Expiring at the 2016 Annual Meeting)

Principal Occupation:

Executive Chairman, Peabody Energy Corporation (a leading company in coal, clean coal solutions and sustainable mining), since 2015 (retiring effective December 31, 2015); Chairman and Chief Executive Officer, Peabody Energy, 2007-2015; President and Chief Executive Officer, Peabody Energy, 2006-2007; President and Chief Operating Officer, Peabody Energy, 2003-2005. Chief Executive-Energy, Rio Tinto plc (an international natural resource company), 2000-2003. Public Company Directorships in the Last Five Years: Peabody Energy Corporation, Marathon Oil Company and Newmont Mining Corporation.

Gregory H. Boyce First Became Director: April 2013 Age: 61

Qualifications:

Mr. Boyce has substantial management and financial experience, gained through his leadership roles at two large multi-national corporations. Through his roles as chief executive officer and chairman, and previous responsibilities for operational matters, he has gained expertise with respect to management of complex organizations and risk management. Mr. Boyce also has significant experience related to international business operations, which enables him to provide guidance and oversight for our management as our business grows internationally. In addition, Mr. Boyce has experience managing matters related to regulatory, policy and social responsibility issues, which is valuable to our sustainability and corporate responsibility committee, and knowledge of commodity, energy and other technology matters that are tangential to our business and important to his service on our science and technology committee. His service on the boards of three other public companies has also provided him substantial insight into governance matters.

12	MONSANTO COMPANY 2015 PROXY STATEMENT

Proxy Item No. 1: Election of Directors Director Nominees and Retiring Director

Principal Occupation:

President, South Dakota State University, a land grant research institution, and professor of economics, since 2007; Vice President for Technology and Economic Development, University of Illinois, 2001-2006.

David L. Chicoine, Ph.D. First Became Director: April 2009 Age: 68

Qualifications:

Dr. Chicoine is an economist and an educator whose career has included key roles at public universities. As an expert in agricultural economics, he has a deep understanding of the economic factors that shape our industry on a national and global basis, which is helpful to our board as it considers our long-range plans and annual budgets, and financial risks facing the industry. As president of a large university, his responsibilities include executive management, public policy development and research support, including technology commercialization. This experience has supported his ability to provide financial and strategic planning perspectives in his board service, and enhanced his contributions on our science and technology committee, as it oversees our research pipeline, and our sustainability and corporate responsibility committee, as it oversees public policy matters.

Principal Occupation:

Former President of McDonald’s USA, LLC, a subsidiary of McDonald’s Corporation, a leading global foodservice retailer, 2010-2012; Executive Vice President and Chief Operating Officer, McDonald’s USA, LLC, 2006-2010; President of McDonald’s Central Division, 2003-2006. Public Company Directorships in the Last Five Years: Chicos FAS Inc.

Janice L. Fields First Became Director: April 2008 Age: 60

Qualifications:

Ms. Fields has gained broad operational and financial experience in her career in the food industry. She has developed expertise related to marketing, strategic planning, risk management, production, and human resources, which provides her with valuable insights on operational, executive compensation and strategic matters reviewed by our board. As a senior leader at a major public company in the food industry, Ms. Fields also gained experience in public policy matters and governance and financial oversight. In addition, her insights about the food industry are important as we consider strategic goals for the development of products to grow our business and become more involved in conversations about food. Ms. Fields’s experience as chair of the corporate governance and nominating committee and as a member of the compensation and benefits committee of another public company has also provided value in connection with her service on our nominating and corporate governance and people and compensation committees.

MONSANTO COMPANY 2015 PROXY STATEMENT	13

Proxy Item No. 1: Election of Directors Director Nominees and Retiring Director

Principal Occupation:

Chairman of the Board and Chief Executive Officer of Monsanto, since August 2012; Chairman of the Board, President and Chief Executive Officer of Monsanto, October 2003-August 2012; President and Chief Executive Officer, Monsanto, May 2003-October 2003; Executive Vice President and Chief Operating Officer, Monsanto, 2000-2003; Co-President, Agricultural Sector, Former Monsanto, 1998-2000. Public Company Directorships in the Last Five Years: PPG Industries, Inc.

Hugh Grant First Became Director: May 2003 Age: 57

Qualifications:

Mr. Grant is our chairman and CEO. In his long career with our company and Former Monsanto, he has worked broadly in many areas of the business, enabling him to gain an extensive personal knowledge of our operations, which is essential in formulating business strategies. He has extensive experience in strategic planning, sales, financial oversight and planning. His operational experience in leading our multi-national corporation includes governance and risk management responsibilities, which assists our board in understanding our business and fulfilling its oversight role. Mr. Grant’s service on the board of another public company, including service as lead director and as chair of its nominating and corporate governance committee and as a member of its officers-directors compensation committee, provides Mr. Grant additional governance insights that are valuable in his role as our board chairman, leadership of our board, and interaction with our lead independent director.

Principal Occupation:

Managing Partner, GenNx360 Capital Partners, a private equity firm focused on business to business companies, since 2006; President and Chief Executive Officer, Equipment Services Division, General Electric Corporation, 2002-2005; Executive Vice President, GE Capital Services, General Electric Corporation, 2001-2002. Public Company Directorships in the Last Five Years: Gannett Co., Inc. (former).

Arthur H. Harper First Became Director: October 2006 Age: 59

Qualifications:

Mr. Harper has had significant experience in the operation and finance of manufacturing companies during his career. Through his experience as an executive at a complex, multi-national company and managing start-up companies, he has a deep understanding of manufacturing and supply dynamics, risk management, technology development and financing for capital projects. This knowledge enables him to provide key insights on strategic, operational, and financial matters related to our global business, which supports our audit and finance committee. His service on the public responsibility and executive compensation committees of another public company has also provided him governance, business conduct and compensation-related experience, which provides additional perspectives to our board of directors when exercising its oversight role and to our people and compensation committee when formulating compensation policies.

14	MONSANTO COMPANY 2015 PROXY STATEMENT

Proxy Item No. 1: Election of Directors Director Nominees and Retiring Director

Principal Occupation:

Senior Vice President & General Manager, Global Industry Solutions Group, Oracle Corporation, a U.S.-based multi-national computer technology corporation, since September 2014; Corporate Vice President, Worldwide Public Sector of Microsoft Corp., 2012-2014; Senior Vice President and General Manager, Connected Energy Networks, Cisco Systems, Inc., 2010-2012; Senior Vice President and General Manager, Smart Grid, Cisco, 2009-2010; Senior Vice President, Global Policy and Government Affairs, Cisco, 2007-2009; Vice President, Global Policy and Government Affairs, Cisco, 2001-2007.

Laura K. Ipsen First Became Director: December 2010 Age: 51

Qualifications:

Ms. Ipsen has global expertise in energy, environmental issues, public policy, international trade and sales and marketing developed through her career in consulting and the high tech industry. Ms. Ipsen has led multiple strategic business, sustainability, policy and regulatory efforts, and has risk management experience. She has significant experience directing a comprehensive corporate sustainability strategy, including the development of global partnerships. In addition, Ms. Ipsen has significant experience in driving industry growth and optimization through the implementation of technology solutions. In light of the increasing importance information technology plays in our business success, Ms. Ipsen’s experience provides vital insight to our board and our science and technology and sustainability and corporate responsibility committees on a variety of matters including information technology and key legislative and regulatory issues facing our global technology business, and strategic oversight of our management.

Principal Occupation:

Chief Executive Officer of Cosan Limited, a producer of bioethanol, sugar, energy and food, since April 2015; Chief Executive Officer of Cosan S.A. Indústria e Comércio, 2009-2015; Chief Commercial Officer, Cosan S.A. Indústria e Comércio, 2007-2009; Companhia Siderurgica Nacional S.A., Vice President, Infrastructure and Energy, 2003-2006; Ultrapar Partcipacoes S.A., Chief Operating Officer, Logistics, 1994-2003. Public Company Directorships in the Last Five Years: Cosan Ltd. (CZZ – NYSE).

Marcos M. Lutz First Became Director: May 2014 Age: 45

Qualifications:

Mr. Lutz has attained significant senior management and operational experience through his roles as chief executive and chief commercial officer at large multi-national companies. As CEO of a public company that is a major employer in Brazil, he also has substantial experience operating in regulatory and societal frameworks of that region. This enables him to bring a very valuable perspective to our board and the sustainability and corporate responsibility committee given our company’s current operations in and strategic plans for Brazil and other regions outside the United States. He has also developed particular expertise related to the agricultural, food and chemical industries, which provides substantial insight to our board and our science and technology committee as they consider our company’s strategic plans and provide guidance to management operating our company in those industries.

MONSANTO COMPANY 2015 PROXY STATEMENT	15

Proxy Item No. 1: Election of Directors Director Nominees and Retiring Director

Principal Occupation:

Retired Chairman and Chief Executive Officer, Sara Lee Corporation (which split into Hillshire Brands and D.E. Master Blenders 1753 in 2012); Chairman of the Board of Sara Lee Corporation, a global consumer packaged goods company, 2001-2005; Chief Executive Officer, Sara Lee Corporation, 2000-2005; President and Chief Operating Officer, Sara Lee Corporation, 2000-2004; President, Sara Lee Corporation, 1997-2000.

C. Steven McMillan First Became Director: June 2000 Age: 69

Qualifications:

Mr. McMillan has had significant operational experience leading a major international consumer products company, where he has gained expertise in finance, strategy, regulatory matters, marketing, manufacturing, mergers and acquisitions and human resources, and has had primary responsibility for risk management. These skills assist him in providing oversight of and guidance to our executive team in their management of a complex multi-national company. His understanding of the food industry enables him to provide valuable insights in our strategic planning and evaluation of our products. In addition, his past service on five other public company boards, including as a member of the audit and finance committees, and his current service as a board leadership fellow for the National Association of Corporate Directors, has given him additional expertise related to governance, finance, commodities, regulatory matters and business challenges for research and development-focused companies. This experience is beneficial in his service on our board, our audit and finance committee and our nominating and corporate governance committee and as chair of our people and compensation committee and restricted stock grant committee.

Principal Occupation:

Chief Financial Officer, The Procter & Gamble Company, one of the world’s leading consumer products companies, since 2009; Vice President and Treasurer, The Procter & Gamble Company, 2007-2009; Vice President, Finance and Accounting, Global Beauty and Global Health Care, The Procter & Gamble Company, 2005-2007.

Jon R. Moeller First Became Director: August 2011 Age: 51

Qualifications:

Mr. Moeller has substantial finance and management expertise developed through his 27 years of experience with a large, multi-national corporation. His current responsibilities as chief financial officer, and prior roles as treasurer and division vice president for finance and accounting, have given him a broad understanding of the finance and accounting issues facing a global manufacturing company. In addition to his substantial financial experience, he has expertise related to risk management and compliance matters, which enable him to make valuable contributions to the oversight role of our audit and finance and nominating and corporate governance committees. As the senior financial executive at his company, Mr. Moeller has experience in developing and executing global strategy and serving as a key member of management at a complex, worldwide organization, and has resided outside the United States. This broad international business experience enables him to provide his fellow directors and our senior management a valuable perspective with respect to our global strategy and the management of our domestic and international businesses based on sound financial goals.

16	MONSANTO COMPANY 2015 PROXY STATEMENT

Proxy Item No. 1: Election of Directors Director Nominees and Retiring Director

Principal Occupation:

Chairman and Chief Executive Officer of MPI Research, Inc., an early stage drug development contract research laboratory, since 1999; President of MPI Research, Inc. 1999 to 2015; Co-Chairman of MPI Research, LLC, 1995-1999. Public Company Directorships in the Last Five Years: Stryker Corporation; Taubman Centers, Inc.

William U. Parfet First Became Director: June 2000 Age: 69

Qualifications:

Mr. Parfet has served as an executive or director for multiple companies during his career, with broad experience in global business management and finance. As president of a major pharmaceutical company, he gained expertise in the areas of strategic planning, technology, marketing, and global business management, and he is knowledgeable about the chemical, pharmaceutical, food and agricultural industries. In particular, Mr. Parfet’s past roles as CFO, controller, and treasurer of a multi-national corporation, service on the audit committees for other public companies, and past service as a trustee of the Financial Accounting Foundation (which oversees FASB and GASB) and Chairman of Financial Executives International, enable him to utilize his expertise in his role as chair of our audit and finance committee. In addition, his service on the governance and compensation committees of other public companies, including serving as non-executive chairman and lead independent director, enables Mr. Parfet to provide insight and value to our governance and compliance processes.

Principal Occupation:

Chief Executive of Health Technology Networks, a consulting group specializing in the application of genomics technologies and computing in healthcare, since 1999; Chief Scientist, Complex Adaptive Systems Initiative, since 2009; Director of the Biodesign Institute, a combination of research groups at Arizona State University, 2003-2009; Chief Science and Technology Officer and Director, SmithKline Beecham, 1992-1999. Public Company Directorships in the Last Five Years: Exelixis, Inc.; Orchid Cellmark, Inc. (former) (a wholly-owned subsidiary of LabCorp since December 2011).

George H. Poste, Ph.D., D.V.M. First Became Director: February 2003 Age: 71

Qualifications:

Dr. Poste is a scientist who has had extensive experience advising and leading research teams in both corporate and academic settings. He is a leader in synthetic biology and healthcare informatics, linking university research projects and collaborations. His roles as chief scientist leading research at a large university, and formerly as chief technology officer of a multi-national company, provide him valuable insight into the biotechnology industry and enable him to provide expert guidance, as chair of our science and technology committee, to our management and board as we develop and implement our technology strategies and research collaborations. In addition, his former roles on scientific advisory boards to the Federal government have also given him extensive experience related to risk management and regulatory and policy matters. His service as a director of other public companies, and as a member of the governance committee and chair of the research committees of other public companies, also bring valuable perspectives to our board.

MONSANTO COMPANY 2015 PROXY STATEMENT	17

Proxy Item No. 1: Election of Directors Director Nominees and Retiring Director

Principal Occupation:

Retired Chairman and Chief Executive Officer, Lockheed Martin Corporation (“Lockheed”), a high technology aerospace and defense company. Executive Chairman, Lockheed, January 2013-January 2014; Chairman of the Board and Chief Executive Officer of Lockheed, 2010-2013; Chairman of the Board, President and Chief Executive Officer, Lockheed, 2005-2010; President and Chief Executive Officer, Lockheed, 2004-2005; President and Chief Operating Officer, Lockheed, 2000-2004; Chief Financial Officer, Lockheed, 1999-2001; Vice President Strategic Development, Lockheed, 1998-1999. Directorships in the Last Five Years: United States Steel Corporation; Lockheed Martin Corporation (former).

Robert J. Stevens First Became Director: August 2002 Age: 64

Qualifications:

Mr. Stevens has attained substantial experience in executive and operational roles during his career. He has expertise in areas such as finance, information technology, technology development, manufacturing, marketing, and human resources, and he has broad international business management experience. Mr. Stevens’ roles as CEO, president, COO and vice president of strategic development of a leading company in the defense industry have given him a deep understanding of the complexities of operating a global business, strategic planning, regulatory and legislative and public policy matters, all of which are valuable to us as a technology-driven company subject to significant regulatory and public policy oversight. In addition, his leadership as CEO, executive chairman and chairman has also afforded him the opportunity to develop corporate governance expertise that has enabled him to serve with distinction as our lead director and chair of our nominating and corporate governance committee. Having formerly served as a FORTUNE 50 CFO, he also has significant expertise in financial, risk management and compliance matters, which supports his service on the audit and finance committee.

Principal Occupation:

Chief Technology Officer, Colgate-Palmolive Company, (“Colgate”), a consumer products manufacturer, since 2011. Vice President Research and Development, Colgate, 2007-2011; Senior Vice President and Chief Science Officer for the Grocery Manufacturers Association, 2006-2007; Senior Vice President of Product Quality and Development at ConAgra Foods, Inc., 2002-2006; Senior Vice President of Research and Development, Grocery Products Development, at ConAgra Foods, Inc., 2000-2002.

Patricia Verduin, Ph.D. First Became Director: September 2015 Age: 56

Qualifications:

Dr. Verduin is a scientist with significant experience leading large global science, technology and innovation teams in the corporate setting. Her current role as CTO and prior roles as chief science officer and senior vice president of product quality and development and science and regulatory affairs at multi-national companies in the packaged food and consumer goods industries provide her valuable insight into the global food industry and enable her to provide expert guidance, as a member of our science and technology committee, to our management and board as we develop and implement our technology strategies and evaluate risk. Her experience working with the largest food industry trade association also has given her significant exposure to regulatory and government affairs.

18	MONSANTO COMPANY 2015 PROXY STATEMENT

Proxy Item No. 1: Election of Directors Director Nominees and Retiring Director

Retiring Director

Principal Occupation:

President, Podium Prose, a speaker’s bureau and speechwriting service founded in 2000; Founding Partner, The Directors’ Council, a corporate board search firm, October 2003-May 2005; Senior Vice President, Corporate and Public Affairs, PECO Energy Company (now Exelon), a diversified utility company, 1992-1998; Commissioner, Social Security Administration, 1989-1992. Public Company Directorships in the Last Five Years: Lockheed Martin Corporation; Marsh & McLennan Companies, Inc. (former).

Gwendolyn S. King First Became Director: February 2001 Age: 75

Qualifications:

Ms. King is an expert in external communications and has extensive experience related to public policy, government relations and governance and has had significant experience in stakeholder engagement. Ms. King’s senior advisory roles in two previous White House administrations and her service as a senior corporate affairs officer for a public utility have provided her expertise in matters relating to public policy, regulatory oversight and government relations. This experience and knowledge has enabled her to provide valuable perspectives to our management and as chair of our sustainability and corporate responsibility committee. In addition, Ms. King’s service on the board of the National Association of Corporate Directors, an advisory group of nominating and governance committee chairs, and the ethics, governance and executive committees of public companies on whose boards she has served, have provided her with significant corporate governance expertise and compliance experience, which have enhanced her ability to provide valuable contributions as a director of our board.

Ms. King is retiring from our board of directors at our 2016 Annual Meeting. Monsanto Company extends its sincere appreciation to Ms. King for the valuable contributions she has provided to our company during her fourteen years of service.

MONSANTO COMPANY 2015 PROXY STATEMENT	19

Proxy Item No. 1: Election of Directors Director Nominees and Retiring Director

Summary of Director Core Competencies

The following chart summarizes the competencies currently represented on our board; the details of each director’s competencies are included in each director’s profile.

Competency/Attribute	Boyce	Chicoine	Fields	Grant	Harper	Ipsen	King	Lutz	McMillan	Moeller	Parfet	Poste	Stevens	Verduin
Operating	●	●	●	●	●	●	●	●	●	●	●	●	●
Financial	●	●	●	●	●	●		●	●	●	●		●
International	●			●	●	●		●	●	●	●	●	●	●
Agriculture or Food Industry		●	●	●				●	●		●	●	●	●
Scientific/Technology/Information Technology		●		●		●					●	●	●	●
Risk/Crisis Management	●	●	●	●	●	●	●		●	●	●	●	●	●
Marketing	●		●	●	●	●	●	●	●				●	●
Government/Regulatory	●	●	●	●	●	●	●	●	●	●	●	●	●	●
Chemical/Commodity Industry	●			●	●			●	●		●
Governance/Business Conduct/Legal	●		●	●	●	●	●		●	●	●		●
Additional Information
Age	61	68	60	57	59	51	75	45	69	51	69	71	64	56
Tenure	2	6	7	12	9	5	14	1	15	4	15	12	13	<1
Other Public Company Boards	3	0	1	1	0	0	1	1	0	0	2	1	1	0

Average Age = 61 years	Average Tenure = 8.2 years	Average = < 1 Other Board
Age	Tenure	Other Public Company Boards

20	MONSANTO COMPANY 2015 PROXY STATEMENT

Corporate Governance and Ethics

At Monsanto, we are committed to effective corporate governance and high ethical standards. Corporate governance touches all aspects of our company and is an important part of both who we are and how we conduct ourselves every day.

As a company, our business decisions are guided by the core tenets of the Monsanto Pledge, our corporate governance guidelines and the charters of our board and its committees. The people of Monsanto have always been committed to the principles of a sound corporate governance program, and to fulfilling the commitments outlined in these documents.

We are pleased to share the components of our corporate governance program with you in this section of our proxy statement. In keeping with the spirit of the Monsanto Pledge, we hope this information gives you a sense of how our board members and employees strive to provide transparent and understandable information about Monsanto in an easily accessible way.

We encourage you to visit the Corporate Governance section of our website at www.monsanto.com/whoweare/pages/corporate-governance.aspx where you will find detailed information about Monsanto’s corporate governance programs and policies, including:

■	Corporate Governance Guidelines

■	Code of Ethics for Chief Executive and Senior Financial Officers

■	Codes of Conduct for Directors, Executives, Employees and Suppliers

■	Charters for our Board and Board Committees

■	Certificate of Incorporation and Bylaws

Hard copies of these documents may be obtained without charge by any shareowner upon request by contacting the Corporate Secretary, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167. Information on our website does not constitute part of this proxy statement.

MONSANTO COMPANY 2015 PROXY STATEMENT	21

Corporate Governance and Ethics Our Corporate Governance Framework

Our Corporate Governance Framework

Monsanto is committed to the values of effective corporate governance and high ethical standards. Our board believes that these values are conducive to strong business performance and creating long-term shareowner value. Our governance framework gives our highly experienced directors the structure necessary to provide oversight, advice and counsel to Monsanto.

Corporate Governance At A Glance

Board Independence	■	13 out of 14 of our directors are independent
	■	Our CEO is the only management director
Board Composition	■	Currently, the board has fixed the number of directors at 14
	■	The board regularly assesses its performance through board and committee self-evaluation
	■	The nominating and corporate governance committee leads the full board in considering board competencies and refreshment in light of company strategy
Board Committees	■	We have seven board committees – executive, audit and finance, nominating and corporate governance, people and compensation, restricted stock grant, science and technology, and sustainability and corporate responsibility
	■	With the exception of the executive committee (our chairman and CEO serves on this committee) all other committees are composed entirely of independent directors
Leadership Structure	■	Our chairman is CEO of our company. He interacts closely with our independent lead director
	■	The independent board members elect our lead director annually. Among other duties, our lead director chairs executive sessions of the independent directors to discuss certain matters without management present
Risk Oversight	■	Our full board is responsible for risk oversight, and has designated committees to have particular oversight of certain key risks. Our board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks
Open Communication	■	We encourage open communication and strong working relationships among the lead director, chairman and other directors
	■	Our directors have access to management and employees
Director Stock Ownership	■	Our directors are required to own 5,872 shares of our common stock - more than five times the portion of their annual base retainer payable in cash (or stock at the director’s election)
Accountability to	■	We use majority voting in uncontested director elections
Shareowners	■	As of our annual meeting, we will have a fully non-classified board with annual election of directors
	■	We have enabled our shareowners to nominate directors and have their eligible nominees included in the proxy statement with our nominees
	■	We actively reach out to our shareowners through our engagement program
	■	Shareowners can contact our board, lead director or management through our website or by regular mail
Management Succession Planning	■	The board actively monitors our succession planning and people development and receives regular updates on employee engagement, diversity and retention matters
	■	At least twice per year, the board reviews senior management succession and development plans
Sustainability and Corporate Responsibility	■	The board monitors our programs and initiatives on sustainability, environmental matters and social responsibility and engages directly with stakeholders

22	MONSANTO COMPANY 2015 PROXY STATEMENT

Corporate Governance and Ethics Our Board of Directors

Our Board of Directors

Our board of directors oversees, counsels and directs management in the long-term interest of Monsanto and our shareowners.

The board’s major responsibilities include:

■	overseeing the conduct of our business, assessing our business and other enterprise risks;

■	reviewing and approving our key financial objectives, strategic and operating plans, and other significant actions;

■	overseeing our processes for maintaining the integrity of our financial statements and other public disclosures, and our compliance with law and ethics;

■	evaluating CEO and senior management performance and determining executive compensation;

■	planning for CEO succession and monitoring management’s succession planning for other key executive officers; and

■	establishing our effective governance structure, including appropriate board composition and planning for board succession.

How We Select Our Director Nominees

Our board is responsible for nominating members and filling vacancies on the board that may occur between annual meetings of shareowners, based upon the recommendation of the nominating and corporate governance committee. The committee considers the company’s current needs and long-term and strategic plans, in the context of overall board refreshment, to determine the skills, experience and characteristics needed by our board.

The nominating and corporate governance committee has retained a search firm to assist it in identifying and evaluating potential candidates for our board, including most recently Patricia Verduin, Ph.D. The committee seeks input from other board members and senior management to evaluate nominees for director.

When evaluating potential candidates, the committee takes into consideration the Desirable Characteristics of Directors in our board charter, included on the following page, which includes consideration of diversity. Our board recognizes the value of diversity and considers how a candidate may contribute to the board in a way that can enhance perspective and judgment through diversity in gender, age, ethnic background, geographic origin, and professional experience. The committee also considers whether potential candidates will likely satisfy the independence standards for service on the board and its committees.

The board reviews its effectiveness in balancing these considerations through ongoing consideration of directors and nominees, as well as the board’s annual self-evaluation process.

BOARD REFRESHMENT

Our board maintains a robust, continuous process in which the members focus on identifying, considering and evaluating potential board candidates. Our nominating and corporate governance committee leads this process by considering prospective candidates at its meetings. In identifying appropriate candidates, supported by its outside consultants, in a thoughtful evaluation the committee is focused on aligning the skills, experience and characteristics of our board with the strategic development of the company. Among other things, the members aim to strike a balance between the knowledge that comes from longer-term service on the board with the fresh insights that can come from adding new members to the board. The following shows our board refreshment process:

Nominating and Corporate Governance Committee Oversight
Committee Chair: Robert J. Stevens, Lead Independent Director

Identification of Candidates	Assessment and Interviews	Nomination and Election	Onboarding

The nominating and corporate governance committee continuously reviews candidates identified by an independent search firm, taking into consideration the Desirable Characteristics of Directors.	The committee seeks input from other board members and senior management to evaluate nominees for director and interviews appropriate candidates to confirm their qualifications, interest and availability for board service.	Upon a recommendation from the nominating and corporate governance committee, the board of directors determines whether to elect a director candidate and optimal committee placement.	We conduct a comprehensive onboarding process for new directors, including site visits, to provide an understanding of our business, opportunities and challenges.

MONSANTO COMPANY 2015 PROXY STATEMENT	23

Corporate Governance and Ethics Our Board of Directors

SHAREOWNER NOMINATIONS OF DIRECTOR CANDIDATES

In fiscal 2015, we amended our bylaws to permit a group of up to 20 shareowners who have owned a minimum of 3% of our outstanding capital stock for at least three years to submit director nominees for up to 20% of the board for inclusion in our proxy statement, subject to complying with the requirements identified in our bylaws. Our board adopted the amendments following thoughtful discussions with shareowners regarding the evolving role of proxy access through our long-standing shareowner outreach program, as well as shareowner approval of a non-binding proposal requesting amendment of our bylaws to adopt proxy access. During our outreach discussions, our shareowners expressed support for the 20 shareowner group and up to 20% of the board formulation and a general flexibility on other proxy access provisions. Shareowners who wish to nominate directors for inclusion in our proxy statement or directly at an annual meeting in accordance with the procedures in our bylaws should follow the instructions under “Shareowner Proposals and Director Nominations for 2017 Annual Meeting” in this proxy statement.

DESIRABLE CHARACTERISTICS OF DIRECTORS

Personal Characteristics

Integrity and Accountability: High ethical standards, integrity and strength of character in his or her personal and professional dealings and a willingness to act on and be accountable for his or her decisions.

Informed Judgment: Demonstrate intelligence, wisdom and thoughtfulness in decision-making. Demonstrate a willingness to thoroughly discuss issues, ask questions, express reservations and voice dissent.

Financial Literacy: An ability to read and understand balance sheets, income and cash flow statements. Understand financial ratios and other indices for evaluating company performance.

Mature Confidence: Assertive, responsible and supportive in dealing with others. Respect for others, openness to others’ opinions and the willingness to listen.

High Standards: History of achievements that reflect high standards for himself or herself and others.

Core Competencies1

Accounting and Finance: Experience in financial accounting and corporate finance, especially with respect to trends in debt and equity markets. Familiarity with internal financial controls.

Business Judgment: Record of making good business decisions and evidence that duties as a director will be discharged in good faith and in a manner that is in the best interests of the company.

Management: Experience in corporate management. Understand management trends in general and in the areas in which the company conducts its business.

Crisis Response: Ability and time to perform during periods of both short-term and prolonged crisis.

Industry/Technology: Unique experience and skills in an area in which the company conducts its business, including science, manufacturing and technology relevant to the company.

International Markets: Experience in global markets, international issues and foreign business practices.

Leadership: Understand and possess skills and have a history of motivating high-performing, talented managers.

Strategy and Vision: Skills and capacity to provide strategic insight and direction by encouraging innovations, conceptualizing key trends, evaluating strategic decisions, and challenging the company to sharpen its vision.

Commitment to the Company

Time and Effort: Willing to commit the time and energy necessary to satisfy the requirements of board and board committee membership. Expected to attend and participate in all board meetings and board committee meetings in which they are a member. Encouraged to attend all annual meetings of shareowners. A willingness to rigorously prepare prior to each meeting and actively participate in the meeting. Willingness to make himself or herself available to management upon request to provide advice and counsel.

Awareness and Ongoing Education: Possess, or be willing to develop, a broad knowledge of both critical issues affecting the company (including industry-, technology- and market-specific information), and director’s roles and responsibilities (including the general legal principles that guide board members).

Other Commitments: In light of other existing commitments, ability to perform adequately as a director, including preparation for and attendance at board meetings and annual meetings of the shareowners, and a willingness to do so.

Stock Ownership: Complies with the Monsanto Company Executive and Director Stock Ownership Requirements.

[1]	The board as a whole needs the core competencies represented by at least several directors.

24	MONSANTO COMPANY 2015 PROXY STATEMENT

Corporate Governance and Ethics Our Board of Directors

Team and Company Considerations

Balancing the Board: Contributes talent, skills and experience that the board needs as a team to supplement existing resources and provide talent for future needs.

Diversity: Contributes to the board in a way that can enhance perspective and judgment through diversity in gender, age, ethnic background, geographic origin, and professional experience (public, private, and non-profit sectors). Nomination of a candidate should not be based solely on these factors.

DIRECTOR INDEPENDENCE

Our board charter provides that no more than two board members may be non-independent under the independence criteria set by the NYSE. Under the NYSE listing standards, for a director to be considered independent, the board must affirmatively determine that the director has no direct or indirect material relationship with Monsanto. The NYSE has also established enhanced independence standards applicable to members of our audit and finance committee and our people and compensation committee. Our board has established independence standards for determining director independence that conform to the NYSE’s independence criteria.

In evaluating director independence, the board considered the independence standards and relevant facts and circumstances. Any transactions, relationships and arrangements between a director and Monsanto that were within the NYSE’s standards and our independence standards, were considered immaterial, and were not considered by the board in evaluating director independence. Based upon this evaluation, the board has determined that the following directors are independent: Gregory H. Boyce, David L. Chicoine, Janice L. Fields, Arthur H. Harper, Laura K. Ipsen, Gwendolyn S. King, Marcos M. Lutz, C. Steven McMillan, Jon R. Moeller, William U. Parfet, George H. Poste, Robert J. Stevens and Patricia Verduin. Accordingly, 13 of our 14 directors are independent, and each of the following committees of the board is composed solely of independent directors:

■	the audit and finance committee;

■	the nominating and corporate governance committee;

■	the people and compensation committee;

■	the restricted stock grant committee;

■	the science and technology committee; and

■	the sustainability and corporate responsibility committee.

A complete guide to Monsanto’s Board of Directors’ Independence Standards may be found at http://www.monsanto.com/whoweare/pages/board-of-directors-charter.aspx.

Highly Independent Board

12 of our 13 nominees are Independent.

Executive Sessions of Independent Directors

Executive sessions of the independent members of the board are routinely held each time the board meets in person at a regularly scheduled meeting. This gives the independent directors an opportunity to discuss matters without the presence of management and then provide feedback to the chairman.

Board Leadership Structure

Monsanto is deeply focused on our corporate governance practices. We value independent board oversight as an essential component of strong corporate performance to enhance shareowner value. Our commitment to independent oversight is demonstrated by the fact that all of our directors are independent, except our chairman. In addition, all of the members of our board’s committees, except the executive committee, are independent.

Our board believes that its current leadership structure, in which the roles of chairman and CEO are held by one person, is best for Monsanto and its shareowners at this time. Hugh Grant is our chairman and CEO. In his dual role, Mr. Grant is able to use the in-depth focus and perspective gained in running the company to effectively and efficiently guide our board. He fulfills his responsibilities in chairing the board through close interaction with our lead director, Robert Stevens, who was elected by the independent directors of our board.

MONSANTO COMPANY 2015 PROXY STATEMENT	25

Corporate Governance and Ethics Our Board of Directors

The strong working relationships among the lead director, chairman and other directors are supported by a board governance culture that fosters open communications among the members, both during meetings and in the intervals between meetings. Open communication is important to develop an understanding of issues, promote appropriate oversight, and encourage the frank discussion of matters essential to leading a complex and dynamic enterprise.

ROLE OF THE LEAD DIRECTOR

The board has structured the role of our independent lead director to strike an appropriate balance to the combined chairman and CEO role and to fulfill the important requirements of independent leadership on the board.

As lead director, Mr. Stevens:

■	approves information sent to the board, meeting agendas for the board and meeting schedules to assure that there is sufficient time for discussion of all agenda items;

■	has the authority to call meetings of the board or meetings of the independent directors;

■	presides at executive sessions of the independent directors;

■	serves as the liaison between the chairman and the independent directors;

■	presides at all meetings of the board at which the chairman is not present;

■	is a member of the board’s executive committee;

■	is available to consult with the chairman and CEO about the concerns of the board;

■	is available to consult with any of our senior executives as to any concerns that executives might have; and

■	upon request, is available for consultation and direct communication with major shareowners.

See page 31 for information on communication with our lead director. While serving as lead director, Mr. Stevens has overseen the development and implementation of governance practices that support high levels of performance by members of the board. His leadership fosters a board culture of open discussion and deliberation, with a thoughtful evaluation of risk, to support sound decision-making. He encourages communication among the directors, and between management and the board, to facilitate productive working relationships. Working with our chairman and other members of the board, Mr. Stevens also ensures there is an appropriate balance and focus among key board responsibilities such as strategy development, review of operations, risk oversight, and management succession planning.

We will continue to re-examine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the company’s needs.

Board Policies and Practices

Our board of directors has adopted corporate governance policies to assist the board and its committees in the exercise of their responsibilities, several of which are described below and on the following page. Each board committee has a written charter that states its purposes, goals and responsibilities, as well as criteria and procedures for committee membership, the appointment and removal of members, committee structure and operations and reporting to the full board. The board and committee charters provide our shareowners key information about how our board functions.

BOARD SIZE

Currently, the board has fixed the number of directors on our board at 14 members (decreasing to 13 upon Ms. King’s retirement at the annual meeting). As of our 2016 annual meeting, our board will be fully declassified.

26	MONSANTO COMPANY 2015 PROXY STATEMENT

Corporate Governance and Ethics Our Board of Directors

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

Upon joining the board, directors are provided with an in-depth orientation about our company, including our business operations, strategy and governance and a visit to one of our facilities. New directors without previous experience as a director of a public company are expected to enroll in a director education program on corporate governance and director professionalism offered by a nationally recognized sponsoring organization. New directors with experience as a public company director are expected to participate in a comparable director education program offered at another board on which the director serves, if they have not recently attended such a program. We provide our directors with ongoing education opportunities, both at board meetings and through access to director education programs and other resources to assist them to remain abreast of developments in corporate governance and critical issues relating to the operation of public company boards. The board also conducts periodic visits to Monsanto facilities as part of its regularly scheduled board meetings.

BOARD SELF-ASSESSMENTS

The board conducts annual self-evaluations to determine whether it and its committees are functioning effectively and whether its governing documents continue to remain appropriate. Our board’s self-evaluation is facilitated by a wide range of questions related to topics including operations, composition of the board, responsibilities, governing documents and resources. As part of the board self-evaluation process, each director also conducts a self-evaluation, and our chairman conducts individual interviews with each board member. The process is designed and overseen by the nominating and corporate governance committee, which is chaired by our lead independent director, and the results of the evaluations are discussed by the full board.

Each committee, other than the executive committee and the restricted stock grant committee, annually reviews its own performance and assesses the adequacy of its charter, and reports the results and any recommendations to the board. The nominating and corporate governance committee oversees and reports annually to the board its assessment of each committee’s performance evaluation process.

BOARD OVERSIGHT OF MANAGEMENT SUCCESSION PLANNING

Our board and management consider succession planning and people development to be an integral part of the company’s long-term strategy. The people and compensation committee is responsible for monitoring our management succession and development plans and receives regular updates on employee engagement, diversity and retention matters, which are reported to the full board. At least twice annually, our full board reviews senior management succession and development plans with our CEO. Our CEO then presents to the independent directors his evaluations and recommendation of future candidates for the CEO position and other senior leadership roles and potential succession timing for those positions, including under emergency circumstances. The board also reviews and discusses development plans for individuals identified as high-potential candidates for senior leadership positions, and the board members interact with these candidates in formal and informal settings during the year.

Information about board refreshment can be found in the section titled How We Select Our Director Nominees.

Compensation Committee Interlocks and Insider Participation

No member of our people and compensation committee (Messrs. McMillan (Chair), Harper and Parfet, Ms. Fields and Ms. King) is or has been an officer or employee of our company or any of our subsidiaries. In addition, no member of our people and compensation committee has had any related person transactions that require disclosure under the SEC’s proxy rules and regulations.

Board Meetings, Committees and Membership

During fiscal 2015, our board of directors met six times and acted once by written consent. All directors attended 75% or more of the total meetings of the board and of the board committees on which they served at the time.

Our board charter formally encourages directors to attend the annual meeting of shareowners. Last year all of the directors then in office attended the meeting, with the exception of Mr. McMillan.

MONSANTO COMPANY 2015 PROXY STATEMENT	27

Corporate Governance and Ethics Our Board of Directors

Our board of directors has seven committees as outlined below.

BOARD COMMITTEE MEMBERSHIP

The following chart shows the fiscal 2015 membership and chairpersons of our board committees, committee meetings held and actions by written consent taken, and committee member attendance.

	Number of Meetings Held	Actions by Written Consent	Boyce	Chicoine	Fields	Grant	Harper	Ipsen	King	Lutz	McMillan	Moeller	Parfet	Poste	Stevens
Executive	1	0							1				1		1
Audit & Finance	11	0					10				11	11			11
Nominating & Corporate Governance	5	0			5				3		5	5
People & Compensation	6	1			6		5		5				6
Restricted Stock Grant	0	10
Science & Technology	5	0	5	5				5		5
Sustainability & Corporate Responsibility	5	0	5	5	5			5		5				5

Chairperson

BOARD COMMITTEES

The following chart shows the membership and chairpersons of our board committees and their roles and responsibilities.

Executive Committee

Members:
Messrs. Grant (Chair),
Parfet and Stevens and Ms. King

■	Directs the management of our business and affairs in the intervals between meetings of our board of directors (except for certain matters specifically retained by our board of directors or that are reserved for our entire board of directors by statute, our certificate of incorporation or our bylaws).

■	Actions of the executive committee are reported to the board of directors at its next regular meeting.

Audit and Finance Committee

Members:
Messrs. Parfet (Chair),
Harper, McMillan, Moeller and Stevens

All members of the audit and finance committee were determined to meet the independence and experience requirements of the NYSE listing standards. We determined that each of the members is financially literate and that Messrs. Parfet, McMillan, Moeller and Stevens are “audit committee financial experts” for purposes of SEC regulations.

Oversees:

■	the integrity of our financial statements;

■	the qualifications and independence of our independent registered public accounting firm;

■	the performance of our independent registered public accounting firm and internal audit staff;

■	our compliance with legal and regulatory requirements; and

■	our policies and practices for major financial risk exposures.

Nominating and Corporate Governance Committee

Members:
Messrs. Stevens (Chair),
McMillan and Moeller, Ms. Fields and Ms. King

All members of the nominating and corporate governance committee were determined to meet the independence listing standards of the NYSE.

■	Provides oversight of the corporate governance affairs of our board and company, including consideration of risk oversight responsibilities of our full board and its committees.

■	Identifies and recommends individuals to our board for nomination as members of the board and its committees, and recommends director orientation and continuing education.

■	Leads our board of directors and our board committees in annual reviews of their performance.

■	Reviews and advises on shareowner engagement and proposals received by the company.

28	MONSANTO COMPANY 2015 PROXY STATEMENT

Corporate Governance and Ethics Our Board of Directors

People and Compensation Committee

Members:
Messrs. McMillan (Chair),
Harper and Parfet, Ms. Fields and Ms. King

All members of the people and compensation committee were determined to meet the enhanced independence listing standards of the NYSE.

■	Establishes and reviews our executive compensation program and policies and seeks to ensure that our senior management is compensated in a manner consistent with the program and policies.

■	Establishes, reviews and monitors our overall compensation program for all our employees, other than senior management, and monitors our performance as it affects our employees.

■	Considers the impact of our compensation policies and practices in relation to our risk management objectives.

■	Monitors implementation of our management succession strategies and plans for our CEO and other members of senior management.

■	Performs or delegates, reviews and monitors Monsanto’s responsibilities for our retirement and welfare benefit plans.

■	Reviews our compensation program for non-employee directors and recommends appropriate changes to our board of directors.

Restricted Stock Grant Committee

Members:
Mr. McMillan (Chair)

■	Approves special awards of restricted stock units or restricted stock to non-officer employees.

Science and Technology Committee

Members:
Dr. Poste (Chair),
Messrs. Boyce and Lutz, Drs. Chicoine and Verduin and
Ms. Ipsen

■	Reviews and monitors our technology portfolio and information technology platforms, including as related to the budget, research and development infrastructure, intellectual property and regulatory matters.

■	Provides understanding, clarification and validation of the technical matters of our business to enable the board to make informed strategic business decisions and ensure that world class science is practiced at our company.

■	Identifies and investigates significant emerging science and technology issues.

■	Oversees the management of risks related to our technology portfolio and information technology platforms.

Sustainability and Corporate Responsibility Committee

Members:
Ms. King (Chair),
Messrs. Boyce and Lutz,
Drs. Chicoine, Poste and Verduin,
Ms. Fields and Ms. Ipsen

■	Reviews and monitors our performance as it affects matters relating to sustainability, the environment, communities, customers and other key stakeholders, including related risks and risks related to reputation.

■	Reviews issues affecting company products in the marketplace, including issues of agricultural biotechnology, and identifies and reviews significant emerging issues.

■	Receives periodic reports on the company’s business conduct program, progress related to the company’s Human Rights Policy, and the company’s charitable and political contributions and lobbying expenses, including authorizing funding for contributions and appointing senior management to manage political contributions.

■	Reports to the full board as to the status of our company’s programs and initiatives on sustainability, environmental matters and social responsibility.

Board Role in Risk Oversight and Assessment

As a technology company, taking risk is important to pursuing future growth for Monsanto. We must also manage our assets for the benefit of our company and our shareowners. But how do we ensure that we take the right risks?

Our board oversees management as it balances risk and reward opportunities, and is responsible for motivating and challenging management to properly assess, mitigate and take risks. In fulfilling its oversight responsibilities, our board receives periodic in-depth reports on management’s enterprise risk assessment process and frequent updates on management’s assessment of current and future risks. When requesting approval for a project, management is responsible for fully describing the relevant risks and mitigating factors to the board. The board is then able to fully assess the project within our risk-reward parameters.

MONSANTO COMPANY 2015 PROXY STATEMENT	29

Corporate Governance and Ethics Our Board of Directors

Our board oversees many risks at the board level, but allocates certain risks to its committees for a deeper review. The board also assigns some risks to multiple committees. This increases the effectiveness of our board’s oversight by taking into account the different perspectives of the various board committees, including their interactions with management. Each committee reports on its activities to the full board.

OUR BOARD AND COMMITTEE RISK OVERSIGHT RESPONSIBILITIES

This chart summarizes the key risk oversight responsibilities of our board and its committees.

Board or Committee	Risk Oversight Responsibilities
Board	Business strategy and major resource allocations
Risk assessment and policies developed by management
Executive succession
Business conduct and compliance
Crisis management
Audit and Finance Committee	Business operations
Major financial exposures
Compliance with regulatory requirements
Information technology/cyber-security
Business conduct
Executive Committee	Risk related to a specific approval item
Nominating and Corporate Governance Committee	Overall board governance
Board refreshment and operations
Compliance with regulatory requirements
Business conduct
People and Compensation Committee	Organizational development and engagement
Design of compensation programs
Compliance with regulatory requirements
Restricted Stock Grant Committee	Risk related to restricted stock awards
Science and Technology Committee	Scientific risks
Technology portfolio and intellectual property
Regulatory/product performance
Information technology
Sustainability and Corporate Responsibility Committee	Sustainability and the environment
Stewardship/regulatory
Community impact and reputation
Business conduct
Company participation in the political process

Our management has developed an enterprise risk management program to identify and prioritize risks, based on the potential significance of the risk. We have also implemented internal controls to mitigate certain risks and a certification process to check that controls are being followed and remain effective.

COMPENSATION-RELATED RISK

We regularly assess risks related to our compensation programs, including our executive compensation programs, and do not believe that the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on our company. At the people and compensation committee’s direction, its independent compensation consultant, Frederic W. Cook & Co., Inc. (“Cook & Co.”), and management provide ongoing information regarding compensation factors that could mitigate or encourage excessive risk-taking.

30	MONSANTO COMPANY 2015 PROXY STATEMENT

Corporate Governance and Ethics Shareowner Communication with our Board of Directors, Lead Independent Director and Monsanto

In addition, in August 2015, management provided a risk assessment of compensation programs to the committee for its review and consideration, and the committee again solicited input from Cook & Co. In its review, the committee considered the attributes of our compensation programs, including:

■	the balance between annual and longer-term performance opportunities to reduce the incentive to accelerate or delay performance and the fact that Financial Goal RSU awards to the CEO have the potential for continued vesting following employment;

■	performance measures tied to key, auditable measures of short-term and long-term performance to motivate sustained performance;

■	performance goals set at levels that are sufficiently high to encourage strong performance and support the resulting compensation expense, but within reasonably attainable parameters intended to discourage pursuit of excessively risky business strategies;

■	the fact that the committee determines goals for executive compensation awards in connection with the board’s deliberation of the company’s budget and strategic plans, and that the committee’s membership includes several members of the audit and finance committee, providing an appropriate link between financial performance and compensation;

■	the committee’s ability to exercise discretion under our compensation plans in certain circumstances when determining pay-outs of performance-based compensation;

■	our policy on recoupment of performance-based compensation for financial restatements as discussed on page 64; and

■	robust stock ownership requirements for our CEO and other executives intended to align executives’ interests with those of our shareowners.

Shareowner Communication with our Board of Directors, Lead Independent Director and Monsanto

Monsanto’s board of directors welcomes shareowner communications. Shareowners may contact our board, our lead independent director or other independent directors by email or regular mail:

INTERNET Go to our website at www.monsanto.com/whoweare/pages/contactourdirectors.aspx

MAIL

You may also send correspondence to: Monsanto

c/o David F. Snively, Corporate Secretary

(for our lead independent director use:

c/o Office of the Lead Director)

800 North Lindbergh Boulevard,
Mail Stop A3NA

St. Louis, Missouri 63167

We will review shareowner communications to determine whether a response by the board is appropriate. Shareowner emails to the board cannot contain attachments, and any attachments will be automatically removed. If you wish to provide additional materials with your communications, please use regular mail, sent to the address shown above.

Contacting Monsanto. While the board oversees management, it does not participate in day-to-day management functions or business operations. If you wish to submit questions or comments relating to these matters, please use the Contact Us Form on our website, which will help you to direct your message to the appropriate area of our company.

MONSANTO COMPANY 2015 PROXY STATEMENT	31

Corporate Governance and Ethics Policies and Practices That Guide and Govern Our Actions

Policies and Practices That Guide and Govern Our Actions

Our corporate governance and ethics policies enable us to manage our business in line with high standards of business practices and in the best interest of our shareowners. We re-evaluate our policies periodically to ensure they continue to meet our company’s needs.

In addition to our board of directors’ charters, we have adopted several other policies and practices that guide and govern the manner in which we act. We have listed some of our significant corporate governance practices and policies below.

Our Pledge

The Monsanto Pledge is our commitment to how we do business. It is a declaration that calls us to consider our actions and their impact broadly, and to lead responsibly. It drives us to engage with societal stakeholders in order to better hear and understand their issues of concern and how we can improve our performance and impact. The Pledge also helps us to convert our values into actions, and to make clear who we are and what we champion. Our annual Sustainability Report describes many of the ways in which we have implemented the Pledge.

Code of Business Conduct

At Monsanto, we are committed to building relationships based on integrity. Integrity, in alignment with our Pledge, helps us earn and retain the trust of people with whom we do business. Our board has adopted a Code of Business Conduct that applies to everyone at Monsanto — our directors, officers and employees. In addition, the Monsanto Supplier Code of Conduct applies to actions taken on our behalf by persons representing our company such as consultants, agents, sales representatives, distributors, suppliers and independent contractors, who are expected to act consistently with these commitments when performing services on our behalf.

The employee Code of Business Conduct provides guidance on and expresses our commitment to safety and health, protecting the environment, fair dealing, proper stewardship of our products, use of company resources, and accurate communication about our finances and products. It also addresses the many legal and ethical facets of integrity in business dealings with customers, suppliers, investors, the public, governments that regulate Monsanto and the communities where we do business. Our Code of Business Conduct has been translated into more than 31 languages and is distributed to our employees, who are required to affirm their commitment to the Code on an annual basis. Our Supplier Code of Conduct extends these commitments to third party providers to clarify Monsanto’s expectations that we will choose to do business only with those who share our values and is available at www.monsanto.com/whoweare/pages/supplier-code-of-conduct.aspx.

Confidential Employee Hotline Through a board chartered global business conduct office, we implement compliance and ethics initiatives through working groups and dedicated facilitators in each of our global business regions. Employees have access to a multi-language capable guidance line and website operated by an independent service provider that is available worldwide for the receipt of complaints regarding accounting, internal controls and auditing matters, and have in place procedures for the anonymous submission of employee concerns regarding accounting or auditing matters and a policy prohibiting retaliation for good-faith reporting. Where allowed by local law, employees may submit a complaint or question via reporting to our third party service provider that maintains 24/7 availability and language accommodation, an internal toll-free telephone number or a special email mailbox dedicated to business conduct matters.

Financial Governance — Code of Ethics

We have adopted a code of ethics that applies to our chief executive officer and the senior leadership of our finance department, including our chief financial officer and our controller. As a public company, it is important that our filings with the SEC be accurate and timely. Our internal audit function maintains important oversight over the key areas of our business and financial processes and controls, and reports regularly to our audit and finance committee.

32	MONSANTO COMPANY 2015 PROXY STATEMENT

Corporate Governance and Ethics Policies and Practices That Guide and Govern Our Actions

Shareowner Rights Policy

We do not have a shareowner rights plan (commonly known as a poison pill) and are not currently considering adopting one. Our board’s policy is that it will only adopt a shareowner rights plan if either (1) the shareowners approve it or (2) the board makes a determination that it is in the best interests of the shareowners to adopt a shareowner rights plan without the delay that would be required in order to seek shareowner approval.

Charitable Contributions

Under our Charitable Contributions Policy adopted by the board, if Monsanto is requested by a director to make a charitable contribution, then it must be reviewed by the chair of the nominating and corporate governance committee (or the full committee, if the committee chair makes such a request). They will determine whether the donation would impair the director’s independence.

Human Rights

Our Human Rights Policy was adopted in April 2006. The policy is grounded in international standards and is an important expression of our values as described in the Monsanto Pledge. It provides a framework to hold us accountable to advance, support and respect human rights in the course of our business. We work to identify and do business with partners who conduct their businesses with ethical standards that are consistent with this policy, and we work with those business partners in the spirit of continuous improvement. In the development of our policy there was recognition by both Monsanto business leaders and external stakeholders that the continuous improvement approach would be the most effective and honest model to address these complex and multifaceted issues on a consistent basis.

Political Contributions

We are committed to participating constructively in the political process, as we believe participation is essential to our company’s long-term success. Our participation in the political process includes contributions to political candidates in a manner that is compliant with all applicable laws and reporting requirements. We have established effective governance processes including oversight by our sustainability and corporate responsibility committee regarding political contributions made by our company. Please see our website for more information about the ways in which we participate in the political process and contributions we have made.

Stakeholder Engagement

Talking to our stakeholders, whether it’s our farmer customers, employees, or investors, has always been an important part of how we do business.

In 2011, we began a more formalized stakeholder engagement program. The conversations not only included our business activities, but also our mission, values and commitments to sustainability. We brought many internal and external stakeholders to the table with our board of directors, its committee dedicated to sustainability and the leaders of Monsanto — through in-person meetings and surveys — to share, debate and find common ground. During these stakeholder engagement sessions, there was one thing we heard loud and clear: Do a better job at opening up and engaging society.

We consider it vital that our stakeholder engagement is inclusive, flexible and open to all audiences and ideas. We value the views of our shareowners and other stakeholders and make it a practice to solicit input and engage in dialogue throughout the year about various topics, including those relating to environmental, social and governance matters. For additional information regarding our shareowner outreach program, see page 48.

Related Person Transactions Policy

Our board has adopted a written policy regarding the review, approval or ratification of “related person transactions.”

A “related person” is defined under the applicable SEC rule and includes our directors, executive officers, beneficial owners of 5% or more of our common stock, and each of their immediate family members.

MONSANTO COMPANY 2015 PROXY STATEMENT	33

Corporate Governance and Ethics Policies and Practices That Guide and Govern Our Actions

Under the written policy, our nominating and corporate governance committee generally is responsible for reviewing, approving or ratifying any related person transactions covered by SEC rules. It will approve a transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of the company and its shareowners. Here is a description of matters reviewed by the nominating and corporate governance committee under this policy:

■	William Sherk, our crop protection business lead in Canada, is a brother-in-law to our executive officer Kerry Preete. Mr. Sherk’s compensation has been established in accordance with our ordinary employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities and he is eligible to participate in our employee benefit programs on the same basis as other similarly situated employees. Further, a procedure has been put in place under which Mr. Begemann, our president and COO, has been involved in approving any special pay actions and awards for Mr. Sherk. During fiscal 2015, Mr. Sherk received annual base pay of approximately $114,531. He also received an annual incentive award for fiscal 2015 of approximately $15,983. These amounts are based on a September 1, 2015 exchange rate. In October 2015, Mr. Sherk was granted 280 stock options and 74 restricted stock units under our long-term incentive plan.

Our Commitment to Sustainability

is a key component of who we are. Through our Sustainability and Corporate Responsibility Committee, we’re addressing critical issues and engaging with stakeholders about our progress.

Sustainability and Corporate Responsibility

Our long-standing commitment to sustainability is embedded in our core business strategy, operations and products as evidenced by our progress against our broad-ranging standing commitments. We are focused on how Monsanto can contribute to the 2030 Agenda of the United Nations and advancement of the Global Goals through improving lives by helping make balanced meals accessible to all while using resources more efficiently.

Sustainability is a core value at Monsanto which warrants our continuous focus and commitment to improvement across the organization. In May 2015, we published our first full sustainability report that adhered to the Core option of the Global Reporting Initiative (“GRI”) G4 Sustainability Reporting Guidelines, covering primarily fiscal 2014 data and activities. Our 2014 Report is available at http://www.monsanto.com/whoweare/pages/corporate-sustainability-report.aspx. We plan to issue another GRI G4 Core report early in 2016, which will focus mainly on fiscal 2015 data and activities.

HIGHLIGHTS OF OUR CURRENT SUSTAINABILITY COMMITMENTS AND 2014 REPORT:
FROM THE INSIDE OUT

Water

■ We pledged to increase irrigation water application efficiency across our global seed production operations by 25% by 2020.

■ As the first agriculture company to sign onto the World Business Council for Sustainable Development WASH Pledge, Monsanto reinforced and formalized our longstanding commitment to ensuring safe drinking water and adequate sanitation for employees.

Climate

■ We pledged to:

– reduce our operational greenhouse gas emissions intensity in our crop protection operations by 22% by 2020; and

– help farmers use nutrients more efficiently and curb greenhouse gas emissions on 1 million acres in the United States by 2020.

Biodiversity

■ We committed to help support and fund a broad public-private partnership to expand and improve more than 10 million acres of monarch butterfly/ pollinator habitats on public and private lands in overwintering sites and throughout the monarch breeding range working with the Keystone Policy Center and its Monarch Collaborative and the National Fish and Wildlife Foundation Monarch Butterfly Conservation Fund.

34	MONSANTO COMPANY 2015 PROXY STATEMENT

Corporate Governance and Ethics Policies and Practices That Guide and Govern Our Actions

Awards and Recognition

Third parties regularly recognize our employees’ innovation, leadership, and workplace satisfaction. We are pleased to highlight some of these awards here.

Corporate Reputation and Leadership	Science and Technology
World’s Most Admired Companies FORTUNE Magazine 2014, 2015 Highest Rated CEOs Glassdoor 2015 40 Best Companies for Leaders Chief Executive Magazine 2012, 2013 World’s Most Innovative Companies	50 Smartest Companies MIT Technology Review 2014 Top Science Employers Science Magazine 2010, 2011, 2012, 2013, 2014, 2015 Top 100 Global Innovators Thomson Reuters 2012 Top 100 Employers in IT	Ranked 52 out of 500 U.S. companies in NEWSWEEK’S 2015 Green Rankings
FORBES 2013	Computerworld 2009, 2011, 2012, 2013, 2015
World’s Best Multinational Workplaces Great Place to Work® 2012, 2013, 2014, 2015
Diversity

Corporate Social Responsibility and Sustainability

Global 100 Most Sustainable Corporations in the World Index

Corporate Knights 2014

100 Best Corporate Citizens

Corporate Responsibility Magazine 2013, 2014, 2015

2013 ND-GAIN Corporate Adaptation Award

Notre Dame Global Adaptation Index 2013

Top 50 Companies for Diversity

Diversity Inc. 2009, 2010, 2011, 2012, 2013, 2014, 2015

Top 50 Companies for Executive Women

National Association for Female Executives (NAFE) 2013

Best Place to Work for LGBT Equality

The Human Rights Campaign Foundation 2010, 2011, 2013, 2014, 2015

Top Diversity Employer

Black EOE Journal 2015 Top 50 Employers (of minority engineers) Minority Engineer 2012, 2013

MONSANTO COMPANY 2015 PROXY STATEMENT	35

Compensation of Directors

Our non-employee director compensation program (the “Directors’ Plan”) is designed to attract highly-qualified individuals to serve on our board and to align their interests with those of our shareowners. Mr. Grant is our sole employee director and does not participate in the Directors’ Plan or otherwise receive compensation for his services as a director.

Our people and compensation committee reviews our director compensation program at least annually to determine whether the program remains appropriate and competitive, and recommends any changes to our full board of directors for consideration and approval.

Our Board of Directors 2015 Compensation Program

Before the start of fiscal 2015, our people and compensation committee considered the design of our director compensation program. The committee reviewed information and recommendations from management, using data from Towers Watson & Co. for the same comparator group of companies the committee uses for determining compensation for our executives. Our Executive Compensation Comparator Group is described on page 55. The committee also considered input from Cook & Co. After reviewing the information, the committee determined that the plan design continued to align with market trends but that the amount of our directors’ annual base retainer was below the median range of our comparator group. The committee considered and recommended to our board of directors that the annual base retainer be increased from $235,000 to $245,000. Our board of directors approved the recommended increases, effective September 1, 2014. The committee determined to recommend no other changes to the director compensation program.

Summary of Directors’ Compensation Plan for Fiscal 2015:

	Compensation Type	Amount		Form of Payment
Annual Retainer (Components)	Base retainer	$245,000	■	50% – Deferred stock:
	Additional retainer amount for service as lead director	$ 50,000	■	50% – Director’s election of:
	Additional retainer amount for chair of the audit and finance committee	$ 35,000		– deferred stock, – restricted stock, – deferred cash, or – current cash
	Additional retainer amount for chairs of the people and compensation and nominating and corporate governance committees	$ 25,000
	Additional retainer amount for chairs of the science and technology and sustainability and corporate responsibility committees	$ 20,000	See below for a description of these forms of payment and method for determining the number of shares of deferred and/or restricted stock
	Additional retainer amount for members of the audit and finance, people and compensation, and nominating and corporate governance committees (other than the chairs)	$ 15,000
Initial Equity Grant	One-time equity grant for new directors; value determined by dividing the current base retainer amount by the closing stock price on service commencement date	$245,000	Restricted stock that vests three years from grant date

36	MONSANTO COMPANY 2015 PROXY STATEMENT

Compensation of Directors Our Board of Directors 2015 Compensation Program

Deferred Stock	■	This is common stock that is delivered at a specified time in the future. Earned shares are credited in the form of hypothetical shares to a stock unit account at the beginning of each plan year and vest in installments as of the last day of each calendar month, but only if a director remains a member of our board of directors on that day. All hypothetical shares in each director’s account are credited with dividend equivalents, also in the form of hypothetical shares. No director has voting or investment power over any deferred shares until distributed in accordance with the terms of the Directors’ Plan, generally upon termination of service.
Restricted Stock	■	This is common stock that vests and is delivered over the course of the year in accordance with specified terms. Restricted stock vests in installments on the last day of each calendar month, but only if the director remains a member of our board of directors on that day. Any restricted stock granted to a non-employee director entitles the director to all rights of a shareowner with respect to common stock for all such shares issued in his or her name. This includes the right to vote the shares and to receive dividends or other distributions paid or made with respect to such shares. Dividends and other distributions are withheld and delivered with the restricted stock as it vests.
Cash/Deferred Cash	■	Any portion of a non-employee director’s aggregate annual retainer not paid in the form of deferred stock or restricted stock will be paid in cash, either in monthly installments on the last day of each calendar month or on a deferred basis, as elected by the director. Any deferred cash is credited to a cash account that accrues interest at the average Moody’s Baa Bond Index Rate, as in effect from time to time.

Director expenses and other benefits Our non-employee directors are reimbursed for expenses incurred in attending board, committee and shareowner meetings and for expenses associated with other board activities, such as director education programs, and they are insured under our travel accident policy while traveling on company business. They may use corporate aircraft, when available, for transportation to and from meetings and other business functions. Personal use of our aircraft by directors is limited and considered a perquisite. The board has granted Mr. Lutz $7,500 in annual compensation to offset costs he may incur to manage additional tax reporting and financial obligations related to earning director income in the United States.

Matching gift program We will match donations made to eligible educational, arts, cultural or other charitable institutions. Gifts will be matched in any calendar year up to a maximum of $5,000. While our directors participate in the program on the same basis as our employees, SEC rules require that the amount of a director’s participation in a charitable matching program be disclosed.

Stock ownership requirement At the same time our board approved non-employee director compensation for fiscal 2015, it reviewed our non-employee director stock ownership requirements and determined it aligned with median market practices of our comparator group. Beginning in fiscal 2014, each of our non-employee directors was required to attain ownership of 5,872 shares of Monsanto common stock (equal in value to five times the elective portion (or one-half) of the annual base retainer as of September 1, 2013, or $587,500 in total). We will recalibrate the number of shares required to be held by each non-employee director at the beginning of our fiscal 2017. Shares may be counted toward these requirements whether held directly or through a spouse, a retirement plan or a retirement account. However, unvested restricted stock will not be counted. Until a director has met the requirement, he or she must retain 25% of the pre-tax number of shares received upon vesting of restricted stock or settlement of other equity-based award granted under the Directors’ Plan. The people and compensation committee reviews progress toward meeting the requirements at least annually. As of August 31, 2015, all of our directors are in compliance with our stock retention requirements, and all but our newest director satisfied our stock ownership requirements.

Changes for fiscal 2016 In June and August 2015, our people and compensation committee again considered the design of our director compensation program and reviewed information and recommendations from management, as well as data and analyses from Cook & Co. and Towers Watson & Co. After reviewing the information, the committee determined that the plan design continued to align with market trends, and that the amount of our directors’ annual base retainer was near but slightly below the 50th percentile of our comparator group. The committee recommended to our board that no changes be made to the director compensation program for fiscal 2016.

MONSANTO COMPANY 2015 PROXY STATEMENT	37

Compensation of Directors Director Compensation Table

Director Compensation Table

The following presents compensation to our non-employee directors for their services in fiscal 2015.

	Fees Earned or	Stock	All Other
Name	Paid in Cash ($)[1]	Awards ($)[2]	Compensation ($)[3]	Total ($)
Gregory H. Boyce	122,473	122,473	0	244,946
David L. Chicoine, Ph.D.	122,500	122,473	5,000	249,973
Janice L. Fields	137,508	137,508	0	275,016
Arthur H. Harper	137,508	137,508	5,000	280,016
Laura K. Ipsen	122,553	122,473	0	245,026
Gwendolyn S. King	147,500	147,454	5,000	299,954
Marcos M. Lutz	129,973	122,473	0	252,446
C. Steven McMillan	150,000	149,998	0	299,998
Jon R. Moeller	137,500	137,508	0	275,008
William U. Parfet	147,500	147,454	0	294,954
George H. Poste, Ph.D., D.V.M.	132,500	132,535	5,000	270,035
Robert J. Stevens	167,519	167,519	5,000	340,038
Patricia Verduin, Ph.D.[4]	0	0	0	0
1	Fees Earned or Paid in Cash The amounts shown in this column represent the elective half of the aggregate annual retainer payable to each director under the Directors’ Plan. For fiscal 2015, the following directors elected to receive deferred stock: Ms. Fields, 1,189 shares; Ms. Ipsen, 636 shares; and Mr. Stevens, 1,448.5 shares. The following directors elected to receive restricted stock: Mr. Boyce, 1,059 shares; Mr. Harper, 1,189 shares; and Mr. Lutz, 1,059 shares. The following director elected to receive deferred cash: Ms. Ipsen. The following directors elected to receive current cash: Dr. Chicoine, Ms. King, Mr. McMillan, Mr. Moeller, Mr. Parfet and Dr. Poste. Each amount constitutes the aggregate grant date fair value of the equity awards for fiscal 2015 calculated in accordance with FASB ASC Topic 718, and because the equity awards were granted on the first day of the fiscal year and were fully vested at the end of the fiscal year, there was no unrecognized compensation expense for financial statement reporting purposes for fiscal 2015. For Mr. Lutz, this amount includes compensation paid to offset increased accounting and tax preparation costs.

2	Stock Awards The amounts shown in this column represent the non-elective half of the aggregate annual retainer. The number of deferred shares granted to each director related to the non-elective half of the aggregate annual retainer was: Mr. Boyce, 1,059; Dr. Chicoine, 1,059; Ms. Fields, 1,189; Mr. Harper, 1,189; Ms. Ipsen, 1,059; Ms. King, 1,275; Mr. Lutz, 1,059; Mr. McMillan, 1,297; Mr. Moeller, 1,189; Mr. Parfet, 1,275; Dr. Poste, 1,146; and Mr. Stevens, 1,448.5. Each amount constitutes the aggregate grant date fair value of the equity awards for fiscal 2015 calculated in accordance with FASB ASC Topic 718, and because the equity awards were granted on the first day of the fiscal year and were fully vested at the end of the fiscal year, there was no unrecognized compensation expense for financial statement reporting purposes in fiscal 2015.

The aggregate number of shares of unvested restricted stock held by directors as of Aug. 31, 2015 was: Mr. Boyce, 2,086 shares; and Mr. Lutz, 1,956 shares.

3	Other Compensation The amounts shown in this column represent a contribution by the company’s charitable fund pursuant to its charitable matching program described above.

4	Dr. Verduin was elected to our board in fiscal 2016. She did not receive any compensation for services in fiscal 2015.

38	MONSANTO COMPANY 2015 PROXY STATEMENT

Stock Ownership of Management and Certain Beneficial Owners

Information is listed below regarding beneficial ownership of our common stock, to the extent known to us, by:

■	each person who is a director or nominee;
■	each proxy officer;
■	all current directors and executive officers as a group; and
■	each person known to us to be the beneficial owner of 5% or more of our common stock.

Except as otherwise noted, each person has sole voting and investment power as to his or her shares. All information is provided as of November 1, 2015, except as otherwise noted.

	Shares of Common	Shares Underlying
	Stock Owned	Options Exercisable
	Directly or	Within		% of Class
Name	Indirectly (#)[1,2,3]	60 Days (#)[4]	Total (#)[5]	Held
Hugh Grant	393,213	1,142,253	1,535,466	*
Gregory H. Boyce	9,900	0	9,900	*
David L. Chicoine, Ph.D.	11,947	0	11,947	*
Janice L. Fields	22,881	0	22,881	*
Arthur H. Harper	41,744	0	41,744	*
Laura K. Ipsen	13,964	0	13,964	*
Gwendolyn S. King	47,157	0	47,157	*
Marcos M. Lutz	6,464	0	6,464	*
C. Steven McMillan	53,573	0	53,573	*
Jon R. Moeller	9,112	0	9,112	*
William U. Parfet	371,749	0	371,749	*
George H. Poste, Ph.D., D.V.M.	34,630	0	34,630	*
Robert J. Stevens	70,219	0	70,219	*
Patricia Verduin, Ph.D.	3,233	0	3,233	*
Pierre C. Courduroux	33,934	138,952	172,886	*
Brett D. Begemann	131,365	271,049	402,414	*
Robert T. Fraley, Ph.D.	96,739	185,000	281,739	*
David F. Snively	51,196	32,413	83,609	*
CURRENT DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (26 PERSONS)	1,673,751	2,190,809	3,864,560
The Vanguard Group[6]	30,555,473	0	30,555,473	6.31%
BlackRock, Inc.[7]	28,032,307	0	28,032,307	5.3%

* less than 1%

Shares of Common Stock Owned Column

1	Includes the following shares of deferred stock deliverable within 60 days after Nov. 1, 2015 to each non-employee director as compensation under the Directors’ Plan: Mr. Boyce, 3,204; Dr. Chicoine, 9,556; Ms. Fields, 21,627; Mr. Harper, 13,870; Ms. Ipsen, 8,538; Ms. King, 43,805; Mr. Lutz, 1,849; Mr. McMillan, 53,573; Mr. Moeller, 6,367; Mr. Parfet, 53,600; Dr. Poste, 33,494; Mr. Stevens, 60,219; Dr. Verduin, 401; and directors as a group, 310,103.

2	Includes 68,640 shares underlying Financial Goal RSUs (34,320 pre-split shares) awarded to Mr. Grant as part of his fiscal 2004 long-term incentive compensation. Mr. Grant elected to defer receipt of the shares until his retirement.

3	Includes the indicated number of shares of our common stock beneficially owned by the following individuals under our Savings and Investment Plan: Mr. Grant, 7,046; Mr. Courduroux, 1,162; Mr. Begemann, 6,783; Dr. Fraley, 3,953; Mr. Snively, 0; and current executive officers as a group, 48,635. Also, includes the indicated number of shares of our common stock underlying fiscal 2013 Financial Goal RSU performance awards, vesting within 60 days of Nov. 1, 2015: Mr. Grant, 55,527; Mr. Courduroux, 13,882; Mr. Begemann, 17,354; Dr. Fraley, 17,354; Mr. Snively, 11,107; and current executive officers as a group, 145,301. Includes restricted stock units vesting within 60 days of Nov. 1, 2015 for current officers as a group, 15,794.

Excludes the indicated number of hypothetical shares of our common stock credited to a bookkeeping account as deferred compensation in the name of the following individuals under our Savings and Investment Parity Plan: Mr. Grant, 43,667; Mr. Courduroux, 0; Mr. Begemann, 11,475; Dr. Fraley, 6,865; and Mr. Snively, 92; and current executive officers as a group, 94,024; and hypothetical shares of our common stock credited to a bookkeeping account as deferred compensation in the name of the following individuals under our Deferred Payment Plan: Mr. Begemann, 9,972; and current executive officers as a group, 11,898.

MONSANTO COMPANY 2015 PROXY STATEMENT	39

Stock Ownership of Management and Certain Beneficial Owners Section 16(a) Beneficial Ownership Reporting Compliance

4	Shares Underlying Options Column The SEC deems a person to have beneficial ownership of all shares that he or she has the right to acquire within 60 days. For purposes of this table, we have used Dec. 31, 2015 as the cut-off date, which is 60 days after Nov. 1, 2015. The shares indicated represent shares underlying stock options granted under our equity incentive plans. The shares underlying options cannot be voted.

5	Total % Of Beneficial Ownership Column The percentage of shares of our outstanding common stock, including Financial Goal RSUs, restricted stock units and options deliverable or exercisable within 60 days after Nov. 1, 2015, beneficially owned by any director or executive officer individually does not exceed 1%, and by all current directors and executive officers as a group is approximately 0.9%.

6	Vanguard Information is based on a Schedule 13G/A filed with the SEC on Feb. 9, 2015, filed by The Vanguard Group (“Vanguard”). Vanguard reported beneficial ownership of 30,555,473 shares. Vanguard had sole power to vote 849,987 shares and sole dispositive power for 29,768,048 shares. Vanguard had shared dispositive power over 787,425 shares, and no shared voting power for any of the shares. Vanguard’s business address is 100 Vanguard Blvd., Malvern, PA 19355.

7	BlackRock Information is based on a Schedule 13G/A filed with the SEC on Jan. 12, 2015, filed by BlackRock, Inc. (“BlackRock”). BlackRock reported beneficial ownership of 25,976,067 shares of common stock. BlackRock had sole power to vote 21,680,797 shares and sole dispositive power over 25,934,470 shares. Blackrock reported shared voting and dispositive power over 41,597 shares. BlackRock’s business address is 55 East 52nd Street, New York, NY 10022.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires all our executive officers and directors and persons owning more than 10% of any registered class of our capital stock to file reports of ownership and changes in ownership with the SEC. Based solely on the reports received by us or filed with the SEC and on written representations from reporting persons, we believe that all such persons complied with all applicable filing requirements during fiscal 2015, with the exception of Tom Hartley, for whom the company inadvertently neglected to file one Form 4, reporting one transaction late. The company reported one transaction late for each of Messrs. Begemann, Courduroux, Frank, Grant, Mizell, Preete and Snively and Drs. Stern and Fraley, Ms. Holloway and Ms. Ringenberg in fiscal 2016, inadvertently omitting disclosure of Financial Goal RSUs for which the performance determination was made in October 2015.

40	MONSANTO COMPANY 2015 PROXY STATEMENT

Report of the Audit and Finance Committee

The audit and finance committee operates under a charter adopted and amended from time to time by our company’s board of directors. The committee has numerous responsibilities including:

■	oversight related to the audited and interim financial statements,

■	oversight of financial compliance, risks and disclosure matters,

■	appointment and oversight of the company’s independent registered public accounting firm,

■	pre-approval and oversight of audit fees and services, and audit and non-audit fees and services provided by the company’s independent registered public accounting firm, and

■	oversight of the company’s internal audit function.

Please see the committee’s charter for a description of requirements for its members and its responsibilities at
www.monsanto.com/whoweare/pages/audit-and-finance-committee.aspx.

AUDIT AND FINANCE COMMITTEE MEMBERSHIP REQUIREMENTS AND QUALIFICATIONS

One of the requirements contained in the committee charter is that all committee members meet the independence and experience requirements of the listing standards of the NYSE. Our board of directors believes that all members of the committee meet these requirements and are “independent,” as that term is used in relevant SEC rules. In addition, our board has determined that each of the members of the committee is financially literate and that Messrs. Parfet, McMillan, Moeller and Stevens are “audit committee financial experts” for purposes of the rules of the SEC. Under the committee’s charter, no director may serve as a member of the committee if he or she serves on the audit committee of more than two other public companies unless our board of directors determines that such simultaneous service would not impair his or her ability to serve effectively on the committee.

FINANCIAL STATEMENTS

In reliance on the reviews and discussions referred to below, and exercising our business judgment, the committee has recommended to our board of directors (and our board has approved) that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2015, for filing with the SEC. In fulfilling our responsibilities, the committee, among other things, has reviewed and discussed the audited financial statements contained in the 2015 Form 10-K with the company’s management and Deloitte & Touche LLP.

Management, which is responsible for the financial statements and the reporting process, including the system of internal control over financial reporting, has advised the audit and finance committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States. Further, Deloitte & Touche LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, has opined to the shareowners that the audited financial statements conform with such accounting principles. In addition, the committee discussed with Deloitte & Touche LLP the matters required to be discussed under PCAOB standards, and Deloitte & Touche LLP’s independence from the company and its management, including the matters in the written disclosures and letter received by the committee, as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the committee concerning independence.

Members of the committee rely, without independent verification, on the information and representations provided to them by management and on the representations made to them by Deloitte & Touche LLP. Accordingly, the oversight provided by the committee should not be considered as providing an independent basis for determining that management has established and maintained appropriate internal control over financial reporting, that the financial statements have been prepared in accordance with accounting principles generally accepted in the United States, or that the audit of the company’s financial statements by Deloitte & Touche LLP has been carried out in accordance with auditing standards generally accepted in the United States.

AUDIT AND FINANCE COMMITTEE

Chair: William U. Parfet

Members: Arthur H. Harper, C. Steven McMillan, Jon R. Moeller, Robert J. Stevens

MONSANTO COMPANY 2015 PROXY STATEMENT	41

Proxy Item No. 2: Ratification of Independent Registered Public Accounting Firm

Our audit and finance committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2016, and deems the appointment to be in the best interest of the company and its shareowners. The committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm.

We are asking our shareowners to ratify this appointment as a matter of policy.

The committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareowners do not ratify the appointment, the committee may investigate the reasons for shareowner rejection and may consider whether to retain Deloitte & Touche LLP or to appoint another independent registered public accounting firm.

Even if the appointment is ratified, the committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our shareowners or our company.

Deloitte & Touche LLP has served as our independent registered public accounting firm since 2000. A formal statement by representatives of Deloitte & Touche LLP is not planned for the annual meeting. However, Deloitte & Touche LLP representatives are expected to be present at the meeting and available to respond to appropriate questions.

SERVICES AND FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

During and in connection with fiscal 2015, we engaged Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (which we collectively refer to as “Deloitte”) as our independent registered public accounting firm and to provide other professional services. The table below shows an estimate of the fees that we expect to be billed for audit services for fiscal 2015, as well as the fees expected to be billed by Deloitte with respect to audit-related, tax and all other services rendered during that period. In addition, the table shows the fees billed by Deloitte for audit, audit-related, tax and all other services during or in connection with fiscal 2014.

Description of Professional Service	Amount Billed ($)
	2015 Fiscal Year	2014 Fiscal Year
Audit Fees — professional services rendered for the integrated audit of our annual consolidated financial statements and internal control over financial reporting, reviews of the consolidated financial statements included in Form 10-Qs, accounting consultation, consents related to other filings with the SEC, and statutory and regulatory audits required for foreign jurisdictions	11.6 million	11.8 million
Audit-Related Fees — assurance and related services that are reasonably related to the performance of the audit or review of financial statements, including employee benefit plan audits, due diligence services in connection with mergers and acquisitions, and attest or audit services that are not required	1.0 million	0.5 million
Tax Fees — professional services for U.S. and foreign tax compliance, such as preparation of tax returns and claims for refund and tax payment and assistance with tax audits and appeals; tax planning, such as assistance with transfer pricing matters; expatriate tax services; and tax advice, such as advice related to mergers and acquisitions and employee benefit plans and requests for rulings or technical advice from taxing authorities	2.9 million	3.5 million
All Other Fees — expatriate assignment services (non-tax related)	0.1 million	0.1 million

42	MONSANTO COMPANY 2015 PROXY STATEMENT

Proxy Item No. 2: Ratification of Independent Registered Public Accounting Firm Services and Fees of the Independent Registered Public Accounting Firm

The committee reviews, considers and ultimately pre-approves, where appropriate, all audit and non-audit engagement services to be performed by our independent registered public accounting firm. The committee has a policy providing for the pre-approval of certain “audit services,” “audit-related services,” “tax services” and “all other services” to be provided by the independent registered public accounting firm and audit services to be provided by any other firm. Please see the above chart for a description of these types of services.

Each year in connection with the committee’s approval of the audit engagement plan for the following year, management submits to the committee a list of services expected to be provided during that period, as well as related estimated fees. As appropriate, and after obtaining an understanding of the services, the committee then pre-approves under its policy the services, and the related estimated fees, to be provided during the next audit engagement period or other period as is approved by the committee. If, following the annual pre-approval, it becomes necessary to engage our independent registered public accounting firm for additional services or fees not pre-approved with the annual proposal, or if we need to engage another firm to provide audit services, the committee must specifically pre-approve the additional services and related fees. The chair of the committee has the delegated authority to pre-approve any additional services and fees not contemplated by these annual pre-approvals and will communicate any such approvals to the full committee. In connection with any pre-approval, the committee will consider whether such services are consistent with applicable independence rules.

All of the “audit services,” “audit-related services,” “tax services” and “all other services” provided by Deloitte during or in connection with fiscal 2015 were pre-approved by the committee in accordance with its policy.

Our Board of Directors Recommends a Vote FOR the Ratification of the Appointment of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for Our 2016 Fiscal Year

MONSANTO COMPANY 2015 PROXY STATEMENT	43

Proxy Item No. 3: Advisory (Non-binding) Vote Approving Executive Compensation

We are asking our shareowners to provide advisory approval of the compensation of our proxy officers, as we described in the “Executive Compensation” section of this proxy statement. While this vote is advisory, and not binding on our company, it will provide information to us regarding shareowner sentiment about our core principles and objectives. The people and compensation committee will then be able to consider this information when determining executive compensation in the future.

Shareowners should review the Compensation Discussion and Analysis beginning on page 46, executive compensation tables, and related narratives appearing in this proxy statement for more information regarding the compensation of our proxy officers. As described in those sections, our proxy officers’ compensation is designed and administered by our people and compensation committee to:

■	align management’s interests with the interests of shareowners by tying compensation to performance that supports key financial and strategic business outcomes;

■	attract and retain top talent, while limiting non-performance-based entitlements; and

■	reinforce a culture of integrity to support sustainable business growth while appropriately managing compensation risk in the context of our business strategies.

The committee regularly reviews our officer compensation strategies, policies and programs in an effort to assure the program continues to meet these overall objectives. In fiscal 2015,

■	on average over 81% of our proxy officers’ compensation was tied to company annual and long-term performance;

■	our company’s fiscal 2015 results exceeded threshold-level but did not meet target-level goals for earnings per share and free cash flow in a challenging environment, leading to payment of below target annual incentive awards for our proxy officers; and

■	we required achievement of challenging goals over three fiscal years for long-term performance-based awards.

Our board has adopted a policy of providing annual say-on-pay votes. The next say-on-pay vote will occur at our 2017 annual meeting. At that meeting, we will also ask shareowners to vote on the frequency of our say-on-pay votes.

Your vote is requested. We believe that the information we have provided in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareowners’ interests to support long-term value creation. Accordingly, the board recommends that shareowners approve the program by approving the following advisory resolution:

RESOLVED, that the shareowners of Monsanto Company approve, on an advisory basis, the compensation of the company’s proxy officers, as disclosed under Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion in this proxy statement.

Our Board of Directors Recommends a Vote FOR the Advisory (Non-Binding) Vote Approving Executive Compensation

44	MONSANTO COMPANY 2015 PROXY STATEMENT

Report of the People and Compensation Committee

The people and compensation committee of the board of directors is committed to an executive compensation program that attracts, motivates and retains exceptional talent to drive our business and strengthen long-term shareowner value. We do this by focusing on the following core principles:

■	aligning management’s interests with the long-term interests of shareowners;

■	providing compensation on the basis of performance that supports key financial and strategic business outcomes;

■	reinforcing a culture of integrity to support sustainable business growth;

■	assessing and appropriately managing compensation risk in the context of our business strategies; and

■	limiting non-performance-based entitlements, such as perquisites.

We believe in a pay for performance approach to executive compensation and design our program so that a significant portion of our executives’ compensation is tied to company annual and long-term performance. Our compensation philosophy and overall program is applied to the company’s entire executive team, aligning all of our executives into one management team, keenly focused on company performance objectives and key strategic initiatives. We believe that the 2015 compensation program succeeded in achieving the objectives of our philosophy.

The Compensation Discussion and Analysis that follows covers our decisions regarding company executives’ compensation for fiscal 2015. We have reviewed the Compensation Discussion and Analysis and discussed it with management. Based on our review and discussion, we recommended to our board that the Compensation Discussion and Analysis be included in this proxy statement.

PEOPLE AND COMPENSATION COMMITTEE

Chair: C. Steven McMillan

Members: Janice L. Fields, Arthur H. Harper, Gwendolyn S. King, William U. Parfet

MONSANTO COMPANY 2015 PROXY STATEMENT	45

Executive Compensation

Compensation Discussion and Analysis

The Compensation Discussion and Analysis (“CD&A”) describes our overall executive compensation policies and practices, and focuses on fiscal 2015 compensation for the following individuals whom we refer to as our “proxy officers”:

Hugh Grant

chairman and chief executive officer

Pierre Courduroux

senior vice president and chief financial officer

Brett Begemann

president and chief operating officer

Robb Fraley

executive vice president and chief technology officer

David Snively

executive vice president, secretary and general counsel

Messrs. Grant, Courduroux, Begemann and Snively, Dr. Fraley and seven other officers make up our executive team. Our executive team is responsible for developing and implementing our strategic plans and initiatives and overseeing our day-to-day operations. We refer to the 12 members of our executive team as our “executives.”

Compensation Discussion & Analysis		Executive Compensation Tables
Executive Summary	47	Summary Compensation	69
Overview of Our Executive Compensation Program	51	Grants of Plan-Based Awards	71
Setting Executive Compensation	54	Outstanding Equity Awards at Fiscal Year-End	72
Our 2015 Executive Compensation Program	56	Option Exercises and Stock Vested	74
Additional Information about Our Compensation Practices	64	Pension Benefits	74
		Non-Qualified Deferred Compensation	77
Summary of Fiscal 2015 Proxy Officer Performance and Compensation	66	Potential Effect on Compensation Upon Termination or Change of Control	80
Caution Regarding Forward-Looking Statements	68	Equity Compensation Plan	83

46	MONSANTO COMPANY 2015 PROXY STATEMENT

Compensation Discussion and Analysis

Executive Summary

Monsanto Performance Overview

Our global product portfolio, industry-leading innovation and financial discipline enabled a year of solid performance in a challenging environment. Led by our executive team, our business continues to be built on strong fundamentals and focused on executing our long-term strategies.

$13.9B returned to shareowners since 2011

Financial Results

Our business faced significant global and industry-wide challenges in fiscal 2015, including foreign currency headwinds that affected the global economy, and declining corn acres. Despite the downturn in the agriculture cycle, our core seeds and traits business performance, licensing agreements and our disciplined approach to managing expenses enabled us to achieve another year of solid ongoing earnings per share (“EPS”) growth.

We were also able to generate significant free cash and returned $1.8 billion to our shareowners through share repurchases and dividends, making significant progress in our capital allocation strategy. Our net sales and adjusted return on capital (“ROC”)[1] performance declined compared to the prior year, as a result of foreign currency challenges, declining corn acres and glyphosate pricing, but continued to reflect the strength of our core business.

Solid Performance in Fiscal 2015 Driven By: ■ Global product portfolio ■ Industry-leading innovation ■ Financial discipline

Following is a summary of our fiscal 2015 results against four key performance metrics used by our investors and our executive compensation program—ongoing EPS, free cash flow, net sales and adjusted ROC. We achieved ten percent growth in our ongoing EPS, while continuing to make investments to support our long-term growth opportunity.

Key Performance Metrics

In order to further strengthen the competitive opportunity of our core business and anticipating that these challenges would continue, in fiscal 2015 we incurred significant restructuring expense to improve our cost structure for the future. This expense is excluded from our ongoing EPS results. The impacts of foreign currency and other industry-wide challenges are not excluded from our results.

Ongoing EPS	Free Cash Flow	Net Sales	Adjusted ROC
For years ended Aug 31	For years ended Aug 31	For years ended Aug 31	For years ended Aug 31

[1] See Appendix A for a reconciliation of our ongoing EPS, free cash flow and adjusted ROC to results reported in accordance with generally accepted accounting principles.

Ongoing EPS excludes certain after-tax items that we do not consider part of ongoing operations. Free cash flow is the sum of net cash provided by operating activities and net cash required by investing activities, as reported in our Statement of Consolidated Cash Flows. Adjusted ROC is expressed as a percentage, which represents the result of dividing operating profit after-tax (excluding certain items) by average capital.

MONSANTO COMPANY 2015 PROXY STATEMENT	47

Compensation Discussion and Analysis Executive Summary

Current and
Potential
Products
Position Us
for Long-Term
Opportunity

■	Another strong year for soybeans

■	Held or grew share in corn

■	New technologies and pipeline advancing

Commercial Operations

Within our Seeds and Genomics segment, our soybean business had another strong year in fiscal 2015, achieving record-setting adoption of our Intacta RR2 PRO™ soybeans in South America. We recorded positive adoption of our newest genetics in corn and our newest trait for cotton. And despite reduced acres for each crop, we also held or grew share in every major corn market and experienced significant momentum with our corn licensing business. Our digital ag solutions business further established itself as the leading industry platform, with more than 75 million acres enrolled. While competition from low-priced generic glyphosate impacted results in our Ag Productivity segment, the majority of the decline was offset by a new licensing agreement, as we expanded our licensing focus.

Long-Range Plan

Our R&D pipeline supports our long-term focus on a systems approach to solving agronomic challenges. In fiscal 2015, we increased investments in Climate and biological platforms and advanced research and development projects across each of our six platforms. We made significant progress preparing for our next anticipated major product launch, and made investments in manufacturing complementary crop protection products to support our integrated systems approach.

We also advanced to phase 1 of our pipeline the first hits from our BioAg Alliance with Novozymes, among other achievements.

Organizational Effectiveness

We invested significant focus on our people in fiscal 2015. We recognized the potential distractions from our challenging business environment, including our efforts undertaken to position our company for long-term success, and focused considerable attention to retain, develop and motivate a talented and diverse workforce as a fundamental driver of long-term growth. Our efforts included broad-based succession planning and development programs and extensive communications. Employee feedback was reflected in our strong employee engagement ratings.

Sustainability

We recognize that the nature of our business provides us a unique opportunity to contribute globally to sustainable food, fiber and fuel production. Our current agronomic system and pipeline projects are designed to improve the efficient use of resources by crops and farmers, to help all farmers get the most out of every acre. We also engage in broad-ranging collaborations, research funding and outreach focused on water conservation and soil health, among other initiatives.

Our 2015 Say-on-Pay Vote and Ongoing Shareowner Outreach Program

Our Company’s 2015 Vote on Executive Compensation. Our people and compensation committee values input from our shareowners on our executive compensation program, core principles and objectives when determining executive compensation. The committee annually considers the results of our recent Say-on-Pay vote and feedback received from our largest shareowners in connection with the vote. At our January 2015 annual meeting, a significant majority of our shareowners, or more than 97% of votes cast, supported the fiscal 2014 compensation for our proxy officers. In addition, as in previous years our largest shareowners did not express concerns regarding our executive compensation program. The committee interpreted these results as demonstrating strong support for our executive compensation program, including changes made in previous years in response to shareowner feedback.

Our Annual Shareowner Outreach Program. We engage in dialogue with our major shareowners throughout the year about various corporate governance topics, in addition to executive compensation, and we provide summaries of these discussions to our board. We also regularly review information on compensation and governance practices and trends, and voting policy and other updates from our largest shareowners, and provide summaries to our board of directors and committees.

In connection with our annual meeting and over the course of the last year, we have reached out to a significant portion of our top shareowners and beyond. The feedback we have received from our major shareowners has been supportive, and the conversations have provided us an opportunity to further discuss our board qualifications and structure, risk oversight, lobbying, sustainable business practices and other governance and compensation matters.

We value the insights gained from these discussions and find them to be helpful, as our people and compensation committee considers and adopts compensation policies affecting our employees, including our proxy officers, and our nominating and corporate governance committee and full board of directors consider other governance practices and policies. We have also used these insights to strengthen our disclosures and address areas of focus for our shareowners. We will continue to seek opportunities for dialogue with our investors on executive compensation and, more broadly, corporate governance.

48	MONSANTO COMPANY 2015 PROXY STATEMENT

Compensation Discussion and Analysis Executive Summary

Executive Compensation Highlights

EXECUTIVE COMPENSATION PROGRAM DESIGN

Our executive compensation program consists of these three primary components:

Base Pay	+	Cash awards under our broad-based Annual Incentive Plan	+	Long-term incentives delivered through stock options and Financial Goal RSUs

We use the term “total direct compensation” to refer to an executive’s annual base pay, plus the dollar amount of his target cash award under our Annual Incentive Plan (“AIP”) and the dollar amount of his long-term incentive (“LTI”) opportunity.

KEY COMPENSATION ACTIONS FOR FISCAL 2015

For fiscal 2015, our people and compensation committee again tied a significant portion of our executives’ compensation to company annual and long-term performance.

■	One or more components of each proxy officer’s total direct compensation was increased to reflect competitive market positioning, experience and increases in base pay across our broad-based population.

■	The company’s fiscal year budget and long-range plan were considered when establishing our AIP and financial goal-based RSU (“Financial Goal RSU”) performance measures and goals.

■	AIP cash awards were based on:

–	company performance against pre-established fiscal year financial goals related to EPS, free cash flow, and net sales-key measures important to our shareowners; and
–	individual performance related to strategic and operational objectives.

■	AIP cash payments were below target-level, recognizing that we did not meet target goals for EPS or net sales, while free cash flow achievement was over 99% of target.

■	The LTI component of compensation was delivered in two forms of equity grants:

–	stock options (60%), to align a significant portion of pay to value created for our shareowners; and
–	three-year Financial Goal RSUs (40%) to link an element of pay to achievement of three-year goals established for key financial performance measures to motivate sustainable performance.

■	157% of Financial Goal RSUs awarded as part of proxy officers’ fiscal 2013 compensation were eligible for vesting based on performance over the fiscal 2013-fiscal 2015 performance period.

We believe that the design of our program provides a direct link to shareowner value by focusing our executives on achieving key financial and strategic business objectives and rewarding them when those objectives are achieved.

à

MONSANTO COMPANY 2015 PROXY STATEMENT	49

Compensation Discussion and Analysis Executive Summary

OUR COMPENSATION PRACTICES

We believe that our executive compensation program supports our business strategies and human resource objectives, reflects leading governance practices and is premised on sound pay for performance design principles. Here are highlights of our fiscal 2015 compensation practices:

What We Do

✓	Pay for Performance A significant portion of our proxy officers’ compensation is tied to performance with clearly articulated financial goals.

✓	Goals reflect budget and long-range plan We provide reasonable opportunities for payout to motivate and retain our employees.

✓	Competitive Compensation Proxy officers’ annual total direct compensation is targeted to the comparable positions in our comparator group, taking into account executive experience, leadership and other factors. Our CEO’s compensation is targeted to the 75th percentile of the comparator group given his strong leadership contributions and significant experience; other proxy officers’ compensation is targeted to 90%-110% of the median.

✓	Equity Grants Reward Future Performance Annual stock option and Financial Goal RSUs granted as incentive to motivate and reward for sustained future performance rather than past behavior.

✓	Tally Sheets Tally sheets and wealth accumulation analyses for each proxy officer are reviewed annually, before making compensation decisions.

✓	Annual Compensation Risk Assessment We regularly analyze risks related to our compensation program and conduct a broad risk assessment annually.

✓	LTI Double Trigger Vesting Long-term incentive awards provide for double-trigger vesting in the event of a change of control.

✓	Clawbacks We can recover performance-based cash and equity incentive compensation paid to executives in various circumstances.

✓	Stock Ownership Requirements We maintain rigorous stock ownership requirements for our directors, executives and other members of senior management. Our CEO’s requirement is six times annual base pay; our other proxy officers’ requirement is three times annual base pay.

✓	Independent Compensation Consultant Our people and compensation committee retained Frederic W. Cook & Co., Inc. (“Cook & Co.”) to advise it on executive compensation matters.

What We Don’t Do

✗	No Excessive Risk-Taking in Our Compensation Programs The AIP and Financial Goal RSUs use multiple performance measures, capped payouts and other features intended to minimize the incentive to take overly risky actions.

✗	No Hedging or Pledging Directors, executives and their immediate family members are prohibited from hedging, pledging or engaging in any derivatives trading with respect to company stock.

✗	No Backdating or Repricing of Stock Options Stock options are never backdated or issued with below-market exercise prices. Re-pricing of stock options without shareowner approval is expressly prohibited.

✗	No Tax Gross-ups There are no tax “gross-ups” for perquisites or excise tax gross-ups in the event of a change of control related termination.

50	MONSANTO COMPANY 2015 PROXY STATEMENT

Compensation Discussion and Analysis Overview of Our Executive Compensation Program

Overview of Our Executive Compensation Program

We devote substantial time throughout the year to executive compensation matters to ensure that our program aligns with our core principles and company performance.

Our people and compensation committee’s disciplined approach to designing our executive compensation program includes regular reviews, communications and discussions with its independent compensation consultant, detailed consideration of our company’s annual and long-range plans, and careful attention to market data and practices. Our approach enables us to structure a program that supports our business strategies and human resources objectives, and is aligned with the interests of our shareowners.

When setting compensation, the committee focuses on how to effectively drive performance through incentives tied to key financial and strategic business objectives, the right pay mix, and the appropriate balance among the key elements of our compensation program.

Pay For Performance

We believe our practice of tying compensation to achievement of both annual and long-term financial and business goals drives strong performance, and results in increased shareowner value. That is why we structure our compensation programs with a focus on variable pay, creating both long and short-term incentives for our executives. We seek to provide competitive pay opportunities in line with job scope, required skills, market expectations and performance. To do this, we:

■	use a mix of fixed and variable pay components with different time horizons and payouts (cash and equity-based awards) to reward annual and sustained performance over the longer term;

■	motivate our executives to meet both short-term financial and individual goals and deliver on our long-term business goals – the best way we know to build shareowner value;

■	require executives and directors to have significant stock ownership — ensuring that their interests are aligned with shareowners;

■	promote balanced performance and discourage improper risk taking by avoiding reliance on any one metric or short-term performance goal; and

■	reward for future sustained performance rather than past performance.

Financial Performance Measures

We use four key financial performance measures to produce results.

Financial Performance Metrics

AIP	Performance Measure & Rationale	Financial Goal RSUs
EPS Earnings Per Share sets the growth expectation for our shareowners; we use EPS as the key accounting measure and evaluation of how our company is performing
Free Cash Flow We believe Free Cash Flow measures the true value of our business. Our ability to translate earnings to cash indicates the health of our business and allows our company to invest for the future as well as return value to shareowners
ROC Return on Capital is another key measure of our ability to return value to our shareowners by ensuring capital investments, acquisitions and other uses of our capital are focused on profitable growth
Net Sales Net Sales measures the growth of the business, both organically and through acquisition, and provides an indication of future success

MONSANTO COMPANY 2015 PROXY STATEMENT	51

Compensation Discussion and Analysis Overview of Our Executive Compensation Program

Generate sustainable growth. We believe these performance measures — incorporated into our annual budget and long-term planning — represent the measures that can be used by our shareowners to assess our company’s value. Using these metrics consistently, together with overlapping performance periods for our Financial Goal RSUs, enables us to evaluate our proxy officers’ performance in generating sustainable growth.

Balance short and long-term objectives. We also believe that the overlap of EPS and free cash flow performance measures between the AIP and Financial Goal RSUs focuses our proxy officers on these measures. It highlights the importance of leading the organization to achieve both short-term and long-term financial and strategic goals. It also reduces the risk that actions would be taken to sacrifice long-term growth to meet annual targets or vice versa.

Flexibility to support long-term growth. The standards for determining our performance against goals established for these measures are derived from our financial statements, which follow generally accepted accounting principles. The terms of our AIP and Financial Goal RSUs provide our people and compensation committee the ability to adjust results to exclude certain items specified in the AIP or terms, either positive or negative, that it considers extraordinary when determining performance against pre-established financial goals. We believe that retaining the ability to make adjustments encourages management’s willingness to take actions that may limit short-term company performance, yet support long-term growth. In evaluating our performance against EPS goals, the exclusions we consider generally are the same or similar to the after-tax items excluded for ongoing EPS. When evaluating our performance against goals for our fiscal 2015 AIP and fiscal 2013-fiscal 2015 Financial Goal RSU awards, the committee made adjustments to EPS, free cash flow and ROC results as discussed on pages 59 and 63.

Pay For Performance Compensation Mix

For fiscal 2015, 88% of our CEO’s total direct compensation and 81% of our other proxy officers’ average total direct compensation is at risk. Actual amounts realized depend upon our annual and longer-term performance and our stock price. We provide more than half of our proxy officers’ total direct compensation through LTI opportunity — in recognition of their accountability for delivering results and to align their realized compensation with longer-term company operational performance and shareowner interests.

We believe this approach motivates our proxy officers to consider the impact of their decisions on achieving and sustaining key financial results expected to lead to increased shareowner value.

The mix of fiscal 2015 total direct compensation for our proxy officers is illustrated in the charts below. At risk compensation includes the target AIP award and LTI opportunity (delivered in the form of stock options and Financial Goal RSUs).

CEO	Other Proxy Officers (Average)

52	MONSANTO COMPANY 2015 PROXY STATEMENT

Compensation Discussion and Analysis Overview of Our Executive Compensation Program

Summary of Fiscal 2015 Compensation

These are the components of fiscal 2015 proxy officer compensation included in the Summary Compensation Table, and benefits under broad-based benefit plans in which proxy officers participate.

Component	Key Features	Objectives
TOTAL DIRECT COMPENSATION
Base Pay 12-19% of TDC	■ Fixed annual cash amount, paid at regular payroll intervals	■ Provide a regular source of income at reasonable, competitive levels
Annual Incentive Plan (“AIP”) 16-19% of TDC

■  Performance-based cash compensation opportunity: committee determines payout based on company performance against annual goals for EPS, free cash flow and net sales performance measures and individual proxy officer contributions

■  Proxy officers participate in the same AIP with our other executives and most of our other employees

■  Awards for certain proxy officers are subject to specified limits and contingent on the company satisfying a performance goal under our shareowner-approved Internal Revenue Code Section 162(m) Annual Incentive Plan for Covered Executives (“Code Section 162(m) Plan”)

■ Focus proxy officers and organizations they lead on achieving key annual financial goals and objectives and reward for successful performance
Long-Term Incentive (“LTI”) 65-69% of TDC

■  Equity-based compensation: amount realized, if any, dependent on company achieving long-range financial goals and sustained or increased stock price

■  LTI opportunity delivered through:

–  Stock options (60%):

•   Exercise price equal to the fair market value of a share of company stock on the grant date

•   Vesting over a three-year service period

•   Double-trigger vesting in the event of a change of control

–  Financial Goal RSUs (40%):

•   Shares eligible for vesting based on achievement of Internal Revenue Code (“Code”) Section 162(m) performance goal and company performance against three-year cumulative ongoing EPS and free cash flow and three-year average ROC goals

•   Vest shortly after the end of three-year performance period

•   Double-trigger vesting in the event of a change of control

•   Award settled in shares of company stock

•   Dividends accrued and paid only with respect to earned and vested awards

■  Size of stock option grant and target number of Financial Goal RSUs awarded represent a forward-looking incentive opportunity; not a reward for past performance

■  Focus proxy officers on achieving and sustaining longer-term business results and reward performance

■  Stock options reward for stock price appreciation and provide a direct link to shareowner value

■  Financial Goal RSUs motivate officers to achieve three-year financial goals that are expected to lead to increased shareowner value; annual grants with overlapping performance periods reward sustained performance of key financial measures

OTHER COMPENSATION
Benefits

■  Standard range of medical, dental, life insurance, disability and retirement plans available to other employees

■  Cost of health and welfare benefits partially borne by employee, including each proxy officer

■ Provide our workforce with a market-competitive level of financial support in the event of injury, illness and retirement
Perquisites

■  Limited perquisites and personal benefits described in Other Compensation beginning on page 64

■  No tax gross-ups on perquisites

■  Perquisite values not included when determining any AIP opportunity, retirement or severance benefit or any other benefit payment

■ Varies to address significant expectations and challenges for our executives

MONSANTO COMPANY 2015 PROXY STATEMENT	53

Compensation Discussion and Analysis Setting Executive Compensation

Setting Executive Compensation

We consider a broad range of factors and tools when structuring our executive compensation program and making individual proxy officer pay decisions.

Committee Process

Here is a summary of responsibilities and data sources used by our people and compensation committee to determine our executive compensation program.

Committee and Consultants Responsibilities

People & Compensation Committee (comprised of five independent directors)

■  Determines program principles and philosophies

■  Approves AIP design, performance measures and goals

■  Determines the structure for delivering LTI opportunities, terms and conditions of equity grants and Financial Goal RSU performance measures and goals

■  Determines all compensation for all of our executives, including our CEO and other proxy officers

■  Reviews other compensation for executives such as perquisites and benefits under broad-based benefit programs

■  Approves all other arrangements, policies and practices related to our executive compensation program such as change of control agreements, stock ownership requirements and recoupment policy

■  Assesses and balances risk in the context of our compensation program

Cook & Co. (independent Committee consultant)

■  Performs work at the direction and under the supervision of our people and compensation committee

■  Provides advice, research and analytical services on subjects such as trends in executive compensation, officer compensation program design, officer compensation levels, and non-employee director compensation

■  Reviews and reports on all committee materials, participates in all committee meetings and communicates with the committee chair between meetings

■  Provides no services to our company other than those provided directly to or on behalf of the committee; the committee has reviewed the independence of Cook & Co. and has determined that the firm has no conflict of interest

Management
Internal committee of executives appointed by our CEO	CEO and EVP-HR

■  Provides input to our people and compensation committee, through our CEO and Executive Vice President of Human Resources (EVP-HR), on the strategy, design and funding of our broad-based AIP, in which our proxy officers also participate

■  Makes plan design decisions for broad-based benefit programs in which our proxy officers participate, to the extent the annual cost-impact does not exceed $10,000,000

■  Determines no compensation for any proxy officer or other executive

■  Recommend base pay, target AIP opportunities and actual AIP awards to proxy officers (CEO does not recommend own compensation)

■  Provide information on performance goals for people and compensation committee consideration in structuring the AIP and Financial Goal RSU programs

■  Recommend retention of specific, critical talent and various retention arrangements for people and compensation committee consideration

■  CEO provides the people and compensation committee a performance assessment of each proxy officer and a self-assessment

Towers Watson & Co. (consultant retained by EVP-HR and his staff)

■  Works with our EVP-HR and his staff to provide various calculations, comparator group data and general market data used by our people and compensation committee in its decision-making processes

■  At the request of the committee, periodically provides input through our EVP-HR and his staff, regarding a specific practice, program or arrangement under committee consideration

■ Provides consulting, actuarial and other compensation and employee benefits-related services to our company; the people and compensation committee has reviewed Towers Watson & Co.’s work and determined that it raises no conflicts of interest

54	MONSANTO COMPANY 2015 PROXY STATEMENT

Compensation Discussion and Analysis Setting Executive Compensation

Competitive Analyses

To make sure we understand the compensation levels, practices and trends in the market in which we compete for talent, we compare our proxy officers’ compensation to executive compensation at a group of similarly-sized companies we call our “comparator group.” The companies in our comparator group have one or more of the following characteristics, which we consider essential to our success:

■	science-based, research-focused, organization from the biotechnology, pharmaceutical or related industry;

■	specialty or diversified chemical company having a line of business requiring ongoing introduction of new products; or

■	brand-focused general industry leader.

We review the composition of our comparator group annually. For fiscal 2015, our comparator group consisted of the same companies as the companies in our fiscal 2014 comparator group, except for H.J. Heinz Co., which we eliminated following its acquisition by another company.

Beginning in fiscal 2015, the committee uses data from our full comparator group to evaluate Dr. Fraley’s compensation, discontinuing its practice of using a technology-based subset because of insufficient available data.

Comparator Peer Group

We review compensation data for our comparator group to compare our revenue size and performance to the comparator group using key publicly available financial metrics. As of October 2014, when our people and compensation committee determined our proxy officers’ fiscal 2015 compensation, our revenue, one-year EPS growth and market capitalization each were in the median range of the comparator group.

Monsanto Peer Group Rankings

Determining Equity Grants

When determining the total LTI opportunities and equity grants to our proxy officers and other employees, the committee considers the:

■	projected impact on our earnings for the anticipated fiscal year grants;

■	proportion of our total shares outstanding used for annual employee long-term compensation programs (our “run rate”) in relation to the median proportions of other companies in our comparator group; and

■	potential voting power dilution to our shareowners (our “overhang”) in relation to the median practice of companies in our comparator group.

Comparator Peer Group

The companies listed below constituted our comparator group for fiscal 2015 proxy officer compensation.

■	3M Company

■	Allergan, Inc.

■	Amgen Inc.

■	Baxter International Inc.

■	Becton, Dickinson and Company

■	Biogen Idec Inc.

■	Bristol-Myers Squibb Company

■	Colgate-Palmolive Company

■	The Dow Chemical Company

■	E.I. du Pont de Nemours and Company

■	Ecolab Inc.

■	Eli Lilly and Company

■	General Mills, Inc.

■	Gilead Sciences, Inc.

■	Kellogg Company

■	Medtronic, Inc.

■	The Mosaic Company

■	Potash Corporation of Saskatchewan Inc.

■	PPG Industries, Inc.*

■	St. Jude Medical, Inc.

* For fiscal 2016, we determined to remove PPG Industries, Inc. from our comparator group, as our CEO serves as a member of its compensation committee.

MONSANTO COMPANY 2015 PROXY STATEMENT	55

Compensation Discussion and Analysis Our 2015 Executive Compensation Program

Our run rate and overhang levels for equity grants are significantly below the median levels of our comparator group.

We make equity grants to our proxy officers under our shareowner-approved Monsanto Company 2005 Long-Term Incentive Plan (as Amended and Restated as of January 24, 2012) (“2005 LTIP”). Each year, the committee approves the grants at its regularly-scheduled October meeting. The grant date is always the date the committee approves the grant. The grant price is the “fair market value” of a share of our common stock on the grant date, which we define as the closing price on the New York Stock Exchange on the grant date.

The committee, with input from its independent consultant, regularly reviews our equity grant practices to assure incorporation of what it believes constitute key best practice guidelines.

Use of Tally Sheets and Wealth Accumulation Analyses

Our people and compensation committee reviews tally sheets and wealth accumulation analyses for each proxy officer annually, before making total direct compensation decisions. The information includes the value of vested and unvested equity grants under various scenarios including: voluntary termination, involuntary termination with and without cause, retirement, death, disability and following a change of control. This enables us to evaluate whether:

■	the program or accumulation of wealth reflects company operating performance and a correlation to changes in shareowner value;

■	the individual proxy officer’s total compensation and accumulated wealth reflect his contribution to the company; and

■	the overall program and its individual elements are working, or whether adjustments to the program or an individual proxy officer’s compensation would be appropriate.

We believe the tally sheets and wealth accumulation analyses help the committee understand the realized and potential value of compensation payable to our proxy officers and ensure that pay aligns with company performance.

Our 2015 Executive Compensation Program

We view compensation as an important tool to motivate our leaders to accomplish our business strategies and financial objectives, without taking overly risky actions. What we pay each of our proxy officers reflects our core principles, and is based on our pay for performance and competitive pay practices.

Our executive compensation program consists of the following three primary components:

Base Pay	+	Cash awards under our broad-based Annual Incentive Plan	+	Long-term incentives delivered through stock options and Financial Goal RSUs

Our people and compensation committee targets each element of a proxy officer’s annual total direct compensation to compensation for comparable positions in our comparator group. For our CEO, the committee targets the 75th percentile of our comparator group to reflect his strong leadership contributions and significant experience, having served as our CEO for more than 12 years. The committee targets 90%-110% of the median for comparable positions for our other proxy officers. For fiscal 2015, the amount of one or more components of each proxy officer’s pay was adjusted to achieve or maintain alignment with our comparator group, reflect the experience and recognize the value he brings to the role or adjust the amount of his pay relative to the pay of his peers within our company.

The differences in compensation levels among our proxy officers are primarily due to the differences in the median range of compensation for similar positions in our comparator group data and the committee’s assessment of each position’s internal value.

56	MONSANTO COMPANY 2015 PROXY STATEMENT

Compensation Discussion and Analysis Our 2015 Executive Compensation Program

Base Pay

We generally implement any base pay increases on a calendar year basis, with occasional mid-year increases to reflect a promotion or additional experience or responsibilities. Mr. Grant’s base pay was increased, effective January 2015, to achieve alignment with the targeted percentile of our comparator group. Our other proxy officers received a base pay increase consistent with the percentage increase for the rest of our organization, while maintaining alignment with comparable positions in our comparator group.

The table below includes each proxy officer’s base pay as of August 31, 2015 in comparison to his base pay as of August 31, 2014. This information is different from the base pay information provided in the Summary Compensation Table, which presents base pay received on a fiscal year basis, including increases effective in January 2015.

Fiscal Year-End Base Pay

	Base Pay ($)
Name	August 31, 2014	August 31, 2015	% Increase
Hugh Grant	1,530,500	1,630,500	6.5
Pierre C. Courduroux	600,000	612,000	2.0
Brett D. Begemann	800,000	816,000	2.0
Robert T. Fraley, Ph.D.	651,333	664,359	2.0
David F. Snively	600,000	612,000	2.0

Annual Incentive Plan (AIP)

We regularly evaluate the design of the AIP component of compensation to assure that the overall structure and cash awards continue to meet our core principles and objectives.

We believe the design of our fiscal 2015 AIP focuses the organization on achieving financial and operational performance that drives shareowner value.

■	Our proxy officers participate in the same AIP in which most of our other employees participate.

■	Proxy officers and all other participants are paid cash awards for company achievement of fiscal year performance against the financial goals set each year and the participant’s individual performance.

OUR FISCAL 2015 ANNUAL INCENTIVE PLAN

■	Our people and compensation committee establishes threshold, target and outstanding-level performance goals for the AIP fiscal 2015 performance period for the financial metrics: EPS (weighted 50%), free cash flow (weighted 40%) and net sales (weighted 10%).

■	The target AIP award pool is the sum of all AIP participants’ target fiscal 2015 award opportunities. Target awards are communicated as a percentage of base pay.

■	The committee determines the award pool funding factor after evaluating the company’s fiscal 2015 performance against the AIP financial goals, considering the following parameters:

–	Award pool funds at no less than 20% of target-level funding if a dividend is paid all four financial quarters; however, funding may not exceed 20% of the target level if the threshold EPS performance goal is not met.

–	Award pool funding factor capped at 200% of target-level funding; the committee reserves the ability to exceed this amount for exceptional performance.

■	Before approving payment of proxy officers’ awards, the committee evaluates whether the company achieved the pre-established corporate adjusted net income performance goal for the fiscal 2015 performance period under our Code Section 162(m) Plan.

MONSANTO COMPANY 2015 PROXY STATEMENT	57

Compensation Discussion and Analysis Our 2015 Executive Compensation Program

HOW WE DETERMINED FISCAL 2015 AIP AWARDS

Our people and compensation committee determines each proxy officer’s cash award under the AIP, using the following process.

STEP ONE

April–August

2014

STEP TWO

June–August

2014

Set Fiscal 2015 AIP Design, Performance Measures and Relative Weightings

Committee considerations:

■	aligning plan structure and performance measures with core business strategies

■	focusing our leaders and the organizations they lead on achieving key financial results, business objectives and strategies

■	rewarding for financial and operational performance that drives shareowner value

■	projecting plan costs at threshold, target and outstanding payouts

■	communicating plan terms and performance measures consistently, both internally and externally

Establish Fiscal 2015 AIP Performance Goals

When establishing fiscal 2015 AIP performance goals, the committee engaged in extensive and thoughtful discussions, recognizing its responsibilities to shareowners and the need to retain and motivate executives and other leaders to execute on key financial and strategic longer-term objectives. It was important to the committee that it establish goals to appropriately recognize challenges facing our industry, including corn acre contraction, commodity pricing challenges and currency instability. The committee also considered the stretch objectives of our fiscal 2015 budget.

The committee developed the goals over the course of several meetings to fully consider the particular circumstances facing the company in fiscal 2015. Throughout the process, the committee remained focused on its pay-for-performance philosophy and setting appropriately challenging goals that would not promote the pursuit of excessively risky business strategies.

At its August 2014 meeting, the committee set final fiscal 2015 goals based on the following objectives:

2015 AIP Performance Goals

EPS	■	Threshold - set to require significant growth over fiscal 2014 performance for any payout with respect to this goal
(weighted 50%)	■	Target - set to correspond to our fiscal 2015 budget
	■	Outstanding - set to require 17% growth over fiscal 2014 results
Free Cash Flow (weighted 40%)	■	Threshold - set at 94% of our fiscal 2015 Target, to establish the lower end of a reasonable range around the Target-level goal, given the inherent variability in the performance measure
	■	Target - set to correspond to our fiscal 2015 budget
	■	Outstanding - set at 107% of our fiscal 2015 Target, to establish the upper end of a reasonable range around the Target-level goal, given the inherent variability in the performance measure
Net sales	■	Threshold - set to require modest improvement over fiscal 2014 performance for any payout with respect to this goal
(weighted 10%)	■	Target - set to correspond to our fiscal 2015 budget
	■	Outstanding - set to require 11% growth over our fiscal 2014 results

The committee also set $2,258 million as the minimum corporate adjusted net income performance goal under our Code Section 162(m) Plan for the fiscal 2015 performance period. The plan defines “minimum corporate adjusted net income” as net income determined in accordance with U.S. generally accepted accounting principles calculated without regard to any change in accounting standards (“GAAP”), adjusted to exclude extraordinary items under GAAP.

58	MONSANTO COMPANY 2015 PROXY STATEMENT

Compensation Discussion and Analysis Our 2015 Executive Compensation Program

STEP THREE

October 2014

STEP FOUR

October 2015

Set Proxy Officer Fiscal 2015 AIP Opportunity

The committee determined each proxy officer’s fiscal 2015 target AIP opportunity expressed as a percentage of base pay, as set forth in the table entitled Summary of Proxy Officer 2015 AIP Target Opportunities and Cash Payouts on page 60.

Evaluate Our Fiscal 2015 Performance against AIP Goals and Determine Funding of Award Pool

At its October 2015 meeting, the committee determined funding of the fiscal 2015 AIP award pool after considering a number of factors, including:

■	Our fiscal 2015 results and company performance measured against the AIP goals set for the AIP Performance Measures, as follows:

Fiscal 2015 AIP Goals and Actual Results

	Threshold	Target	Outstanding
	Level Goals	Level Goals	Level Goals
AIP Performance Measure	(35% Funding)	(100% Funding)	(200% Funding)	Actual Results
EPS ($)	5.65	5.85	6.10	5.73
Free Cash Flow ($ millions)	1,968	2,091	2,246	2,089
Net Sales ($ millions)	16,351	16,872	17,525	15,001

■	The fact that we achieved over 99% of the target-level goal set for free cash flow (no adjustments were made).

■	The fact that we exceeded threshold but did not meet the target-level goal set for ongoing EPS. The committee adjusted EPS to exclude certain extraordinary items related to legacy operations not connected with the company’s fiscal 2015 performance and strategic items for which the company incurred significant fiscal 2015 expense to support the company’s long-term opportunity. Consistent with the ongoing EPS disclosed to shareowners, the following items were excluded, for a $0.92 net increase:

–	Restructuring charges;

–	Earnings from a divested business;

–	Expenses from settlement of legacy environmental liabilities; and

–	Expenses for a potential SEC settlement.

■	We did not achieve threshold-level performance with respect to net sales (no adjustments were made).

■	The combination of solid business and organizational results during a challenging agricultural cycle, as well as actions taken to continue to position the company for future growth opportunities during fiscal 2015 described earlier in the Executive Summary.

After careful deliberation, the committee determined to fund the fiscal 2015 AIP award pool at 70% of target-level funding, or $111.8 million, for allocation across the organization, including our proxy officers, plus an additional $2.5 million for non-officer employees who made a significant contribution to our results.

98% of Target Performance for EPS (50% weighting) Result: 61% Funding	+	100% of Target Performance for Free Cash Flow (40% weighting) Result: 99% Funding	+	89% of Target Performance for Net Sales (10% weighting) Result: 0% Funding	=	70% Award Pool Funding Factor
STEP FIVE October 2015

Certify Attainment of Code Section 162(m) Performance Goal

The committee reviewed appropriate financial materials and certified attainment of the Code Section 162(m) Plan minimum corporate adjusted net income goal of $2,258 million for the fiscal 2015 period.

MONSANTO COMPANY 2015 PROXY STATEMENT	59

Compensation Discussion and Analysis Our 2015 Executive Compensation Program

STEP SIX

October 2015

Determine Proxy Officer AIP Awards

The committee determined the amount of each proxy officer’s cash award under the AIP using this formula:

Target AIP Opportunity	x	Award Pool Funding Factor	±	Individual Performance	=	Cash Award

Our CEO discussed fiscal 2015 performance of each of the other proxy officers with the committee, focusing on their individual performance against key business priorities and performance of the business unit each leads as described on pages 66–67, and recommended the amount of their AIP awards for committee consideration.

In a private session the committee evaluated our CEO’s fiscal 2015 performance, focusing on his accomplishments described on page 66, and determined the amount of his AIP award.

Fiscal 2015 AIP Awards For Proxy Officers

Here are our proxy officers’ 2015 AIP target opportunities and cash payouts.

Summary of Proxy Officer 2015 AIP Target Opportunities and Cash Payouts

	At Target Performance (100% Funding)		Actual Cash Award	Funding Factor
Name	% of Base Pay	Dollar Amount ($)	Amount ($)	% of Target
Hugh Grant	165	2,690,325	1,883,228	70
Pierre C. Courduroux	80	489,600	342,720	70
Brett D. Begemann	100	816,000	571,200	70
Robert T. Fraley, Ph.D.	90	597,923	418,546	70
David F. Snively	80	489,600	342,720	70

Long-Term Incentives

We regularly evaluate the design of the LTI component of our executive compensation program to assure that the overall structure and equity awards continue to meet our core principles and objectives. In fiscal 2015, we continued to grant equity awards to our proxy officers under the 2005 LTIP, under which we may grant stock options, performance-based RSUs, RSUs, restricted stock, stock appreciation rights, stock or cash.

■	Our Focus on Variable Pay Mix, by delivering LTI opportunities through stock options and Financial Goal RSUs, aligns our proxy officers with shareowners’ interests, linking an element of their pay to the value of our stock

–	Stock Options closely align a significant portion of proxy officers’ pay to value created for our shareowners

–	Financial Goal RSUs focus our proxy officers on leading the entire organization to achieve sustainable longer-term performance results related to goals for key financial performance measures
60	MONSANTO COMPANY 2015 PROXY STATEMENT

Compensation Discussion and Analysis Our 2015 Executive Compensation Program

LTI OPPORTUNITIES CONVERTED TO GRANTS OF STOCK OPTIONS AND FINANCIAL GOAL RSUs

The dollar amount of each proxy officer’s fiscal 2015 LTI opportunity was delivered as follows:

Stock Options	■	60% was converted to a number of stock options by dividing the dollar amount by the estimated Black-Scholes value of our stock on the October 27, 2014 grant date (estimated at 40% of the fair market value of a share of our stock on the grant date consistent with long-standing practice).
	■	The stock options will vest ratably over a three-year period, with a ten-year term.
	■	The value a proxy officer may eventually realize, if any, is contingent upon his completing the required service period and our stock price at the time he determines to exercise any in-the-money options prior to expiration on October 27, 2024.

Financial Goal RSUs	■	40% was converted to a target number of Financial Goal RSUs by dividing the dollar amount by the fair market value of a share of our stock on the October 27, 2014 grant date.
	■	The number of Financial Goal RSUs eligible for vesting will range from 0%-200% of the target number awarded, if we attain the Code Section 162(m) performance goal of positive net income for the three-year performance period and based upon our fiscal 2015-2017 performance against three-year cumulative EPS and free cash flow goals and a three-year average ROC goal.
	■	Dividend equivalents are accrued during the three-year period and paid upon vesting based on the number of units that vest.
	■	Any Financial Goal RSUs eligible for vesting will be settled in shares of company stock. The value a proxy officer may eventually realize, if any, is contingent upon the number of Financial Goal RSUs eligible for vesting and our stock price on November 15, 2017.
–	The award for our CEO will continue to be eligible for vesting following a termination of employment due to retirement, death or disability. The committee included the continued vesting provisions recognizing that his unique leadership abilities have enabled us to build a global business with an industry-leading product portfolio and that his current actions and long-range decisions will impact our performance throughout the performance period.
–	The awards for our other proxy officers will not vest unless the officer satisfies a three-year service period, concurrent with the performance period.

Amount of LTI Opportunities

At its October 2014 meeting, our people and compensation committee determined the dollar amount of each proxy officer’s fiscal 2015 LTI opportunity taking into consideration the long-term opportunities for a comparable position in the comparator group and the internal value the company places on his position. The committee did not take into account any proxy officer’s past performance or outstanding equity awards when determining the dollar amount of his fiscal 2015 LTI opportunity.

Process for Awarding Financial Goal RSUs

Here is the process the committee uses for awarding fiscal 2015 Financial Goal RSUs to our proxy officers and determining any payout:

In October 2017, the committee will determine if we attain the Code Section 162(m) performance goal and, the number of shares eligible for vesting based on company performance against three-year goals, as follows:

EPS goal (⅓ weighting)	+	Free Cash Flow goal (⅓ weighting)	+	ROC goal (⅓ weighting)	=	Percentage of Target- Number of fiscal 2015 Financial Goal RSUs eligible for vesting on November 15, 2017

MONSANTO COMPANY 2015 PROXY STATEMENT	61

Compensation Discussion and Analysis Our 2015 Executive Compensation Program

Financial Goal RSU Performance Goals

For the fiscal 2015 grant, the people and compensation committee established a Code Section 162(m) performance goal of positive net income for the September 1, 2014 through August 31, 2017 performance period. If the Code Section 162(m) performance goal is not met, all units are forfeited.

“Net income” is defined as gross profit minus sales, general and administrative expenses, research and development expense, amortization, net interest expense, and income taxes and plus or minus other income and expense, all as reported in the company’s financial statements. It also excludes the positive or negative effects of restructuring charges and reversals, the outcome of lawsuits, the impact of liabilities, expenses or settlements related to Solutia, Inc. or agreements associated with a Solutia, Inc. plan of reorganization, unbudgeted business sales and divestitures and the cumulative effects of changes in accounting methodology made after August 31, 2014.

When structuring the fiscal 2015 Financial Goal RSUs, the committee focused on aligning the length of the performance period with available information for it to consider in setting challenging, yet attainable, forward-looking goals. The committee carefully considered our current and anticipated business environment, our current year budget, the company’s expectations for the later years of its long-range plan and the company’s need to attract, motivate and retain employees to achieve its long-range plan. In August 2014, the committee set the three-year cumulative EPS and free cash flow goals and a three-year average ROC goal based on the following:

■	Threshold-level performance goals - set at levels the committee believes are reasonably achievable, to motivate performance and support retention objectives. Fiscal 2016 and 2017 threshold-level performance goals require improvement over prior year target-level goal. If the company achieves threshold but does not achieve target-level performance for a goal, up to 50% of the units will be forfeited.

■	Target-level performance goals - set in line with our fiscal 2015 budget and fiscal 2015-2017 long-range business plan reviewed by our board, anticipating the challenge for us to achieve these levels of performance. If the company achieves target-level performance for each goal, 100% of the units will be eligible for vesting. If the company exceeds target-level performance for one or more goals, up to 200% of the units will be eligible for vesting.

■	Outstanding-level performance goals - set at levels the committee believes will require significant stretch to achieve, representing company performance exceeding the long-range plan and worthy of outstanding-level awards. If the company achieves outstanding-level performance for each goal, 200% of the units will be eligible for vesting.

At the end of fiscal 2015, the company determined that public disclosure of the specific goals could cause competitive harm to the company, and in addition, was not material to an understanding of our fiscal 2015 executive compensation. We expect to disclose the specific goals after the conclusion of the performance period.

Summary of Fiscal 2015 LTI Opportunities and Equity Grants

The dollar amount of each proxy officer’s fiscal 2015 LTI opportunity is included in his fiscal 2015 total compensation in the Summary Compensation Table on page 69 as the grant value of the stock options and estimated probable value of the Financial Goal RSU awards on the grant date. This table shows the number of stock options and target number of Financial Goal RSUs granted to each proxy officer, which together represented his 2015 LTI opportunity.

Fiscal 2015 Proxy Officer LTI Opportunities, Stock Option Grants, and Target Number of Financial Goal RSUs

	2015 Long-Term Opportunities and Awards
		Number of	Target Number of
Name	LTI Opportunity ($)	Stock Options	Financial Goal RSUs
Hugh Grant	9,800,000	130,300	34,746
Pierre C. Courduroux	2,350,000	31,250	8,332
Brett D. Begemann	3,000,000	39,890	10,637
Robert T. Fraley, Ph.D.	2,500,000	33,240	8,864
David F. Snively	1,700,000	22,610	6,028

PRIOR FINANCIAL GOAL RESTRICTED STOCK UNIT GRANTS

Each of our proxy officers was awarded Financial Goal RSUs under the 2005 LTIP as a part of the fiscal 2013 LTI component of his total direct compensation. The fiscal 2013 Financial Goal RSU performance measures and terms were the same as the performance measures and terms for the fiscal 2015 Financial Goal RSUs, except that our CEO’s fiscal 2013 awards did not provide for continued vesting following termination of employment under certain circumstances.

62	MONSANTO COMPANY 2015 PROXY STATEMENT

Compensation Discussion and Analysis Our 2015 Executive Compensation Program

In October and November 2015, the committee determined the number of fiscal 2013 Financial Goal RSUs eligible for vesting under the terms of those awards after considering a number of factors, including:

■	Our fiscal 2013-2015 results and company performance measured against the Financial Goal RSU goals, as follows:

Fiscal 2013 Financial Goal RSU Grant Summary of Goals and Actual Results

	Threshold Performance	Target Performance	Outstanding Performance
	(50% of Units eligible	(100% of Units eligible	(200% of Units eligible
Performance Measure	for vesting)	for vesting)	for vesting)	Actual Results
Cumulative EPS ($) (1/3 of Units)	11.74	14.11	15.78	15.52
Cumulative Free Cash Flow ($ millions) (1/3 of Units)	5,259	6,383	7,398	6,260
Average ROC (%) (1/3 of Units)	17.1	20.6	23.0	22.8

■	The fact that we exceeded target-level goals for EPS and ROC. The committee adjusted EPS and ROC results, consistent with determinations for the fiscal 2015, 2014 and 2013 AIP to exclude certain extraordinary items described on page 59 for fiscal 2015; related to earnings from a divested business and expenses from settlement of legacy environmental liabilities, for a $0.01 increase to fiscal 2014 EPS results; and related to earnings from a divested business and resolution of a legacy tax matter, for a $0.04 decrease to fiscal 2013 EPS results. See Appendix A-2 for a summary of these adjustments to ROC and a reconciliation to GAAP.

■	The fact that we exceeded threshold and achieved 98% of the target-level goal for free cash flow. The committee adjusted fiscal 2014 free cash flow results to exclude as “extraordinary” the unbudgeted impacts of the acquisition of The Climate Corporation and our collaboration with Novozymes, which transactions occurred after the goals were established. The committee did not make any adjustments to fiscal 2015 or 2013 free cash flow results.

After careful deliberations, the committee determined that 157% of the target-number of Financial Goal RSUs awarded to each proxy officer as part of his fiscal 2013 LTI opportunity is eligible for vesting based on the following formula:

110% of Target Performance for Ongoing EPS (⅓ weighting)	+	98% of Target Performance for Free Cash Flow (⅓ weighting)	+	111% of Target Performance for Average ROC (⅓ weighting)	=	157% of Target-Number of Fiscal 2013 Financial Goal RSUs Eligible for Vesting Subject to Employment on November 15, 2015
Result: 184%		Result: 95%		Result: 192%

The number of Financial Goal RSUs eligible for vesting and subsequently settled in shares of company stock in November 2015 for each proxy officer was as follows:

Proxy Officer Fiscal 2013 Financial Goal RSUs Eligible for Vesting

	Target Number of Financial	Number of RSUs Vested
Name	Goal RSUs Awarded	in November 2015
Hugh Grant	35,367	55,527
Pierre C. Courduroux	8,842	13,882
Brett D. Begemann	11,053	17,354
Robert T. Fraley, Ph.D.	11,053	17,354
David F. Snively	7,074	11,107

In October 2016, the committee will evaluate performance for the fiscal 2014 Financial Goal RSUs. The number of Financial Goal RSUs eligible for vesting will be settled in shares of company stock in November 2016, provided the proxy officer satisfies the award’s three-year service period.

MONSANTO COMPANY 2015 PROXY STATEMENT	63

Compensation Discussion and Analysis Additional Information about Our Compensation Practices

Other Compensation

RETIREMENT AND WELFARE BENEFITS

We provide our proxy officers with the same employee benefits as all our U.S. regular employees under our broad-based plans. These benefits include tax-qualified pension and savings plans, as well as non-qualified “parity” pension and savings plans providing benefits to all employees whose benefits under the tax-qualified plans are limited by the Code. Base salary and AIP cash awards (but not LTI opportunities or the value of perquisites) are included in retirement plan calculations. No service credit is provided for years not worked. These benefits also include health benefits, life insurance, and other welfare benefits.

Proxy officers are provided the same retirement or welfare plan benefits as other employees, other than increased coverage under our travel accident insurance plan and coverage under our executive medical program, which we consider to be perquisites. The people and compensation committee adopted the executive medical program, providing comprehensive annual physical exams and associated diagnostic/laboratory testing, to encourage our proxy officers and other executives to facilitate early intervention and health risk modification, thereby decreasing the likelihood of sudden illness and possible negative impact on company performance.

In the U.S., we also maintain a separation pay plan covering our full-time U.S. employees that provides transition income in the form of a single lump sum payment in the event of an involuntary termination without cause. The proxy officers are eligible for the severance benefit on the same terms as any other eligible employee.

Mr. Grant is eligible for a disability benefit under the terms of our Third Country National (“TCN”) plan, which from January 1, 1983 to October 31, 2002 was Former Monsanto’s and then our regular, non-qualified pension plan designed to protect certain benefits for employees who were transferred from their home country to another country at the company’s request. In addition, certain of our proxy officers are also eligible for retirement benefits under various plans relating to their past employment with our company or Former Monsanto outside the U.S. These benefits are the same as those benefits offered for other similarly situated eligible employees outside the U.S.

PERQUISITES

We provide our proxy officers with limited perquisites, the most significant of which is access to the company’s aircraft for personal flights. Our board recognizes the personal risks our CEO faces due to strong opinions regarding our business and requires him to travel on the company’s aircraft for security reasons. Personal use of the company’s aircraft by other proxy officers is allowed on a limited basis with the prior approval of our controller or CEO. Additional perquisites include increased coverage under our travel insurance plan pursuant to an industry standard policy that requires no incremental cost to the company, participation in the executive medical program described above, and limited security expenses for our CEO. Our proxy officers may occasionally request a car and driver from our security team, which results in minimal costs beyond any overtime expense but is considered a perquisite.

We provide no tax gross-ups on any perquisites. Perquisite values are not considered for purposes of determining any AIP award, retirement or severance benefit or any other benefit payment.

Additional Information about Our Compensation Practices

Deductibility of Performance-Based Compensation

We believe that tax deductibility of compensation is important to providing compensation that is in the best interest of the company and its shareowners. For example, our performance-based compensation, including our AIP awards and Financial Goal RSUs, typically is structured in a manner intended to preserve tax deductibility including under Code Section 162(m). While we believe preserving tax deductibility is an important objective, there can be no assurance that compensation arrangements will ultimately be tax deductible, and the people and compensation committee reserves the flexibility to approve compensation arrangements that are not fully tax deductible, taking into account the primary objective of the specific program.

Recoupment Policy

To further align management’s interests with the interests of shareowners and support good governance practices, our board has a recoupment policy applicable to AIP awards, Financial Goal RSUs and other performance-based compensation to our proxy officers and other executives. If we are required to prepare an accounting restatement due to material noncompliance with a financial reporting

64	MONSANTO COMPANY 2015 PROXY STATEMENT

Compensation Discussion and Analysis Additional Information about Our Compensation Practices requirement under the securities laws as a result of misconduct or an error, then our independent directors may take action to recoup the amount by which the award exceeded the payment that would have been made based on the restated financial results. Our right of recoupment expires unless demand is made within three years following payment of the award, and does not apply to stock options, restricted stock or other securities that do not have specific performance-vesting criteria.

Stock Ownership Requirements

We have rigorous stock ownership requirements for our key management employees, including our proxy officers, to align their interests with those of our shareowners. Requirements are expressed as a fixed number of shares calculated at September 1, 2013 pursuant to an established formula.

Shares may be counted toward the policy’s ownership requirements whether held directly or through a spouse, retirement plan or retirement account. However, any shares subject to the following conditions will not be counted toward the policy’s ownership requirements:

■	stock options,

■	unvested restricted stock and restricted stock units, and

■	performance-RSUs for which performance has not yet been determined.

Until the individual meets the stock ownership requirement, he or she must retain 25% of the pre-tax number of shares received upon exercise of a stock option, vesting of restricted stock or settlement of RSUs or other equity-based award. By the end of fiscal 2015, each proxy officer had met his stock ownership requirement.

The information in the chart below includes stock ownership information with respect to our proxy officers:

Proxy Officer Stock Ownership and Requirements (as determined 8/31/15)
CEO Other Proxy Officers (average)

Change of Control Employment Agreements

Our company has entered into employment agreements with our proxy officers that become effective upon a change of control of our company. We believe that the agreements serve the interests of our company and our shareowners by ensuring that if a hostile or friendly change of control is under consideration, our proxy officers will be able to advise our board about the potential transaction in the best interests of shareowners, without being unduly influenced by personal considerations of losing their jobs. Our people and compensation committee reviews the potential cost and the terms of the agreements at least annually, in addition to the list of executives and key employees eligible for the agreements.

Prohibition on Hedging, Pledging and Derivative Trading

We prohibit hedging and other derivative transactions in our company stock by officers, directors and their immediate family members. Specifically, they may not:

■	trade in any puts, calls, covered calls or other derivative products involving company securities;

■	engage in any hedging or monetization transactions of company securities; or

■	hold company securities in a margin account or pledge company securities as collateral for a loan; however, we do permit our officers to effect a cashless exercise of stock options granted by our company provided that they make their own arrangements.

MONSANTO COMPANY 2015 PROXY STATEMENT	65

Compensation Discussion and Analysis Summary of Fiscal 2015 Proxy Officer Performance and Compensation

Summary of Fiscal 2015 Proxy Officer Performance and Compensation

Each year, our people and compensation committee conducts a thorough review of our CEO’s performance in private session. Our CEO provides the committee with an assessment of performance for each of the proxy officers. The assessment of individual performance takes into account a number of quantitative and qualitative factors such as attainment of key strategic goals and objectives, specific revenue and earnings goals for each business, successful acquisitions/divestitures and integration efforts, as well as the financial performance and overall company performance as described in the Executive Summary. After assessing performance, the committee determines the proxy officer’s fiscal year AIP award.

The information below highlights the individual accomplishments of each proxy officer in fiscal 2015.

Proxy Officer Performance and Fiscal 2015 Compensation

Hugh Grant, Chairman and Chief Executive Officer

Fiscal 2015 Compensation
Base Pay	$1.6M
AIP Award
Target Opportunity	$2.7M
Amount Received	$1.9M
Long-term incentives (LTI)
Value*:	$9.8M
Stock Options	130,300
Financial Goal RSUs*	34,746

Responsibilities: Accountable to the board of directors, general and active management and supervision of the company’s business

2015 Accomplishments and Performance

Mr. Grant’s strong focused leadership of our executives and the entire organization:

■	Delivered solid financial results amidst global and industry headwinds, achieving ten percent growth in ongoing EPS and achieving over 99% of the AIP target-level goal for free cash flow

■	Drove record-setting adoption of our Intacta RR2 PROTM product, while holding or improving share in major corn regions and establishing our digital ag solutions business as a leading platform

■	Positioned our company for long-term opportunity through advancements in our pipeline, execution of licensing and intellectual property strategies, and engagement with a broad range of stakeholders as we work to meet our sustainability goals

■	Set the tone for our organization to implement disciplined management of expense, focus on strategies to reduce expense risk and develop methods to increase efficiency longer-term

■	Achieved continued strong safety results and implemented enhancements to development programs focused on identifying critical talent segments, assessment and succession planning, while continuing to implement multi-year diversity and inclusion plans

Pierre C. Courduroux, Senior Vice President and Chief Financial Officer

Fiscal 2015 Compensation
Base Pay	$0.6M
AIP Award
Target Opportunity	$0.5M
Amount Received	$0.3M
Long-term incentives (LTI)
Value*:	$2.4M
Stock Options	31,250
Financial Goal RSUs*	8,332

Responsibilities: Leads finance organization

2015 Accomplishments and Performance

■	Developed comprehensive plans covering commodity, currency, cash and tax risks, including plans to effectively mitigate international financial risks, while delivering significant financial benefits to the current year

■	Implemented plans to deliver on collections, reducing risk and enhancing free cash flow, while making significant progress in our capital allocation strategy

■	Delivered comprehensive assessment of financing structures, taxation strategies and other financial considerations in support of company strategic planning and initiatives, as well as in support of current year objectives

■	Enhanced development plans for potential leaders and executed on development plans to support company diversity and inclusion goals

66	MONSANTO COMPANY 2015 PROXY STATEMENT

Compensation Discussion and Analysis Summary of Fiscal 2015 Proxy Officer Performance and Compensation

Brett D. Begemann, President and Chief Operating Officer

Fiscal 2015 Compensation
Base Pay	$0.8M
AIP Award
Target Opportunity	$0.8M
Amount Received	$0.6M
Long-term incentives (LTI)
Value*:	$3.0M
Stock Options	39,890
Financial Goal RSUs*	10,637

Responsibilities: Commercial responsibility for our global business and supply chain

2015 Accomplishments and Performance

■	Delivered growth despite significant currency and global corn acre headwinds by delivering an historic soybean product launch exceeding goals, maintaining or growing share in critical global corn markets, managing spending and executing strategic deals covering multiple products

■	Executed critical milestones across production and distribution to generate savings and implemented significant changes to transform processes at two major production facilities

■	Led our marketing, communications and engagements teams to strengthen customer relationships and to advance our company’s role as a leader in collaborations related to sustainable food production, and our outreach to consumers

■	Created significant development opportunities to strengthen leadership pipeline, including increased diversity in sales organization

Robert T. Fraley, Ph.D., Executive Vice President and Chief Technology Officer

Fiscal 2015 Compensation
Base Pay	$0.7M
AIP Award
Target Opportunity	$0.6M
Amount Received	$0.4M
Long-term incentives (LTI)
Value*:	$2.5M
Stock Options	33,240
Financial Goal RSUs*	8,864

Responsibilities: Oversees our integrated crop and seed agribusiness technology and research with facilities worldwide

2015 Accomplishments and Performance

■	Led the technology and regulatory organizations in advancing 23 projects and across every platform, including our platforms covering breeding, biotechnology and improved agronomics, that are central to the company meeting key sustainability goals

■	Set the foundation for the pre-launch and launch of new products through regulatory filings and key regulatory approvals, providing opportunity for future sales growth

■	Delivered record-level germplasm yield advantage compared to competitor seed, supporting sales share, and implemented significant technology upgrades to advance breeding, testing and seed treatment efficiencies and collaboration

■	Sustained leadership development and opportunities for collaboration and mentoring within technology organization

David F. Snively, Executive Vice President, Secretary and General Counsel

Fiscal 2015 Compensation
Base Pay	$0.6M
AIP Award
Target Opportunity	$0.5M
Amount Received	$0.3M
Long-term incentives (LTI)
Value*:	$1.7M
Stock Options	22,610
Financial Goal RSUs*	6,028

Responsibilities: Leads our legal and environmental, safety and health teams and serves as secretary to our board

2015 Accomplishments and Performance

■	Led legal support for key commercial licensing and other potential transactions to support our company’s long-term strategy

■	Advanced and protected the company’s intellectual property through patent filings, defense and licensing to support current products and technologies and new technologies under development for the company’s digital ag solutions platform

■	Provided legal support and guidance related to the company’s current products and legacy liabilities, including support for regulatory challenges and successful resolution of key legal matters affecting our business

■	Enhanced development and succession planning in the legal organization, while maintaining high engagement and providing community support

* Amounts reflect target awards. Actual amounts received will depend upon performance and company stock price.

MONSANTO COMPANY 2015 PROXY STATEMENT	67

Compensation Discussion and Analysis Caution Regarding Forward-Looking Statements

Caution Regarding Forward-Looking Statements

In this proxy statement, and from time to time throughout the year, we share expectations for our company’s future performance. These forward-looking statements include statements about our business plans; the potential development, regulatory approval, and public acceptance of our products; our expected financial performance, including sales performance, and the anticipated effect of our strategic actions; the anticipated benefits of recent acquisitions; the outcome of contingencies, such as litigation and the previously announced SEC investigation; domestic or international economic, political and market conditions; and other factors that could affect our future results of operations or financial position, including, without limitation, statements under the caption “Executive Compensation — Compensation Discussion and Analysis.” Any statements we make that are not matters of current reportage or historical fact should be considered forward-looking. Such statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” and similar expressions. By their nature, these types of statements are uncertain and are not guarantees of our future performance.

Since these statements are based on factors that involve risks and uncertainties, our company’s actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: continued competition in seeds, traits and agricultural chemicals; the company’s exposure to various contingencies, including those related to intellectual property protection, regulatory compliance and the speed with which approvals are received, and public understanding and acceptance of our biotechnology and other agricultural products; the success of the company’s research and development activities; the outcomes of major lawsuits and the previously announced SEC investigation; developments related to foreign currencies and economies; pursuit of acquisitions or other transactions; fluctuations in commodity prices; compliance with regulations affecting our manufacturing; the accuracy of the company’s estimates related to distribution inventory levels; the recent increases in and expected higher levels of indebtedness; the company’s ability to fund its short-term financing needs and to obtain payment for the products that it sells; the effect of weather conditions, natural disasters and accidents, and security breaches, including cybersecurity incidents, on the agriculture business or the company’s facilities; and other risks and factors described or referenced in Part I — Item 1A of our Report on Form 10-K for the fiscal year ended August 31, 2015.

Our forward-looking statements represent our estimates and expectations and are based on currently available information at the time that we make those statements. However, circumstances change constantly, often unpredictably, and many events beyond our control will determine whether the expectations encompassed in our forward-looking statements will be realized. As a result, investors should not place undue reliance on these forward-looking statements. We disclaim any current intention or obligation to revise or update any forward-looking statements, or the factors that may affect their realization, whether in light of new information, future events or otherwise, and investors should not rely on us to do so.

68	MONSANTO COMPANY 2015 PROXY STATEMENT

Executive Compensation Executive Compensation Tables

Executive Compensation Tables

Summary Compensation Table

This table describes the total compensation paid to proxy officers for fiscal years 2015, 2014 and 2013, as required. The components of the total compensation are described in the footnotes below and in more detail in the tables and narratives that follow. For information on the role of each component within the total direct compensation package, see the description under Compensation Discussion and Analysis.

						Change in
						Pension Value and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)[1,2]	($)[1]	($)[3]	($)[4]	($)[5]	($)
Hugh Grant	2015	1,602,156	3,920,044	3,172,805	1,883,228	747,348	603,255	11,928,836
Chairman of the Board	2014	1,506,269	3,520,012	3,008,440	3,902,775	1,006,203	492,784	13,436,483
and Chief Executive Officer	2013	1,450,585	3,200,006	2,842,261	3,864,483	461,671	755,146	12,574,152
Pierre C. Courduroux	2015	610,200	940,016	760,938	342,720	158,792	106,341	2,919,007
Senior Vice President and	2014	593,077	880,003	752,170	815,000	199,384	89,427	3,329,061
Chief Financial Officer	2013	569,616	800,024	710,619	805,000	125,049	132,731	3,143,039
Brett D. Begemann	2015	813,600	1,200,066	971,322	571,200	303,954	164,754	4,024,896
President	2014	761,404	1,200,062	1,025,775	1,355,000	492,261	131,314	4,965,816
and Chief Operating Officer	2013	683,827	1,000,075	888,274	1,120,000	55,929	147,066	3,895,171
Robert T. Fraley, Ph.D.	2015	662,405	1,000,036	809,394	418,546	419,027	106,198	3,415,606
Executive Vice President and	2014	646,372	1,000,052	854,893	1,000,000	652,184	201,858	4,355,359
Chief Technology Officer	2013	632,583	1,000,075	888,274	1,020,000	198,358	162,392	3,901,682
David F. Snively	2015	610,200	680,079	550,554	342,720	246,325	91,033	2,520,911
Executive Vice President,	2014	593,077	680,099	581,289	815,000	403,409	92,340	3,165,214
Secretary and General Counsel	2013	562,831	640,056	568,538	850,000	127,540	136,350	2,885,315

1	Stock Awards and Option Awards. The amounts in these columns reflect grant date fair value at target in accordance with accounting guidance. These amounts do not factor in an estimate of forfeitures related to service-based vesting conditions and may not represent the amounts the proxy officers will actually receive from such awards. The assumptions used in determining the fair value of the awards are in Note 19 to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended Aug. 31, 2015. Additional information regarding the awards can be found below under the Grants of Plan-Based Awards Table and the Outstanding Equity Awards at Fiscal Year-End Table.

2	Stock Awards. Stock award values shown reflect grant date fair value assuming achievement of target-level performance. If achievement of outstanding-level performance were assumed, the grant date fair value of stock awards for the proxy officers for fiscal years 2015, 2014 and 2013, respectively, would be: Mr. Grant, $7,840,088, $7,040,023, and $6,400,012; Mr. Courduroux, $1,880,032, $1,760,006, and $1,600,048; Mr. Begemann, $2,400,132, $2,400,124, and $2,000,150; Dr. Fraley, $2,000,072, $2,000,103, and $2,000,150; and Mr. Snively, $1,360,158, $1,360,197, and $1,280,111.

For Financial Goal RSU awards, accounting guidance requires us to evaluate each quarter the likelihood of achieving the different possible levels of performance in terms of the goals specified in the awards and incur expense based on the most probable outcome. Actual amounts that will be received by the proxy officers for Financial Goal RSUs will be determined at the end of the performance period based upon actual performance, which may differ from the amounts reported above.

3	Non-Equity Incentive Plan Compensation. This column represents cash awards earned by our proxy officers under that fiscal year’s AIP that were paid in November following the fiscal year. Our AIP is discussed in further detail in the Compensation Discussion and Analysis section beginning on page 57.

4	Change in Pension Value and Nonqualified Deferred Compensation Earnings. This column represents the aggregate actuarial increase in the present value of benefits under all of our pension plans during the stated fiscal years for each proxy officer. The amounts were determined by using interest rate and mortality rate assumptions consistent with those used in our financial statements, as in the Pension Benefits Table beginning on page 74. For Messrs. Grant, Courduroux and Snively, the amounts in this column consist solely of the aggregate change in pension value. For Mr. Begemann, and Dr. Fraley, in addition to the aggregate change in pension value, this column includes interest earned under our Deferred Payment Plan. This is set at the average Moody’s Baa Bond Index Rate in effect during the prior calendar year, to the extent that it exceeds 120% of the applicable federal long-term rate, and was as follows in 2015, 2014 and 2013: Mr. Begemann, $1,863, $1,409, and $1,966; and Dr. Fraley, $8,086, $7,322, and $11,859. The Deferred Payment Plan is discussed in further detail under Deferred Payment Plan beginning on page 78.

MONSANTO COMPANY 2015 PROXY STATEMENT	69

Executive Compensation Executive Compensation Tables

5	All Other Compensation. Here is additional information on the amounts reported in the All Other Compensation column for fiscal 2015.

	Company Contributions to SIPA
		Non-Qualified
	Qualified Plan	Parity Plan	PerquisitesB	Total
Name	($)	($)	($)	($)
Hugh Grant	16,960	334,708	251,587	603,255
Pierre C. Courduroux	15,850	75,182	15,309	106,341
Brett D. Begemann	15,143	123,407	26,204	164,754
Robert T. Fraley, Ph.D.	16,960	89,238	—	106,198
David F. Snively	16,960	74,073	—	91,033

A	Company Contributions to our Savings and Investment Plan. These columns represent matching contributions made by the company during fiscal 2015 for compensation deferred by participants under our Savings and Investment Plan, which we refer to as our “SIP,” and our ERISA Parity Savings and Investment Plan, which we refer to as our “Parity SIP Plan.” Our SIP is a tax-qualified defined contribution plan and our Parity SIP Plan is a non-qualified defined contribution plan under the Code. Information regarding the company matching contribution levels is provided under Parity SIP Plan on page 77.

B	Perquisites. Amounts represent the aggregate incremental cost to the company of perquisites provided to our proxy officers, except for Dr. Fraley and Mr. Snively, for whom such amounts were less than $10,000. The amounts shown for Mr. Grant include personal use of corporate aircraft of $242,760, home security and other security expenses. For Mr. Courduroux, the amounts shown include costs of personal use of corporate aircraft of $11,476 and costs of participation in our executive medical program of $3,833. For Mr. Begemann, the amounts shown include costs of personal use of corporate aircraft of $25,096 and security-related expenses.

We calculate the incremental cost of company aircraft used for a non-business flight by multiplying the aircraft’s hourly variable operating cost by a trip’s flight time, including any flight time of an empty return or deadhead flight. Fixed costs that do not vary based on usage are not included in the calculation of direct operating costs. We incur minimal incremental costs for passengers who travel as the guest of executives traveling on the aircraft for business purposes, but we do consider guest travel to be a perquisite.

70	MONSANTO COMPANY 2015 PROXY STATEMENT

Executive Compensation Executive Compensation Tables

Grants of Plan-Based Awards Table

The following table provides additional information about plan-based awards granted to our proxy officers during fiscal 2015. See Compensation Discussion and Analysis for more information about the terms of the awards.

			Estimated Possible			Estimated Future Payouts			All Other
			Payouts Under Non-Equity			Under Equity Incentive			Option	Exercise	Grant Date
		Grant	Incentive Plan Awards[1]			Plan Awards[2]			Awards;	or Base	Fair Value
		Date for							Number of	Price of	of Stock
		Equity-							Securities	Option	and Option
	Award	Based	Threshold	Target	Maximum	Threshold	Target	Maximum	Underlying	Awards	Awards
Name	Type	Awards	($)	($)	($)[1]	(#)	(#)	(#)	Awards(#)[3]	($/Sh)[4]	($)[5]
Hugh Grant	Annual Incentive	—	941,614	2,690,325
	Stock Options	10/27/14							130,300	112.82	3,172,805
	Financial Goal RSUs	10/27/14				17,373	34,746	69,492			3,920,044
Pierre C. Courduroux	Annual Incentive	—	171,360	489,600
	Stock Options	10/27/14							31,250	112.82	760,938
	Financial Goal RSUs	10/27/14				4,166	8,332	16,664			940,016
Brett D. Begemann	Annual Incentive	—	285,600	816,000
	Stock Options	10/27/14							39,890	112.82	971,322
	Financial Goal RSUs	10/27/14				5,319	10,637	21,274			1,200,066
Robert T. Fraley,	Annual Incentive	—	209,273	597,923
Ph.D.	Stock Options	10/27/14							33,240	112.82	809,394
	Financial Goal RSUs	10/27/14				4,432	8,864	17,728			1,000,036
David F. Snively	Annual Incentive	—	171,360	489,600
	Stock Options	10/27/14							22,610	112.82	550,554
	Financial Goal RSUs	10/27/14				3,014	6,028	12,056			680,079

1	Amounts in this column represent the threshold, target and maximum payouts under the company’s fiscal 2015 AIP with respect to our attainment of specified performance criteria. Threshold payout is 35% of the target award and the maximum payout is set by our Code Section 162(m) Annual Incentive Plan for Covered Executives, which was designed to maximize the opportunity for tax-deductibility of AIP awards to our proxy officers. Under this plan, the maximum AIP award a covered proxy officer may receive is three-quarters of one percent (.75%) of corporate adjusted net income for the applicable performance year, or $20.7 million for fiscal 2015. The people and compensation committee has discretion to award less than the maximum amount and historically has determined the amount of all AIP awards based on company and individual performance measured against pre-established goals under our AIP. The AIP awards have been substantially lower than the maximum amount for Code Section 162(m) purposes. See Deductibility of Performance-Based Compensation on page 64 for more information about Code Section 162(m) Plan, and the information under Annual Incentive Plan beginning on page 57 for a more detailed description of awards made under our AIP. The actual amounts earned are reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table on page 69.

2	Amounts in this column represent the threshold, target and maximum payout for Financial Goal RSUs granted under our 2005 LTIP as part of our proxy officers’ fiscal 2015 long-term incentive compensation. We describe the terms of the Financial Goal RSUs in more detail beginning on page 61.

3	Amounts in this column represent stock options granted under our 2005 LTIP to our proxy officers on Oct. 27, 2014 (which will vest ratably on each of Nov. 15, 2015, Nov. 15, 2016 and Nov. 15, 2017) as part of their fiscal 2015 long-term incentive compensation. We describe the terms of stock options in more detail beginning on page 61.

4	Exercise prices are equal to the closing prices of our stock on the respective dates of grant.

5	The grant date fair value of options was $24.35 per option for options awarded on Oct. 27, 2014. In accordance with SEC rules, amounts reported in this column for Financial Goal RSUs disclose the fair value at the date of grant based on the probable outcome, regardless of when or whether these amounts are ultimately realized by the proxy officer. The grant date fair value of the fiscal 2015 Financial Goal RSUs awarded on Oct. 27, 2014 was $112.82 per unit. Fair value is calculated as the target number of Financial Goal RSUs multiplied by the closing price of our common stock on the date of grant, in accordance with the accounting requirements. The actual amounts that will be received by the proxy officer for Financial Goal RSUs will be determined at the end of the performance period based upon our actual performance, which may differ from the performance that was probable at the date of grant. The assumptions used in determining the fair value of the awards are in Note 19 to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended Aug. 31, 2015.

MONSANTO COMPANY 2015 PROXY STATEMENT	71

Executive Compensation Executive Compensation Tables

Outstanding Equity Awards at Fiscal Year-End Table

The table below provides information regarding outstanding equity awards as of August 31, 2015 for each proxy officer. The equity awards in this table consist of stock options, restricted stock units and Financial Goal RSUs.

							Stock Awards[1]
			Option Awards[1]				Restricted Stock Units		Performance-RSUs
									Equity	Equity
									Incentive	Incentive
									Plan	Plan Awards:
									Awards:	Market or
									Number of	Payout
									Unearned	Value of
								Market	Shares,	Unearned
								Value	Units	Shares,
			Number of	Number of			Number of	of Units	or Other	Units or
			Securities	Securities			Units of	of Stock	Rights	Other Rights
			Underlying	Underlying			Stock	That Have	That Have	That
	Grant Date or		Unexercised	Unexercised	Option	Option	That	Not	Not	Have Not
	Performance		Options (#)	Options (#)	Exercise	Expiration	Have Not	Vested	Vested	Vested
Name	Period		Exercisable	Unexercisable	Price ($)	Date	Vested (#)	($)[2]	(#)	($)[2]
Hugh Grant	10/27/2014			130,300	112.82	10/27/2024
	10/21/2013		41,490	82,980	106.05	10/21/2023
	10/16/2012		88,420	44,210	90.48	10/16/2022
	10/24/2011		188,030		74.79	10/24/2021
	10/25/2010		239,530		58.71	10/25/2020
	10/26/2009		149,200		70.69	10/26/2019
	10/20/2008		157,220		89.45	10/20/2018
	10/22/2007		149,230		87.14	10/22/2017
	9/1/14-8/31/17	[3]							17,373	1,696,473
	9/1/13-8/31/16	[4]							33,192	3,241,199
	9/1/12-8/31/15	[5]					55,527	5,422,212
Pierre C. Courduroux	10/27/2014			31,250	112.82	10/27/2024
	10/21/2013		10,373	20,747	106.05	10/21/2023
	10/16/2012		22,106	11,054	90.48	10/16/2022
	10/24/2011		37,610		74.79	10/24/2021
	1/1/2011		14,590		69.64	1/1/2021
	10/25/2010		7,990		58.71	10/25/2020
	10/26/2009		6,240		70.69	10/26/2019
	5/15/2009		520		89.95	5/15/2019
	10/20/2008		3,360		89.45	10/20/2018
	10/22/2007		4,320		87.14	10/22/2017
	9/1/14-8/31/17	[3]							4,166	406,810
	9/1/13-8/31/16	[4]							8,298	810,300
	9/1/12-8/31/15	[5]					13,882	1,355,577
Brett D. Begemann	10/27/2014			39,890	112.82	10/27/2024
	10/21/2013		14,146	28,294	106.05	10/21/2023
	10/16/2012		27,633	13,817	90.48	10/16/2022
	10/24/2011		47,640		74.79	10/24/2021
	10/25/2010		51,100		58.71	10/25/2020
	10/26/2009		29,840		70.69	10/26/2019
	10/20/2008		31,450		89.45	10/20/2018
	10/22/2007		27,980		87.14	10/22/2017
	9/1/14-8/31/17	[3]							5,319	519,400
	9/1/13-8/31/16	[4]							11,316	1,105,007
	9/1/12-8/31/15	[5]					17,354	1,694,618

72	MONSANTO COMPANY 2015 PROXY STATEMENT

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							Stock Awards[1]
			Option Awards[1]				Restricted Stock Units		Performance-RSUs
									Equity	Equity
									Incentive	Incentive
									Plan	Plan Awards:
									Awards:	Market or
									Number of	Payout
									Unearned	Value of
								Market	Shares,	Unearned
								Value	Units	Shares,
			Number of	Number of			Number of	of Units	or Other	Units or
			Securities	Securities			Units of	of Stock	Rights	Other Rights
			Underlying	Underlying			Stock	That Have	That Have	That
	Grant Date or		Unexercised	Unexercised	Option	Option	That	Not	Not	Have Not
	Performance		Options (#)	Options (#)	Exercise	Expiration	Have Not	Vested	Vested	Vested
Name	Period		Exercisable	Unexercisable	Price ($)	Date	Vested (#)	($)[2]	(#)	($)[2]
Robert T. Fraley, Ph.D.	10/27/2014			33,240	112.82	10/27/2024
	10/21/2013		11,790	23,580	106.05	10/21/2023
	10/16/2012		27,633	13,817	90.48	10/16/2022
	10/24/2011		32,680		74.79	10/24/2021
	10/20/2008		52,410		89.45	10/20/2018
	10/22/2007		23,800		87.14	10/22/2017
	9/1/14-8/31/17	[3]							4,432	432,785
	9/1/13-8/31/16	[4]							9,430	920,840
	9/1/12-8/31/15	[5]					17,354	1,694,618
David F. Snively	10/27/2014			22,610	112.82	10/27/2024
	10/21/2013		8,016	16,034	106.05	10/21/2023
	10/16/2012			8,844	90.48	10/16/2022
	9/1/14-8/31/17	[3]							3,014	294,317
	9/1/13-8/31/16	[4]							6,413	626,229
	9/1/12-8/31/15	[5]					11,107	1,084,599

1	Stock options and Performance RSUs become exercisable or vested in accordance with the vesting schedules below, subject to performance conditions and accelerated vesting under certain circumstances described in footnotes 5 and 6, respectively, on page 82.

2	Closing Stock Price. Amounts in these columns are based on the closing stock price of $97.65 for our common stock on Aug. 31, 2015.

3	Financial Goal RSUs. As required by the SEC rules, the number of RSUs shown assumes that threshold levels of performance (50%) will be achieved. In October 2017, the people and compensation committee will determine the actual levels of performance achieved for these awards.

4	Financial Goal RSUs. As required by the SEC rules, the number of RSUs shown assumes that target levels of performance (100%) will be achieved. In October 2016, the people and compensation committee will determine the actual levels of performance achieved for these awards.

5	Financial Goal RSUs. The table reports the actual number of units eligible for vesting. In October and November 2015, after evaluating our performance with respect to these Financial Goal RSUs, the people and compensation committee determined that the company exceeded the target levels of performance and 157% of the target number of units vested in November 2015.

EQUITY AWARD VESTING SUMMARY

Stock Options
Grant Date	One-third vests on each of:
10/27/2014	Nov. 15, 2015, Nov. 15, 2016 and Nov. 15, 2017
10/21/2013	Nov. 15, 2014, Nov. 15, 2015 and Nov. 15, 2016
10/16/2012	Nov. 15, 2013, Nov. 15, 2014 and Nov. 15, 2015

Financial Goal RSUs
For Fiscal year	Granted	Performance Period	Performance Determination Date	Vesting
2015	10/27/2014	9/1/14-8/31/17	October 2017	November 2017
2014	10/21/2013	9/1/13-8/31/16	October 2016	November 2016
2013	10/16/2012	9/1/12-8/31/15	October/November 2015	November 2015

MONSANTO COMPANY 2015 PROXY STATEMENT	73

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Option Exercises and Stock Vested Table

The following table provides information about the value realized by our proxy officers on the exercise of stock options and vesting of stock awards during fiscal 2015.

	Option Awards		Stock Awards[1]		Total Value
	Number of	Value	Number of	Value	Realized on
	Shares Acquired	Realized on	Shares Acquired	Realized on	Exercise and
	on Exercise	Exercise	on Vesting	Vesting	Vesting
Name	(#)	($)[2]	(#)	($)[3]	($)
Hugh Grant	—	—	—	—	—
Pierre C. Courduroux	—	—	—	—	—
Brett D. Begemann	—	—	39,680	4,681,446	4,681,446
Robert T. Fraley, Ph.D.	—	—	44,070	5,199,379	5,199,379
David F. Snively	21,380	763,055	35,360	4,123,330	4,886,385

1	Amounts in these columns reflect the vesting of RSUs that were granted on Mar. 2, 2011 for Mr. Begemann and Dr. Fraley and on Jun. 7, 2011 for Mr. Snively. The units were subject to a three-year performance period (September 2011 – August 2014) upon which a performance determination was made and stock vested on Jan. 30, 2015 for Mr. Begemann and Dr. Fraley and on Jun. 1, 2015 for Mr. Snively.

2	Amounts represent the difference between the market price upon exercise and the exercise price.

3	Amounts in this column are based on the fair market value of $117.98 for common stock vesting on Jan. 30, 2015 for Mr. Begemann and Dr. Fraley and $116.61 for common stock vesting on Jun. 1, 2015 for Mr. Snively.

Pension Benefits

Our proxy officers currently participate in the same defined benefit retirement plans as our other eligible U.S. employees: the Monsanto Company Pension Plan (“Pension Plan”) and the Monsanto Company Parity Pension Plan (“Parity Pension Plan”). As a result of his prior position outside the U.S., Mr. Courduroux also has accrued benefits under defined benefit retirement plans available to certain of our employees outside of the U.S.

PENSION BENEFITS TABLE

The following table shows the present value of accumulated benefits payable to each of our proxy officers, as well as the number of years of service credited to each individual, under our defined benefit pension plans as of August 31, 2015, using the same key actuarial assumptions as those used for financial statement reporting purposes. These assumptions are described in Note 16 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2015.

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated	Last Fiscal Year
Name	Plan Name	(#)	Benefits ($)	($)
Hugh Grant	Pension Plan[1]	19.67	575,675	—
	Parity Pension Plan[2]	19.67	6,552,136	—
Pierre C. Courduroux	Pension Plan[1]	7.92	229,183	—
	Parity Pension Plan[2]	7.92	555,411	—
	International Supplemental
	Retirement Account Plan[3]	1.08	27,914	—
Brett D. Begemann	Pension Plan[1]	32.63	1,061,795	—
	Parity Pension Plan[2]	32.63	1,972,813	—
Robert T. Fraley, Ph.D.	Pension Plan[1]	34.67	1,706,982	—
	Parity Pension Plan[2]	34.67	4,008,027	—
David F. Snively	Pension Plan[1]	31.94	1,384,141	—
	Parity Pension Plan[2]	31.94	1,221,627	—

1	Pension Plan. The present value of the accumulated benefit has been calculated assuming, for valuation purposes only, that the proxy officer will remain in service until age 65, that the discount rate is 4.35%, and that 80% of the benefit is payable as a lump sum and the remainder as a single life annuity. The estimated Aug. 31, 2015 notional account balances under our Pension Plan (as opposed to the present value of accumulated benefits shown in the table) are as follows: Mr. Grant, $526,685; Mr. Courduroux, $197,521; Mr. Begemann, $1,062,202; Dr. Fraley, $1,539,394; and Mr. Snively, $1,280,892. Participants with prior plan accounts who are over a certain age may be eligible to receive lump sums larger than their notional account balances depending on interest rates at the time they receive their benefits: (i) if Dr. Fraley had

74	MONSANTO COMPANY 2015 PROXY STATEMENT

Executive Compensation Executive Compensation Tables

terminated on Aug. 31, 2015, he would have been eligible to receive a lump sum of $1,659,506 in lieu of the notional account balance; and (ii) if Mr. Snively had terminated on Aug. 31, 2015, he would have been eligible to receive a lump sum of $1,321,266 in lieu of the notional account balance.

2	Parity Pension Plan. The present value of the accumulated benefit has been calculated assuming, for valuation purposes only, that the proxy officer will remain in service until age 65, that the discount rate is 3.80%, and the benefit is payable as a lump sum. The estimated Aug. 31, 2015 notional account balances under our Parity Pension Plan (as opposed to the present value of accumulated benefits shown in the table) are as follows: Mr. Grant, $6,012,758; Mr. Courduroux, $469,245; Mr. Begemann, $1,751,872; Dr. Fraley, $3,997,088; and Mr. Snively, $1,177,003.

3	International Supplemental Retirement Account Plan. In addition to the pension plan benefits for Mr. Courduroux based on his years of service as our employee in the U.S., Mr. Courduroux also is eligible for regular pension plan benefits under the company’s International Supplemental Retirement Account Plan (IRP), described on page 76, based on his years of service as our employee on assignment from France to Switzerland in 2006 and 2007. The present value of the accumulated benefit has been calculated assuming, for valuation purposes only, that the proxy officer will remain in service until age 65, that the discount rate is 4.50%, and the benefit is payable as a lump sum. Mr. Courduroux’s notional account balance under the IRP accrues interest credits at 8% per annum posted over the course of his employment. Mr. Courduroux’s notional account balance as of Aug. 31, 2015 is $17,235.

Pension Plan

We maintain the Pension Plan for the benefit of our U.S. employees. The plan was closed to new entrants as of July 8, 2012, but current participants continue to accrue benefits under the plan. The Pension Plan is a form of pension plan known as a cash balance plan, and is a tax-qualified defined benefit plan under the Code. Under the cash balance plan design, there are two types of participant accounts: a “prior plan account” and a “cash balance account.” Pension plan participants who were employed by Former Monsanto and then by us in the U.S. before and after 1997, including Mr. Grant, Mr. Begemann, Dr. Fraley and Mr. Snively, have both a prior plan account and a cash balance account. Mr. Courduroux became a participant in the Pension Plan as of October 1, 2007 at the time he transferred employment to the U.S. and has only a cash balance account under the Pension Plan.

Prior Plan Account. This account generally preserves (and grows) benefits earned under the pension plan maintained by Former Monsanto through December 31, 1996. The opening balance of the prior plan account was (at a minimum) the actuarial equivalent lump sum value of the participant’s old defined benefit plan monthly retirement benefit accrued prior to January 1, 1997. Each month, the prior plan account is increased by (1) “interest credits” at an annual rate of 8.5% until the earlier of the participant reaching age 55 or when benefits begin; and (2) “pay credits” at an annual rate of 4%, until the participant retires or terminates employment.

Cash Balance Account. This account is credited for all service earned on or after January 1, 1997. The cash balance account grows by the addition of various compensation-based and interest-based credits posted over the course of participants’ employment. We credit annual contributions, expressed as a percentage of eligible compensation, to the cash balance account in amounts depending upon a participant’s age as follows: 3% before age 30, 4% for ages 30 to 39, 5% for ages 40 to 44, 6% for ages 45 to 49 and 7% for age 50 and over. Participants also receive contribution credits equal to 3% of eligible compensation in excess of the social security wage base. Participants who were covered under the prior traditional defined benefit plan on December 31, 1996 also received transition credits while employed based on the number of years of benefit service earned as of that date (up to a maximum of ten years). The applicable percentages and age ranges were 2% before age 30, 3% for ages 30 to 39, 4% for ages 40 to 44, 5% for ages 45 to 49, and 6% for age 50 and over. In addition, each participant’s cash balance account accrues monthly interest credits, based on the average interest rate for 30-year Treasury Bonds for October of the prior calendar year, with a minimum rate of 5% and a maximum rate of 10%.

A Pension Plan participant may elect to receive his or her vested plan benefit on the first day of any month following the date upon which the participant’s employment with our company and affiliated companies is terminated or the participant becomes disabled (but no later than the April 1 following the calendar year in which the participant attains age 70 1/2). Pension Plan benefits are normally paid in either a single life annuity for unmarried participants or a 50% joint and survivor annuity for married participants, with additional optional forms of benefit available, including a lump sum distribution. All available forms of distribution are actuarially equivalent to the single life annuity.

MONSANTO COMPANY 2015 PROXY STATEMENT	75

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Parity Pension Plan

Our Parity Pension Plan provides pension benefits for a select group of our management or highly compensated employees, including our proxy officers, who cannot receive full benefits from our Pension Plan because of limitations and restrictions imposed by the Code and regulations. The plan was closed to newly hired employees as of July 8, 2012 or later, and remains open to employees hired prior to July 8, 2012. Current participants continue to accrue benefits under the plan. The amount of a participant’s Parity Pension Plan benefit is the excess of the amount of benefit that he or she would have received under our Pension Plan but for the imposition of these limitations and/or the deferral of the annual incentive award over the amount payable in the Pension Plan.

Parity Pension Plan benefits are vested only to the extent a participant’s Pension Plan benefits are vested, but are forfeited in the event of a termination for cause.

Pre-2005 benefits (grandfathered) under the Parity Pension Plan are those benefits that were earned and vested prior to December 31, 2004. There are two payment options under the Parity Pension Plan for pre-2005 benefits. Benefits may be paid as:

■	an automatic lump-sum on the first January 1 or July 1 that is six months following termination of employment; or

■	deferred at least three years following the first January 1 or July 1 that is six months following termination of employment (but not later than age 70½) and paid in a lump-sum or term certain option that provides monthly payments over a term of one to ten years, with residual payments to a beneficiary if applicable.

Post-2004 benefits under the Parity Pension Plan are those benefits that were earned and vested after December 31, 2004. There are two payment options under Parity Pension Plan for post 2004 benefits. Benefits may be paid as:

■	an automatic lump-sum in the 13th month following termination of employment; or

■	deferred at least five years following the 13th month from termination of employment (but not later than age 70½) and paid in a lump-sum or term certain annuity, which provides monthly payments over a term of one to ten years, with residual payments to a beneficiary if applicable.

During any waiting or deferral period, we credit participants’ Parity Pension Plan benefits with interest, currently based on the prior year’s average of the monthly averages of the Moody’s Baa Bond Index, which was 5.10% in calendar year 2014 and 4.85% in calendar year 2015. A Parity Pension Plan participant who has elected to defer receipt of benefits may request an emergency benefit distribution during the waiting period, deferral period or after benefit payments have begun if he or she incurs a severe, unforeseeable financial hardship.

International Supplemental Retirement Account Plan

Since October 2002, our International Supplemental Retirement Account Plan (IRP) has been our non-qualified defined benefit plan maintained to provide certain benefits to employees who have met certain age and service requirements and have experienced a permanent international transfer and met the eligibility requirements of the plan.

The IRP provides benefits that are a function of a notional account maintained on behalf of plan participants. The IRP account grows by the addition of various compensation-based and interest-based credits posted over the course of the participant’s employment. We credit annual contributions in amounts depending upon the participant’s age and a set comparison of company-provided retirement benefits in the participant’s home country and country of assignment, in amounts ranging from 2% to 13% of eligible compensation (which the plan defines as base pay plus any AIP award). In addition, each participant’s IRP account accrues interest credits at 8% per annum.

IRP benefits are vested only to the extent a participant’s home country pension plan benefit would be vested or, if there is no home country pension plan, upon completion of five years of continuous service, death or disability. Currently, vested benefits may be paid as follows:

■	an automatic lump-sum in the 13th month following termination of employment; or

■	deferred at least five years following the 13th month from termination of employment and paid in a lump-sum or term certain annuity, which provides monthly payments over a term of one to ten years, with residual payments to a beneficiary if applicable.

Non-Qualified Deferred Compensation

Our proxy officers are eligible to participate in our Parity SIP Plan, the non-qualified deferred compensation plan we maintain for a select group of our management or highly compensated employees. Additionally, prior to August 31, 2009, the proxy officers and certain of our management-level U.S. employees were eligible to defer annual incentive compensation under our Deferred Payment Plan, and Financial Goal RSUs awarded prior to fiscal 2010 were eligible for deferral.

76	MONSANTO COMPANY 2015 PROXY STATEMENT

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NON-QUALIFIED DEFERRED COMPENSATION TABLE

The following table provides information for each proxy officer regarding fiscal 2015 aggregate individual and company contributions, aggregate earnings and year-end account balances under our deferred compensation plans:

	Executive	Monsanto	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Balance at
Name and	in Last FY	in Last FY	in Last FY	Last FYE
Non-Qualified Plan	($)[1]	($)[2]	($)	($)[3]
Hugh Grant
Parity SIP Plan	575,279	334,708	(865,451)	17,164,145
Deferred Payment Plan	0	0	0	0
Deferred RSUs[4]	0	0	(1,100,986)	7,489,997
Pierre C. Courduroux
Parity SIP Plan	176,208	75,182	(18,166)	1,044,806
Deferred Payment Plan	0	0	0	0
Brett D. Begemann
Parity SIP Plan	154,259	123,407	(207,186)	2,815,880
Deferred Payment Plan	0	0	(153,527)	1,118,191
Robert T. Fraley, Ph.D.
Parity SIP Plan	111,548	89,238	(298,422)	5,517,715
Deferred Payment Plan	0	0	28,082	584,578
David F. Snively
Parity SIP Plan	115,738	74,073	4,315	2,463,678
Deferred Payment Plan	0	0	0	0

1	Amounts in this column reflect the proxy officers’ deferral of base pay and fiscal 2014 AIP award, paid during fiscal 2015. Proxy officer deferrals of base pay for the 2015, 2014, and 2013 fiscal years into the Parity SIP Plan are also included in the Salary column of the Summary Compensation Table and for 2015 are as follows: for Mr. Grant, $145,974; Mr. Courduroux, $53,958; Mr. Begemann, $45,859; Dr. Fraley, $31,548; and Mr. Snively, $34,238.

2	Amounts in this column reflect company matching allocations. These amounts are also included in the All Other Compensation column of the Summary Compensation Table.

3	Includes, among other things, proxy officer contributions from salary or incentive compensation reported in the Summary Compensation Table of our previous proxy statements for the year earned to the extent the proxy officer was a proxy officer for that period.

4	In fiscal 2004, Mr. Grant deferred receipt of 68,640 shares of common stock underlying Financial Goal RSUs (34,320 pre-stock split shares) awarded that year, to be paid out following his retirement. The Aggregate Earnings in Last FY column reflects the change in value of these deferred shares and all cash dividends paid in fiscal 2015. The Aggregate Balance at Last FYE reflects the aggregate value of these shares based on the Aug. 31, 2015 stock price of $97.65 and all cash dividends paid since the shares were deferred.

Parity SIP Plan

All eligible U.S. employees may contribute up to 25% of eligible pay to our Savings and Investment Plan (SIP), which is a tax-qualified defined contribution plan. The company made matching contributions to SIP equal to 80% of up to the first 8% of eligible compensation contributed by the participant during fiscal 2015. Additionally, for participants hired on or after July 8, 2012, the company made an age-based non-elective core contribution, in amounts ranging from 3% to 7% of eligible compensation.

Once contributions to the SIP reach a Code limit on compensation or contributions, hypothetical amounts are allocated to notional accounts under the Parity SIP Plan. Employee deferrals under the Parity SIP Plan are fully vested; however, matching and core contribution amounts vest 20% per year over five years. The company credits both participant contributions and its matching and core contribution amounts to the Parity SIP Plan with earnings or losses matching the performance of one or more investment options available under the SIP, as determined by the participant. The plan currently offers 16 investment options, one of which is a book account based on our company stock, which provided a return of (13.7)% for fiscal 2015. The other 15 investment options provided returns ranging from (10.7)% to 5.6% for fiscal 2015. A participant may change his or her investment elections at any time, subject to certain rules and procedures. After termination of employment, the plan credits accounts with interest, currently based on the prior year’s average of the monthly averages of the Moody’s Baa Bond Index Rate, as in effect from time to time, which was 5.10% in calendar year 2014 and 4.85% in calendar year 2015.

MONSANTO COMPANY 2015 PROXY STATEMENT	77

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There are two payment options under the Parity SIP Plan for contributions that were credited and vested prior to 2005. Benefits may be paid as:

■	an automatic lump-sum on the first January 1 or July 1 that is six months following termination of employment; or

■	deferred at least three years following the first January 1 or July 1 that is six months following termination of employment (but not later than age 70 1/2) and paid in a lump-sum or term certain option that provides monthly payments over a term of one to ten years, with residual payments to a beneficiary if applicable.

There are also two payment options for benefits under the Parity SIP Plan attributable to contributions that were credited and vested after December 31, 2004. Benefits may be paid as:

■	an automatic lump-sum in the 13th month following termination of employment; or

■	deferred at least five years following the 13th month from termination of employment (but not later than age 70 1/2) and paid in a lump-sum or term certain annuity, which provides monthly payments over a term of one to ten years, with residual payments to a beneficiary if applicable.

Deferred Payment Plan

Until our Deferred Payment Plan was frozen for new deferrals, the plan provided certain management-level employees the opportunity to defer receiving all or a portion of their AIP cash awards until a specific date in the future or until termination of employment or beyond. Our Deferred Payment Plan was amended so that our proxy officers and certain other members of senior management may not make any new deferral elections under the plan after August 31, 2009 (effective for our fiscal 2010 AIP), and that other participants may not make any new deferral elections after August 31, 2010 (effective for our fiscal 2011 AIP).

For amounts deferred under the Deferred Payment Plan prior to its amendment, the plan permits participants to elect among two investments:

■	the cash election, under which earnings on deferred amounts accrue at a rate equal to the average yield of the Moody’s Baa Bond Index for the prior calendar year; and

■	the stock election, under which earnings accrue at a rate that tracks the performance of our common stock (including reinvestment of dividends), with deferred amounts converted into hypothetical stock units based on the average trading price during the preceding ten trading days.

Participants may transfer between funds subject to certain rules and procedures. Amounts are distributed on either the date specified by the participant at the time of the deferral election or in a lump sum or monthly installments for up to ten years following termination of employment. Amounts attributable to the cash election are paid in cash, and amounts attributable to the stock election are paid in shares of our common stock or cash per plan rules and procedures. If approved by the plan’s administrative committee, at its discretion, a participant may receive an early distribution of benefits if he or she incurs a severe, unforeseeable financial hardship.

Potential Payments Upon Termination or Change of Control

CHANGE OF CONTROL EMPLOYMENT SECURITY AGREEMENTS

We have entered into change of control employment security agreements with each of the proxy officers and other executives that may require us to make payments to these individuals in the event of the termination of employment following a “change of control” (as defined). Under the terms of the agreements, we would provide certain protections to the proxy officers for a period of two years following a change of control (the “protected period”). If a proxy officer incurs an involuntary termination of employment or a voluntary termination of employment for “good reason” (as defined) during the protected period, he would be provided with severance benefits under the terms of the agreement.

78	MONSANTO COMPANY 2015 PROXY STATEMENT

Executive Compensation Executive Compensation Tables

A “change of control” generally means:

■	any other person or entity acquires beneficial ownership of 30% or more of our outstanding common stock or the combined voting power over our outstanding voting securities;

■	the incumbent directors, as defined in the agreements, cease to constitute at least a majority of the board;

■	the completion of certain corporate transactions including a reorganization, merger, statutory share exchange, consolidation or similar transaction, a sale or other disposition of all or substantially all of our assets, or the acquisition of assets or stock of another entity, subject to certain exceptions; or

■	our shareowners approve a complete liquidation or dissolution.

The same definition is used for the equity awards included in the table below.

The agreements generally provide that the proxy officer’s position, job location and travel requirements would not materially change during the protected period. In addition, during the protected period, the proxy officers would receive compensation and benefits, for which the opportunity or terms, respectively, shall be no less favorable than those in effect prior to the change of control.

Termination Other Than For Cause Or Disability; Voluntary Termination For Good Reason

If the proxy officer is terminated other than for cause or disability, or the proxy officer terminates employment for “good reason” during the protected period and executes a timely release, he would be entitled to a lump sum payment within 60 days after the termination date equal to the following:

■	base salary through the termination date, plus accrued pay in lieu of unused vacation;

■	a pro-rata portion of the proxy officer’s “average bonus;” and

■	the product of three times the sum of (i) annual base salary and (ii) “average bonus.”

Additionally, all benefits accrued through the termination date under our Pension Plan and supplemental pension or retirement plans would vest and be paid in accordance with their terms.

Following a severance-qualifying termination, the proxy officer would be eligible for outplacement benefits, in accordance with our normal practice for our most senior executives, and would receive specified welfare benefits (i.e., group health, prescription drug, dental, vision, disability and life insurance), through the end of the severance period; provided, if he becomes eligible to receive specified welfare benefits under another employer provided plan, our company’s benefits would cease. Further, for purposes of eligibility for retiree welfare benefits, if the proxy officer is age 50 on the termination date, has provided at least 10 years of service, and has a combined age and years of service of 65, the proxy officer would be entitled to receive retiree medical benefits.

“Good reason” generally means:

■	a material reduction in authority, duties or responsibilities of the proxy officer;

■	a material failure by the company to comply with provisions in the agreement regarding the proxy officer’s position, location, duties, responsibilities or compensation;

■	any purported termination by the company of his employment except as expressly permitted under the agreement; or

■	any failure by the company to require a successor to expressly assume the agreement;

provided that the proxy officer has given us notice of the existence of, and an opportunity to cure, an event or condition constituting good reason, in accordance with the agreement.

MONSANTO COMPANY 2015 PROXY STATEMENT	79

Executive Compensation Executive Compensation Tables

Termination for Death or Disability

If the proxy officer is terminated on account of death or disability during the protected period, the company would pay the proxy officer (or his estate or beneficiaries):

■	a lump sum cash payment of all base salary accrued through the termination date, plus accrued pay in lieu of unused vacation;

■	a pro-rata portion of the proxy officer’s “average bonus;”

■	in the case of death, death benefits to the proxy officer’s estate or beneficiaries that are at least as favorable as death benefits provided to peer executives of our company; and

■	in the case of disability, disability benefits to the proxy officer and/or his family that are at least as favorable as disability benefits provided to peer executives of our company.

Termination for Cause or Voluntary Termination Other Than for Good Reason

If the proxy officer is terminated for “cause” during the protected period, no severance payments would be due. “Cause” is defined as a proxy officer’s:

■	willful and continued failure to perform substantially his or her duties, subject to certain exceptions for incapacity and good reason terminations; or

■	willful and illegal conduct or gross misconduct that materially and demonstrably injures our company.

If the proxy officer voluntarily terminates, other than for good reason, during the protected period, the company must pay the proxy officer in a lump sum in cash within 30 days of the date of termination:

■	all base salary accrued through the termination date, plus accrued pay in lieu of unused vacation; and

■	a pro-rata portion of the proxy officer’s “average bonus.”

Treatment of Golden Parachute Excise Tax

If a change of control occurs, and a proxy officer is subject to the excise tax imposed under Section 4999 of the Code, we would reduce payments to the proxy officer so that the aggregate amount equals the maximum amount that can be paid without triggering imposition of the excise tax, if the net amount received by the proxy officer after tax would be greater than it would be absent such a reduction.

OTHER ARRANGEMENTS

In addition, many of our executive compensation, benefit and deferred compensation plans provide our proxy officers with certain rights or the right to receive payments in the event of the termination of employment, as described in more detail in the Compensation Discussion & Analysis, Pension Benefits, and Non-Qualified Deferred Compensation sections and the footnotes on page 82. Our proxy officers participate in our company’s broad-based Separation Pay Plan covering our full-time U.S. employees. Under the terms of the plan, a proxy officer would receive severance benefits in the event of his involuntary termination without cause, absent a change of control.

The amount of the severance benefits would be paid as a lump sum equal to the product of: (a) 15 times (b) the sum of: (i) the proxy officer’s monthly base salary in effect at the time of the termination, plus (ii) the average of his AIP awards paid to him under our AIP for the three prior years, divided by 12. Their severance benefit calculation follows the same formula used in determining all other U.S. employees’ severance pay upon an involuntary termination without cause under the Separation Pay Plan.

POTENTIAL EFFECT ON COMPENSATION UPON TERMINATION OR CHANGE OF CONTROL TABLE

The table and footnotes following show potential incremental payments, incremental benefits, equity award accelerations and equity award forfeitures upon termination of our proxy officers or a change of control. Except as noted, the amounts have been estimated under existing agreements and plans under various termination scenarios on August 31, 2015. However, because the compensation impact upon termination or a change of control depends on several factors, the actual impact can only be determined at the time of the event. Material assumptions used in calculating the estimated compensation and benefits under each triggering event are noted below. All amounts included in the table are stated in the aggregate, even if the payments will be made on a monthly basis. The table does not reflect amounts attributable to vested, non-forfeitable equity-based awards or accrued compensation; retirement and other benefits; and deferred compensation. For information about these previously earned and accrued amounts, see the Summary Compensation Table on page 69, Outstanding Equity Awards at Fiscal Year End Table on page 72, Pension Benefits Table on page 74 and Non-Qualified Deferred Compensation Table on page 77 in this proxy statement.

80	MONSANTO COMPANY 2015 PROXY STATEMENT

Executive Compensation Executive Compensation Tables

Potential Effect on Compensation Upon Termination or Change of Control Table

		Termination Event
			Involuntary				Change of
		Voluntary	Not for Cause	For Cause	Death	Disability	Control
Name		($)	($)[1]	($)	($)	($)	($)[2]
Hugh Grant[3]	Cash Severance Payment	0	7,357,816	0	0	0 [4]	14,541,986
	Stock Options[5]	0	316,986	0	316,986	316,986	0
	Performance-RSUs[6]	8,779,622	8,779,622	0	8,779,622	8,779,622	11,386,973
	Total	8,779,622	16,454,424	0	9,096,608	9,096,608	25,928,959
	Enhanced Health & Welfare Benefits[7]	0	0	0	0	0	32,963
	Forfeited Equity Value
	Stock Options	0	0	(21,456,664)	0	0	0
	Performance-RSUs	(1,580,262)	(1,580,262)	(10,359,884)	(1,580,262)	(1,580,262)	0
	Total Forfeited Equity Value	(1,580,262)	(1,580,262)	(31,816,548)	(1,580,262)	(1,580,262)	0
Pierre C. Courduroux[3]	Cash Severance Payment	0	1,846,250	0	0	0	2,932,648
	Stock Options[5]	0	79,257	0	79,257	79,257	79,257
	Performance-RSUs[6]	0	1,897,617	0	1,897,617	1,897,617	2,812,160
	Total	0	3,823,124	0	1,976,874	1,976,874	5,824,065
	Enhanced Health & Welfare Benefits[7]	0	126,257	0	0	0	142,850
	Forfeited Equity Value
	Stock Options	(79,257)	0	(2,062,508)	0	0	0
	Performance-RSUs	(2,572,687)	(675,070)	(2,572,687)	(675,070)	(675,070)	0
	Total Forfeited Equity Value	(2,651,944)	(675,070)	(4,635,195)	(675,070)	(675,070)	0
Brett D. Begemann[3]	Cash Severance Payment	0	2,592,917	0	0	0	5,494,200
	Stock Options[5]	0	99,068	0	99,068	99,068	99,068
	Performance-RSUs[6]	0	2,432,597	0	2,432,597	2,432,597	3,629,078
	Total	0	5,124,582	0	2,531,665	2,531,665	9,222,346
	Enhanced Health & Welfare Benefits[7]	0	96,913	0	0	0	101,091
	Forfeited Equity Value
	Stock Options	(99,068)	0	(4,732,527)	0	0	0
	Performance-RSUs	(3,319,026)	(886,429)	(3,319,026)	(886,429)	(886,429)	0
	Total Forfeited Equity Value	(3,418,094)	(886,429)	(8,051,553)	(886,429)	(886,429)	0
Robert T. Fraley, Ph.D.[3]	Cash Severance Payment	0	2,172,116	0	0	0	4,431,623
	Stock Options[5]	0	99,068	0	99,068	99,068	0
	Performance-RSUs[6]	2,291,054	2,291,054	0	2,291,054	2,291,054	3,271,777
	Total	2,291,054	4,562,238	0	2,390,122	2,390,122	7,703,400
	Enhanced Health & Welfare Benefits[7]	0	0	0	0	0	23,938
	Forfeited Equity Value
	Stock Options	0	0	(1,724,161)	0	0	0
	Performance-RSUs	(757,189)	(757,189)	(3,048,242)	(757,189)	(757,189)	0
	Total Forfeited Equity Value	(757,189)	(757,189)	(4,772,403)	(757,189)	(757,189)	0

MONSANTO COMPANY 2015 PROXY STATEMENT	81

Executive Compensation Executive Compensation Tables

Potential Effect on Compensation Upon Termination or Change of Control Table

		Termination Event
			Involuntary				Change of
		Voluntary	Not for Cause	For Cause	Death	Disability	Control
Name		($)	($)[1]	($)	($)	($)	($)[2]
David F. Snively[3]	Cash Severance Payment	0	1,865,000	0	0	0	3,843,720
	Stock Options[5]	0	63,411	0	63,411	63,411	0
	Performance-RSUs[6]	1,494,797	1,494,797	0	1,494,797	1,494,797	2,165,510
	Total	1,494,797	3,423,208	0	1,558,208	1,558,208	6,009,230
	Enhanced Health &
	Welfare Benefits[7]	0	0	0	0	0	22,526
	Forfeited Equity Value
	Stock Options	0	0	(63,411)	0	0	0
	Performance-RSUs	(510,348)	(510,348)	(2,005,145)	(510,348)	(510,348)	0
	Total Forfeited Equity Value	(510,348)	(510,348)	(2,068,556)	(510,348)	(510,348)	0

1	These amounts reflect estimated severance benefits in the event of the proxy officer’s involuntary termination without cause, absent a change of control, based on the formula in our broad-based U.S. Separation Pay Plan.

2	Restricted stock units, Financial Goal RSUs and stock options with value would not vest following a change of control without a termination unless a comparable replacement award is not provided. The terms of these awards are described in more detail below.

3	Mr. Grant, Dr. Fraley and Mr. Snively have each attained age 55 and five years of service with the company and thus, in the event of a voluntary termination on Aug. 31, 2015, would have been deemed to have retired under the terms and conditions of their equity awards. Messrs. Courduroux and Begemann are not retirement eligible under the terms and conditions of their awards and would forfeit such awards in the event of a voluntary termination or other involuntary termination of employment without cause, absent a change of control, job elimination, death or disability, on Aug. 31, 2015.

4	In the event Mr. Grant should incur a termination due to disability, he would be entitled to an annual payment of $1,233,800 under the terms of the TCN plan described on page 64, plus any benefits due him under the terms of our U.S. disability plan, until he attains age 65, so long as he remains disabled. The net present value of future payments under the TCN plan until age 65, assuming continued disability, and no mortality, is $8,504,214.

5	These amounts reflect the value of accelerated vesting of the remaining unvested portion of the officer’s: (i) fiscal 2013 and fiscal 2014 stock option awards, and (ii) 2015 stock option awards in the event of a termination following a change of control, in each case based on our closing stock price on Aug. 31, 2015 of $97.65. Modified vesting may occur as follows, upon:

	■	Death, disability or Involuntary termination of employment on account of job elimination – any outstanding stock option becomes fully vested. If no job elimination occurs, the unvested portion of any outstanding stock option is forfeited.
	■	Retirement – options held for at least one year continue to vest on the normal schedule. “Retirement” is a termination of employment (other than for cause) after attaining age 55 with five years of service.
	■	Change of control – all unvested stock options are subject to double-trigger vesting, even if held less than one year.

6	These amounts are based on our closing stock price on Aug. 31, 2015 of $97.65. Performance-RSUs include non-vested fiscal 2013, fiscal 2014 and fiscal 2015 Financial Goal RSUs. Financial Goal RSUs are eligible for modified vesting under the following circumstances:

	■	In the case of retirement, death or disability, our proxy officers other than Mr. Grant are eligible for a pro-rata portion of units to vest based upon actual performance over the performance period. Beginning with awards for fiscal 2015, Mr. Grant is eligible for continued full vesting based upon actual performance over the performance period. His prior awards remain subject to pro-rata vesting based upon actual performance over the performance period.
	■	In the event of an involuntary termination of employment on account of job elimination, our proxy officers other than Mr. Grant are eligible for a pro-rata portion of units based upon actual performance over the performance period. Beginning with awards for fiscal 2015, Mr. Grant is eligible for continued full vesting; his prior awards remain subject to pro-rata vesting. In the event of an involuntary termination without cause other than because of a job elimination, all unvested Financial Goal RSUs are forfeited.
	■	Upon a change of control of the company, Financial Goal RSUs are subject to double-trigger vesting and would vest only if no comparable replacement units are provided or in the event of the participant’s retirement, involuntary termination of employment without cause, or death or disability. Upon a change of control the number of units subject to an award would be the initial number of units, provided that a pro-rata portion of the award would be adjusted to take into account actual performance for any completed fiscal year prior to the change of control.

Mr. Grant, Dr. Fraley and Mr. Snively are retirement eligible and thus, in the event of a termination not for cause or in connection with a change of control on Aug. 31, 2015, would have been deemed to have retired and thus eligible to vest in units based upon actual performance over the performance period as described above. For purposes of valuation, the table assumes that target (100%) level of performance for fiscal 2014 and threshold (50%) level of performance for fiscal 2015 Financial Goal RSUs will be achieved, consistent with assumptions applied in the Outstanding Equity Awards at Fiscal-Year End Table on pages 72-73. The table reflects this level of payout.

82	MONSANTO COMPANY 2015 PROXY STATEMENT

Executive Compensation Executive Compensation Tables

7	This amount reflects the net present value of any extended health and welfare benefit coverage for the proxy officer in the event of various termination events. In the event of an involuntary termination without cause absent a change of control: (i) all proxy officers are currently eligible for post-65 retiree medical benefits under the terms of our broad-based U.S. retiree medical plan (“Retiree Medical Plan”); (ii) as each of Mr. Grant, Dr. Fraley and Mr. Snively has attained age 55, each is currently eligible for pre-65 retiree medical benefits under the terms of our Retiree Medical Plan and thus would not receive incremental retiree medical benefits; and (iii) as each of Mr. Courduroux and Mr. Begemann is between age 50 and 55, each would become eligible for incremental pre-65 retiree medical benefits under the terms of our Retiree Medical Plan.

In the event of change of control and a subsequent involuntary termination without cause or a voluntary termination for good reason during the protected period, under the terms of our change of control employment security agreements: (i) each proxy officer would receive incremental health and welfare benefits for two years; (ii) each proxy officer is currently eligible for post-65 retiree medical benefits under the terms of our Retiree Medical Plan; (iii) as each of Mr. Grant, Dr. Fraley and Mr. Snively has attained age 55, each is currently eligible for pre-65 and post-65 retiree medical benefits under the terms of our Retiree Medical Plan and thus none would receive incremental retiree medical benefits; and (iv) as each of Mr. Courduroux and Mr. Begemann is between age 50 and age 55, each would become eligible for incremental pre-65 retiree benefits under the terms of our Retiree Medical Plan.

Equity Compensation Plan Table

On August 31, 2015, we maintained the 2005 LTIP, under which our equity securities had been authorized for issuance to employees or non-employee directors. The LTIP was approved by our shareowners. We also maintained The Climate Corporation 2006 Stock Plan, as amended and restated as of October 30, 2013 (“Climate Plan”). We assumed the Climate Plan when we acquired The Climate Corporation. The plan had been approved by The Climate Corporation shareowners. The Climate Plan has not been approved by our shareowners.

The following table shows the number of shares of common stock to be issued upon exercise of restricted stock units, stock options and other rights outstanding at August 31, 2015, the weighted average exercise price of those options and the number of shares of common stock remaining available for future issuance at August 31, 2015, excluding shares to be issued upon the exercise of outstanding options.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights[1] ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities to be issued upon exercise)
Equity compensation plans approved by security holders	14,314,439	82.71	22,674,012
Equity compensation plans not approved by security holders[2]	834,246	18.37	1,014,857
Total[3]	15,148,685	80.88	23,688,869

1	This calculation does not take into account awards of deferred stock or restricted stock units.

2	The Climate Plan provides for grants of non-statutory stock options, incentive stock options, stock purchase rights and restricted stock units to employees, directors or consultants. A total of 2,019,291 shares of our common stock are issuable under the plan, including assumed awards. Awards issued under the plan prior to the acquisition were converted into stock options to acquire 549,156 shares of our common stock and 362,723 restricted stock units. After the acquisition, the company awarded 187,404 restricted stock units in fiscal 2014 and 275,785 restricted stock units in fiscal 2015 to certain employees of The Climate Corporation.

The Climate Plan administrator is our people and compensation committee. The committee may determine award terms and conditions. Stock options may not have an exercise price less than the closing sales price for our common stock on the date of grant, and neither stock options nor stock purchase rights may have terms of more than ten years. Generally, unvested awards are forfeited upon termination of employment, death or disability unless, in certain cases, otherwise determined by the committee. In the case of restricted stock purchase agreements, we have a repurchase option that becomes exercisable within 90 days after any such event at the purchase price previously paid unless, in certain cases, otherwise determined by the committee.

In the event of a merger or change in control (as defined), awards will be treated as determined by the committee. However, unless assumed or substituted in a change in control, the awards will fully vest and become exercisable and any restrictions will lapse.

3	At Aug. 31, 2015, there was a total of 12,486,754 shares of common stock to be issued upon exercise of outstanding options granted having a weighted average exercise price of $80.88 and 23,688,869 shares of common stock remaining available for future issuance (excluding shares to be issued upon exercise of outstanding options). As of Aug. 31, 2015, 300,762 shares of deferred stock were issued. The table above reflects 2,361,169 shares of unvested RSUs, taking into account the probable outcome of Financial Goal RSUs. The terms of the unvested RSUs are described on pages 61-62. The actual number of Financial Goal RSUs that may be eligible for vesting will be determined after the end of the respective performance periods and may differ from the number of Financial Goal RSUs included in the table.

MONSANTO COMPANY 2015 PROXY STATEMENT	83

Proxy Item No. 4: Approval of Performance
Goals under the Monsanto Company Code
Section 162(m) Annual Incentive Plan for
Covered Executives

We are asking shareowners to consider and reapprove the material terms of the performance goal and approve a change to the maximum award used for determining awards to certain executive officers under our Monsanto Company Code Section 162(m) Annual Incentive Plan for Covered Executives (the “Code Section 162(m) Annual Incentive Plan”) established by our people and compensation committee. Shareowners previously approved the performance goal at our 2011 Annual Meeting.

Under Code Section 162(m), shareowner approval of the material terms of the performance goal used for determining awards payable to certain executive officers under the Code Section 162(m) Annual Incentive Plan is required to enable us to obtain a deduction for such awards, to the extent that such awards, together with the other compensation payable to such executive officer for the taxable year, is in excess of $1 million. If the material terms of the performance goal used for determining awards under the Code Section 162(m) Annual Incentive Plan for certain executive officers are reapproved by shareowners, they will go into effect for fiscal year 2017. If approved, and unless the material terms of the performance goal are subsequently changed, it is anticipated that shareowner approval of the performance goal would be next requested in 2021. If the shareowners do not reapprove the material terms of the performance goal used for determining awards to certain executive officers under the Code Section 162(m) Annual Incentive Plan, the Company will not be able to make future awards under the Code Section 162(m) Annual Incentive Plan to certain executive officers of the Company named in the Summary Compensation Table for a given year, whose compensation for the taxable year is in excess of $1 million.

The material terms of the proposed performance goal, including the business criteria on which the performance goal is based, the covered employees, and the maximum dollar amount (revised as indicated below) of the award that would be payable if the performance goal were attained, are as follows:

■	Business Criteria. Under the Code Section 162(m) Annual Incentive Plan, the people and compensation committee will establish an objective performance goal for employee participants, based on corporate adjusted net income for that performance year. For purposes of determining attainment of the corporate performance goal, corporate adjusted net income is defined as net income determined in accordance with United States generally accepted accounting principles calculated without regard to any change in accounting standards (“GAAP”), adjusted to exclude unusual or infrequent items under GAAP.

■	Covered Employees. Executive officers of the Company named in the Summary Compensation Table for a given year (other than the chief financial officer) whose compensation for the taxable year, is in excess of $1,000,000.

■	Maximum Award. If the performance goal established for the performance year is attained, the maximum award amount for a covered employee will equal $7,500,000. This is a change from the terms of the performance goal approved at our 2011 Annual Meeting, which provided for a maximum award of 0.75% of corporate adjusted net income for the applicable performance year (approximately 20.7 million in fiscal 2015).

■	Committee Discretion. The committee cannot change the material terms of the performance goal or the maximum award payable without first obtaining shareowner approval, except the committee may for purposes of the performance goal for a particular performance year expand the treatment of unusual or infrequent items to include specified unusual events (such as restructuring charges and the cumulative effect of accounting changes) as determined by the committee within the period required by, and in accordance with, Code Section 162(m) and the regulations thereunder.

The following table sets forth the dollar value of the amounts that were received by each of the following persons under the Code Section 162(m) Annual Incentive Plan relating to fiscal 2015.

Name and Position	Dollar Values ($)
Hugh Grant — Chairman of the Board and Chief Executive Officer	1,883,228
Pierre C. Courduroux — Senior Vice President and Chief Financial Officer	342,720
Brett D. Begemann — President and Chief Operating Officer	571,200
Robert T. Fraley, Ph.D. — Executive Vice President and Chief Technology Officer	418,546
David F. Snively — Executive Vice President, Secretary and General Counsel	342,720

84	MONSANTO COMPANY 2015 PROXY STATEMENT

Proxy Item No. 4: Approval of Performance Goals

Monsanto Company Code Section 162(m) Annual Incentive Plan for Covered Executives

Purpose. To help ensure that annual incentive award payments do not fail to be deductible by reason of Section 162(m) of the Internal Revenue Code, as amended (the “Code”).

Eligible Participants. Certain executive officers, who will be designated by the Company each year based upon a determination as to who may appear in the Summary Compensation Table and earn in excess of $1 million for that year, will be eligible for annual incentive awards under the Company’s Annual Incentive Plan or other annual incentive award program only upon attainment of the objective performance goal referenced in the next paragraph. Each such designated executive officer is hereinafter referred to as a “Covered Executive” and collectively, “Covered Executives”.

Performance Goal. No later than the 90th day of each performance year, the People and Compensation Committee of the Board of Directors of Monsanto Company (the “Committee”) will establish an objective performance goal for Covered Executives based on corporate adjusted net income for that performance year (the “Performance Goal”). If the Performance Goal is attained, the maximum award amount for a Covered Executive is $7,500,000. The Committee must certify the attainment of the Performance Goal before an award is paid.

Corporate Adjusted Net Income. For purposes of determining attainment of the Performance Goal, corporate adjusted net income is defined as net income determined in accordance with United States generally accepted accounting principles calculated without regard to any change in accounting standards (“GAAP”), adjusted to exclude unusual or infrequent items under GAAP.

Determination of Actual Awards. The Committee may decrease the actual award amount paid to a Covered Executive for any performance year based on such secondary goals and considerations as may be determined by the Committee in its sole discretion. In no event shall the actual amount awarded to any Covered Executive with respect to any performance year exceed $7,500,000.

Amendments. The Committee cannot change the material terms of the Performance Goal or the maximum award payable, without first obtaining shareowner approval, provided that the Committee may for purposes of the Performance Goal for a particular performance year expand the treatment of unusual or infrequent items to include specified unusual events (such as restructuring charges and the cumulative effect of accounting changes) as determined by the Committee within the period required by, and in accordance with, Section 162(m) of the Code and the regulations thereunder.

A vote in favor of this proposal will be treated as a vote to approve each of the material terms of the performance goal used for determining awards to certain executive officers under the Code Section 162(m) Annual Incentive Plan described above for purposes of the exemption from the limitations of Code Section 162(m). The affirmative vote of the majority of the shares present in person or represented by proxy at the annual meeting is required for such approval.

Our Board of Directors Recommends a Vote FOR the Approval of Performance Goals Under The Monsanto Company Code 162(m) Annual Incentive Plan

MONSANTO COMPANY 2015 PROXY STATEMENT	85

Proxy Item No. 5: Shareowner
Proposal: Glyphosate Report

This proposal was submitted by John Harrington, President, Harrington Investments, Inc., 1001 2nd Street, Suite 325, Napa, CA 94559. As of August 6, 2015, Mr. Harrington indicated that he held 300 shares of Monsanto common stock. The proposal has been carefully considered by the board of directors, which has concluded that its adoption would not be in the best interests of the company or its shareowners. For the reasons stated after the proposal, the board recommends a vote “Against” the shareowner proposal.

The proposal and supporting statement are presented as received from the shareowner proponent in accordance with the rules of the SEC, and the board of directors and the company disclaim any responsibility for its content.

Shareowner Statement

Monsanto 2016 – Report of Glyphosate

Whereas, the primary contributor to the increase in our financial performance in recent years, responsible for almost half of our revenues, has been Roundup and other glyphosate-based herbicides and our herbicide-resistant soybean businesses;

Whereas, in usage, the herbicides become pervasive pollutants in the environment and contaminants in the food supply;

Whereas, an increasing number of independent studies assessing the toxicity of glyphosate, the active ingredient in Roundup, associate it with cancer, birth defects, kidney disease, and hormone disruption, causing world-wide concern about its safety;

Whereas, bans on glyphosate-based products, including the herbicide and/or our genetically modified crops engineered to resist glyphosate have been proposed by government or nongovernmental entities in dozens of countries from Sri Lanka to the Netherlands, including two of our largest markets, Brazil and Argentina;

Whereas, in Europe the International Society of Doctors for the Environment is asking for an immediate ban, without exceptions, on glyphosate products and German officials are calling for an EU wide ban on glyphosate sale for home use;

Whereas, our company was sued in 2015 for allegedly making false safety claims and for hiding toxicity studies. Glyphosate has been found in independent testing in air, water, and bodies;

Whereas, Glyphosate use has grown exponentially in the past two decades, and the U.S. Geological Survey estimated agricultural use of glyphosate in 2012, the most recent year available, at more than 280 million pounds, approximately 100 million more pounds annually than when the last data set was established and the USDA stopped keeping track;

Therefore, Be it Resolved, Shareholders request the Monsanto board prepare a report to be made available by July 31, 2016 at reasonable expense and omitting proprietary information, assessing the effectiveness and risks associated with the company’s policy responses to public policy developments intended to control pollution and food contamination from glyphosate, including but not limited to the impact of recent reclassification of glyphosate as “probably carcinogenic,” and quantifying potential material financial risks or operational impacts on the Company in the event that proposed bans and restrictions are enacted.

Supporting Statement

Combined with “Roundup Ready” crops, almost our entire revenue stream is based on one product which, until recently, has enjoyed a measure of regulatory leniency. However, an October 2014 report by the U.S. Government Accountability Office reporting a lack of testing of glyphosate residues in food by the Food and Drug Administration and the March 2015 reclassification by the International Agency for Research on Cancer of the World Health Organization of glyphosate as “probably carcinogenic to humans” may substantially increase overall legal and financial risk, damaging our company’s name brand and corporate reputation.

86	MONSANTO COMPANY 2015 PROXY STATEMENT

Proxy Item No. 5: Shareowner Proposal: Glyphosate Report

Our Board of Directors Recommends a Vote AGAINST the Foregoing Proposal for the Following Reasons:

Glyphosate, one of the most widely used broad-spectrum herbicides, has a 40-year track record of safe and effective use. Glyphosate is an active ingredient that is marketed under a number of trade names, including our Roundup®-branded herbicide products. Glyphosate-based herbicides offer farmers a simple, sustainable, cost-effective way to control weeds and sow directly into fields with minimal or no tilling, which limits erosion of precious topsoil. As a result, and as acknowledged in the proponent’s statement, glyphosate has become an essential agricultural tool since John E. Franz received the 1987 U.S. National Medal of Technology for its discovery, and it is now used extensively around the world. In fact, glyphosate is currently registered for use in more than 160 countries, and has been the subject of hundreds of regulatory assessments by competent national regulatory authorities, including re-assessments currently in progress or recently completed in the United States, Canada, Brazil, Japan and the European Union. These and other regulatory regimes include required comprehensive re-registration procedures in which data, including newly available data, regarding human health, environmental and other risks are evaluated by regulatory authorities. Contrary to the unfounded claims made by the proponent, these assessments have repeatedly found that glyphosate does not pose an unreasonable risk to human health, the environment or non-target animals and plants when used according to label directions.

A wealth of scientific evidence, positive conclusions reached by regulators in jurisdictions around the globe, and industry and independent third-party experts overwhelmingly support the safety of glyphosate, notwithstanding the proposal’s highly misleading claims. Glyphosate works by blocking a metabolic pathway that is necessary for plant growth, but does not exist in humans or animals. This is one of the reasons that a causal connection has not been shown between glyphosate and the alleged health problems articulated in the proposal. For example:

■	Contrary to the claims made in the proposal, we are aware of no study supporting a relationship between glyphosate and kidney disease, endocrine activity, or birth defects. In fact, the U.S. Environmental Protection Agency recently reviewed a full battery of 11 tests on glyphosate that demonstrated an absence of endocrine activity.

■	Although the proponent makes reference to a number of studies purporting to associate glyphosate with various health problems as a result of its toxicity and prevalence in the environment, this alleged link is highly misleading. Virtually all materials are toxic (as that term is commonly used) to humans at certain doses, but actual risk can be properly evaluated only when taking into account levels and types of exposure. For this reason, commonly ingested substances like aspirin and table salt are not considered unsafe when used properly – even though animal lethality studies have shown that they are significantly more toxic than glyphosate.

■	The proponent cites the recent hazard classification of glyphosate by a panel of the International Agency for Research on Cancer (“IARC”) as a “probable human carcinogen,” implying that the World Health Organization (“WHO”) has confirmed the carcinogenicity of glyphosate. In fact, however, the IARC classification differs from conclusions reached by three other WHO programs, is not based on new research or data, is not supported by scientific data and standard scientific methodology, and is inconsistent with the positive conclusions reached by regulators around the globe. The process that IARC undertakes is significantly different from that of regulatory agencies. IARC does not assess or look at real-world risk, use or exposure, but, instead, its stated purpose is to identify potential hazards. IARC’s description of the objective and scope of its program makes clear that “no recommendation is given with regard to regulation or legislation.”

As noted above, glyphosate is one of the most thoroughly and extensively studied herbicides ever produced and continues to be widely available because it has been demonstrated to be safe when used in accordance with label directions. The purported harms suggested in the proposal are simply unsubstantiated and unproven assertions improperly characterized as risks.

Our board believes that we have been transparent about our assessment of glyphosate safety, public policy initiatives and views regarding material risks to our company, and therefore an additional report, as requested by the proposal, is not warranted. As a part of our product stewardship commitments, which exceed applicable legal requirements, we are committed to ensuring our products and technologies are safe and environmentally responsible, and we regularly evaluate new information

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Proxy Item No. 5: Shareowner Proposal: Glyphosate Report

regarding glyphosate, including scientific and public policy developments, to ensure it meets these objectives. Through our website and continued public engagement, we have made available a comprehensive suite of materials explaining what glyphosate is, detailing the scientific evidence regarding its safety to humans and animals and directing stakeholders to, and responding to, relevant third-party information. For example:

■	Entire sections of our website are devoted to product safety, including a separate page for glyphosate (http://www.monsanto. com/products/pages/roundup-safety-background-materials.aspx).

■	Information about our comprehensive product stewardship policies, processes, and commitments, including those specific to our crop protection products such as glyphosate, can also be found on our website: http://www.monsanto.com/products/pages/stewardship-and-pledge.aspx.

■	Information related to our extensive disclosures to regulatory agencies in connection with their regular re-assessments and other processes is publicly available.

■	We have made available information about our participation in industry forums that address glyphosate safety, use and registration, such as our membership in the European Glyphosate Task Force and the United States Joint Glyphosate Task Force. In addition, we have requested that Intertek convene a panel to review the IARC classification described above.

■	We also publish information about the risks we believe we face in our Annual Report on Form 10-K and other disclosures filed with the Securities and Exchange Commission.

For these reasons, our board does not believe the report requested by the proponent will provide additional information to interested parties. The proponent may disagree with our conclusions regarding glyphosate, including its safety, but we have made those conclusions clear to investors. Our board does not believe we should be required to produce another report that merely repeats information and re-confirms conclusions already made public by national and international regulatory authorities, independent third party evaluations and us.

Our board also opposes the proposal because what we are being asked to do is unclear and, as such, the requested report is unworkable. For example, our board does not believe we can provide a report, as requested by the proposal, quantifying potential risks and impacts in the event proposed restrictions on glyphosate are implemented that would be useful for, or relevant to, shareowners. We generally do not believe additional restrictions on glyphosate are appropriate and cannot speculate as to all potential new restrictions (if any) that may be imposed, including any that may be non-scientific or politically motivated, and in which jurisdictions, to what extent or at what times they may be imposed. As such, the proposal effectively requests us to quantify potential risks that are not quantifiable, and disclosure of any evaluation of that type is likely to be highly misleading. In addition, the proposal requests that we report an assessment of our public policy response initiatives, but it is unclear how we are expected to conduct the assessment and what additional information we are being asked to disclose. As explained above, we have been, and will continue to be, transparent about our policy responses. Furthermore, we are committed to participating in the public policy process in a manner that enhances shareowner value and fosters good corporate citizenship. Our board believes that any effort to attempt to produce the report requested by the proposal is likely to be difficult, expensive, highly speculative and highly distracting, and as such, any such report would not be useful to shareowners and other stakeholders because it would not add meaningfully to the voluminous information we have already made available. As a result, any potential benefit the report may have to shareowners would not justify the excessive burdens and cost associated with producing it.

Based on the foregoing, our board believes that adopting the glyphosate proposal would not be in the best interests of our company and our shareowners.

88	MONSANTO COMPANY 2015 PROXY STATEMENT

Proxy Item No. 6: Shareowner Proposal: Lobbying Report

This proposal was submitted by Andrew Behar, CEO, As You Sow Foundation, 1611 Telegraph Avenue, Suite 1450, Oakland, CA 94612. As of August 7, 2015, Mr. Behar indicated that he held 50 shares of Monsanto common stock. The proposal has been carefully considered by the board of directors, which has concluded that its adoption would not be in the best interests of the company or its shareowners. For the reasons stated after the proposal, the board recommends a vote “Against” the shareowner proposal.

The proposal and supporting statement are presented as received from the shareowner proponent in accordance with the rules of the SEC, and the board of directors and the company disclaim any responsibility for its content.

Shareowner Statement

Whereas: Corporate lobbying exposes our company to risks that could adversely affect the company’s stated goals, objectives, and ultimately shareholder value.

We rely on the information provided by our company to evaluate its goals and objectives. Therefore, we have a strong interest in full disclosure of our company’s lobbying, to assess whether our company’s lobbying is consistent with its expressed goals and is in the best interests of shareowners and long-term value.

Resolved: The shareowners of Monsanto request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Monsanto used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Monsanto’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of the decision making process and oversight by management and the Board for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Monsanto is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Monsanto’s website.

Supporting Statement

As shareowners, we encourage transparency and accountability in the use of corporate funds to influence legislation and regulation, both directly and indirectly. Absent a system of accountability, company assets could be used for objectives contrary to Monsanto’s long-term interests.

We recommend the increase in disclosure made by Monsanto after shareholders voted on this proposal in January 2015, including the disclosure of trade association memberships exceeding $50,000 annually and the portions used for lobbying. However, Monsanto has not achieved a sufficient level of disclosure to fully inform shareholders. For example, Monsanto does not disclose all trade association memberships; publish the reports of previous years on its website; disclose its state lobbying; or report on memberships in or contributions to tax-exempt organizations that write and endorse model legislation, such as the American Legislative Exchange Council, where Monsanto has been identified as previously belonging.

Monsanto spent $11.06 million in 2013 and 2014 on direct federal lobbying activities (opensecrets.org). These figures do not include lobbying expenditures to influence legislation in states. For example, Monsanto spent over $58,000 lobbying in California for 2014 (www.cal-access.ss.ca.gov). And Monsanto’s lobbying has drawn scrutiny (“GMOs” Congress may block states from requiring labeling”, CNBC, 7/22/15).

We encourage our Board to require comprehensive disclosure related to direct, indirect and grassroots lobbying.

MONSANTO COMPANY 2015 PROXY STATEMENT	89

Proxy Item No. 6: Shareowner Proposal: Lobbying Report

Our Board of Directors Recommends a Vote AGAINST the Foregoing Proposal for the Following Reasons:

Our board believes that our company’s participation in the political, legislative and regulatory processes at all levels of government promotes good corporate citizenship and enhances shareowner value. We are committed to participating constructively in the political process and engaging in such participation in full compliance with applicable laws. Some of the policy-related issues on which we focus and advocate include trade, environmental, tax and patent laws and regulations directly affecting our company. Our board believes that our current disclosures regarding lobbying practices and procedures are appropriate and consistent with the objectives of transparency and accountability reflected in the proposal. In light of our existing policies and disclosures with respect to lobbying activities, our board believes that the report required by the proposal is unnecessary. Indeed, the proponent includes contribution data from our disclosures, demonstrating that significant information concerning our activities is already publicly available.

The extensive policies and procedures we have already put into place are designed to ensure that all lobbying activities conducted by our company and our employees comply with all applicable laws. Our company’s policies and procedures governing its political and lobbying activities are subject to robust internal controls and oversight. Our board of directors created our Good Government Fund Advisory Panel to oversee and guide our contributions to the political process. The Panel approves contributions in accordance with the Operating Policies and Procedures disclosed on our website and is overseen by the sustainability and corporate responsibility committee of our board. For example, as disclosed on our website, we comply with the prohibition under federal law barring corporations from making direct or indirect contributions to candidates or political parties at the federal level, and our political contributions at the state level are limited to those states where such contributions are permitted. Our contributions are intended to support political issues and candidates consistent with our policy objectives. Our website includes additional information regarding the Good Government Fund Advisory Panel, as well as the Monsanto Citizenship Fund, our company’s political action committee, including contribution policies, oversight procedures and contribution information. In 2015, we made available additional information regarding the process by which each fund reviews political campaign contributions.

We provide significant disclosure regarding lobbying activities, including the amounts spent, political action committee contributions and other expense and contribution information, pursuant to applicable law, and our board regularly reviews the scope of our disclosure. Corporate contributions to federal candidates are prohibited under federal law. Contribution disclosures by our Monsanto Citizenship Fund are publicly available through information provided on our website and through links to websites maintained by the U.S. House of Representatives, U.S. Senate, Federal Election Commission and applicable state links. Corporate political contribution disclosures in the states and at the local level are disclosed twice yearly on our website, and applicable state disclosures are available through state website links provided on our website. We regularly evaluate our disclosure regarding lobbying activities and make additional disclosures where appropriate. For example, as the proponent acknowledges, we began making significant additional disclosures regarding trade and industry group expenditures, and in 2015 also began including on our website a table of federal contributions from the Monsanto Citizenship Fund. In addition, in the 2015 Center for Political Accountability Zicklin Index of Corporate Political Disclosure and Accountability, which examined all companies in the S&P 500, we shared the number three ranking with seven other companies. Moreover, at our 2015 annual meeting, shareowners rejected a proposal requesting a similar report regarding lobbying activities by more than 75% of the votes cast, and our board believes this voting result reflects broad shareowner support for the level of disclosure that we currently provide.

Our board believes that the information currently made available strikes the appropriate balance between transparency and excessive burden and cost, and that additional disclosures with respect to lobbying activities would not provide useful information to shareowners. The implementation of the proposal’s additional requirements would result in the unproductive consumption of valuable time and corporate resources tracking insignificant activities without materially enhancing existing disclosures. For example, we may participate in and contribute to tax-exempt industry organizations and trade associations, including those that engage in lobbying activity and/or write or endorse model legislation, for a variety of reasons, including monitoring industry policies and trends, developing business, technical or industry standard-setting expertise, and civic participation. Lobbying may or may not be a primary focus of such organizations and associations, and even where portions of the dues we and other members pay are used for lobbying activities, such activities, and the positions of such organizations and associations, may be

90	MONSANTO COMPANY 2015 PROXY STATEMENT

Proxy Item No. 6: Shareowner Proposal: Lobbying Report

undertaken by consensus and/or may address issues that are not of concern to us or our shareowners. For these reasons, additional disclosures regarding contributions to such organizations and associations would not provide helpful information to shareowners, but would impose a significant data collection burden on us. Moreover, additional detailed disclosures may also encourage issue activists to pressure us to alter our political participation in a manner that could adversely affect shareowner interests.

Our board also opposes the proposal because many aspects of it are vague or unworkable and may create confusion. The definition of “lobbying,” and the payments that would be considered lobbying-related, vary across jurisdictions and could include employee salaries, office rent and employee travel expenses. As a result, the disclosures regarding lobbying-related payments required by the proposal may be inconsistent and confusing, as a particular payment may be considered lobbying-related in one jurisdiction but not in another.

Based on the foregoing, our board believes that adopting the lobbying contributions proposal would not be in the best interests of our company and our shareowners.

MONSANTO COMPANY 2015 PROXY STATEMENT	91

Proxy Item No. 7: Shareowner Proposal: Independent Board Chairman

This proposal was submitted by Grace Holden, Arlington, VA. As of August 10, 2015, Ms. Holden indicated that she held 170 shares of Monsanto common stock. The proposal has been carefully considered by the board of directors, which has concluded that its adoption would not be in the best interests of the company or its shareowners. For the reasons stated after the proposal, the board recommends a vote “Against” the shareowner proposal.

The proposal and supporting statement are presented as received from the shareowner proponents in accordance with the rules of the SEC, and the board of directors and the company disclaim any responsibility for its content. We will furnish, orally or in writing as requested, the address of the co-proponents of this shareowner proposal promptly upon written or oral request directed to the company’s Secretary.

Shareowner Statement

RESOLVED: Shareowners of Monsanto Company (“Monsanto”) request the Board of Directors to adopt a policy, and amend the bylaws as necessary, to require the Chair of the Board of Directors to be an independent member of the Board. This independence requirement shall apply prospectively so as not to violate any Company contractual obligation. The policy should provide that if the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within 60 days of this determination. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.

Supporting Statement

Monsanto’s CEO Hugh Grant also serves as chair of the Company’s Board of Directors. We believe the combination of these two roles in a single person weakens a corporation’s governance, which can harm shareholder value. In our view, shareholder value is enhanced by an independent board chair who can provide a balance of power between the CEO and the board and support strong board leadership.

An independent board chair has been found in academic studies to improve the financial performance of public companies. A 2013 report by governance firm GMI found that “the CEO/Chair combination is statistically associated with an elevated risk of enforcement action for accounting fraud” (GMI Analyst: ESG and Accounting Metrics for Investment Use, March 2013). While separating the roles of chair and CEO is the norm in Europe, 41% of Fortune 100 companies have also implemented this best practice (EY Center for Board Matters, October 2014, available at http://www.ey.com/Publication/vwLUAssets/EY-lets-talk-governance-trends-in-independent-board-leadership-structures/$FILE/EY-ind-board-leadership-october-2014.pdf). The Global Network of Director Institutes, an organization of 15 national and regional bodies, recommends that “The roles of the chair and CEO should be distinct, with the chair independent of management” (GDNI Guiding Principles of Good Governance, available at http://gndi.weebly.com/uploads/1/4/2/1/14216812/2015_may_6_guiding_principles_of_good_governance.pdf).

We believe that independent board leadership would be particularly constructive at Monsanto as our company manages the business risks resulting from findings by an agency of the World Health Organization that glyphosate, the active ingredient in its product Roundup, is “probably carcinogenic” (see http://monographs.iarc.fr/ENG/Monographs/vol112/mono112-02.pdf.) This finding has resulted in the ban and suspension of Roundup in numerous countries and communities. An independent chair, in our view, could help provide more objective oversight in this area.

We urge shareowners to vote for this proposal.

92	MONSANTO COMPANY 2015 PROXY STATEMENT

Proxy Item No. 7: Shareowner Proposal: Independent Board Chairman

Our Board of Directors Recommends a Vote AGAINST the Foregoing Proposal for the Following Reasons:

Our board of directors believes that in a company of our complexity and size, shareowners are best served by giving the board the organizational flexibility to select the best person to serve as chairman, rather than placing unnecessary constraints on the board’s ability to determine the leadership structure that it believes will work best at any particular time.

Effective corporate governance requires consideration of the dynamics of the board and senior management and other factors on an ongoing basis, rather than a universal approach. A recent study has rejected the “one-size-fits-all” approach reflected in the proposal, finding that separation of the chairman and chief executive officer positions positively impacts future performance only when current performance is poor, and negatively impacts future performance when current performance is high.[1] Our board believes that it is uniquely qualified to evaluate the optimal leadership structure for the board on behalf of our company and shareowners from time to time based upon its extensive experience with, and knowledge of, our company’s strategy, operations, management structure and culture, as well as the strengths, skills and leadership styles of our directors and management, and taking into account input from our shareowners. Although our board currently believes that it is in the best interests of our company and shareowners to have Mr. Grant serve in the dual role of chairman and chief executive officer who works in close collaboration with an independent lead director, our board is aware that in the future, there may be circumstances under which an independent board chairman would be appropriate.

Our board believes that the current structure is effective. At present, our board has chosen to have Mr. Grant serve as both chairman and chief executive officer and Mr. Stevens serve as independent lead director. Our board believes that this structure allows the chief executive officer to effectively and efficiently guide the board utilizing the insight and perspective he has gained by running the company, and also promotes better alignment of strategic development and execution, with clearer accountability for the success or failure of our initiatives. In addition, our chief executive officer has the necessary experience, commitment and support of the other board members to carry out the role of chairman effectively. His in-depth knowledge of our company, our growth and historical development, coupled with his extensive industry expertise and significant leadership experience, make him particularly qualified to lead discussions at the board level on important matters affecting us. Furthermore, Mr. Grant’s role as both chairman and chief executive officer facilitates open and efficient communication between our company’s executives and directors, enhancing the board’s ability to monitor management. Our board believes shareowners have benefited from Mr. Grant’s strategic and operational insights and strong leadership skills across the full range of company leadership responsibilities, ranging from day-to-day operational execution to long-term strategic direction, including leadership in significant acquisition and capital allocation decision-making, as well as risk management. Our performance under the current leadership structure has been strong, positioning our company as a leading global provider of agricultural products with an opportunity to lead the next evolution in agriculture.

Our board regularly reexamines our corporate governance policies and leadership structures and believes that the current dual role of the chairman and chief executive officer strikes an appropriate balance that does not impede independent oversight. Our board has taken several steps to create a balanced governance structure in which independent directors exercise substantial oversight over management, beginning with the appointment of our lead director, Mr. Stevens, who was elected by the independent members of the board. The independent directors selected Mr. Stevens to serve as lead director because he has the qualities desired for a lead director, such as personal integrity, knowledge of corporate governance matters and experience, including service as chairman and chief executive officer of a major global company. As provided in the board of directors’ Charter and Corporate Governance Guidelines and explained elsewhere in this proxy statement, the lead director has the authority to call meetings of the board and meetings of the independent directors, as well as other responsibilities that include:

■  approving information sent to the board, meeting agendas for the board and meeting schedules to assure that there is sufficient time for discussion of all agenda items;

■  presiding at executive sessions of the independent directors;

■  serving as the liaison between the chairman and the independent directors;

■  presiding at all meetings of the board at which the chairman is not present;

[1]	Krause, R. & Semadeni, M. 2012. Apprentice, Departure, and Demotion: An Examination of the Three Types of CEO-Board Chair Separation. Academy of Management Journal.

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Proxy Item No. 7: Shareowner Proposal: Independent Board Chairman

■  serving as a member of the board’s executive committee;

■  being available to consult with the chairman and chief executive officer about the concerns of the board;

■  being available to consult with any of our senior executives as to any concerns that executives might have; and

■  upon request, being available for consultation and direct communication with major shareowners.

These responsibilities of the lead director are substantially similar to many of the functions typically fulfilled by a board chairman, and our board believes that such responsibilities provide an opportunity for the independent directors to discuss management performance and any other issues with candor and independence. As the chair of the nominating and corporate governance committee, Mr. Stevens has also directly overseen the composition, functioning and evaluation of our board’s committees and has encouraged communication among the directors, and between management and the board, to facilitate productive working relationships and promote appropriate oversight.

Thirteen of our board’s fourteen directors are independent under NYSE rules, and these directors have robust roles in overseeing our company and its management. All of the members of each of the audit and finance, nominating and corporate governance, people and compensation, restricted stock grant, science and technology, and sustainability and corporate responsibility committees are independent. The committees play a robust role in our company’s governance and have unrestrained access to management and the authority to retain independent advisors as they deem appropriate. This means that oversight of key matters—such as the performance and compensation of our executive officers (including the chief executive officer), the integrity of our financial statements, compliance with legal and regulatory requirements, the nomination of directors, and the evaluation of the board and its committees—is entrusted to independent directors. In addition, executive sessions of the independent members of our board are routinely held each time the board meets in person at a regularly scheduled meeting, giving the independent directors an opportunity to discuss matters without the presence of management and then provide feedback to the chairman. Finally, our board has struck an appropriate balance with respect to director tenure, with five of the independent directors having first been elected within the past five years, offering fresh perspectives in boardroom discussions, and five of the independent directors having a decade or more of service, to provide a wealth of experience with our company and our industry.

Our board believes that shareowners support our current leadership structure, as evidenced by our extensive outreach to our investors and other stakeholders, as well as the voting results for our 2015 annual shareowner meeting. Through our existing leadership structure, we have been responsive to our shareowners. For example, following the approval of a shareowner proposal requesting adoption of proxy access at our 2015 annual shareowner meeting, we engaged extensively with shareowners and adopted a proxy access provision in June 2015. Shareowners have demonstrated their support for our leadership structure at recent annual shareowner meetings. At our 2015 meeting, shareowners rejected a shareowner proposal calling for the same independent board chairman policy by more than 80% of the votes cast. In addition, each of our directors standing for election on our board at the time was elected by at least 96.8% of the votes cast and our executive compensation program received the support of approximately 97.1% of the votes cast.

Based on the foregoing, our board believes that adopting a policy that requires an independent board chairman would not be in the best interests of our company and our shareowners.

94	MONSANTO COMPANY 2015 PROXY STATEMENT

Annual Meeting Information

General Information About This Proxy Statement

Our board of directors is soliciting proxies from our shareowners in connection with our annual meeting of shareowners to be held on Friday, January 29, 2016, and at any and all adjournments or postponements of the meeting. No business can be conducted at the annual meeting unless a majority of all outstanding shares entitled to vote are either present in person or represented by proxy at the meeting.

Unless otherwise noted, the information in this proxy statement covers our 2015 fiscal year (or “fiscal 2015”), which ran from September 1, 2014 through August 31, 2015, and in some cases our 2014 fiscal year (or “fiscal 2014”), which ran from September 1, 2013 through August 31, 2014, and our 2013 fiscal year (or “fiscal 2013”), which ran from September 1, 2012 through August 31, 2013. The term “Former Monsanto” in this proxy statement refers to a corporation that was then known as Monsanto Company that operated, among other businesses, an agricultural products division. Former Monsanto is now known as Pharmacia LLC and is a wholly owned subsidiary of Pfizer Inc. Former Monsanto transferred its agricultural products division to us in September 2000.

Information on our website is not considered part of this proxy statement.

Questions and Answers about the Annual Meeting and Voting

When and where is the annual meeting?

When: Friday, January 29, 2016, at 1:30 p.m. Central Standard Time.

Where: “A” Building at our Creve Coeur Campus, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167. A map with directions to the meeting can be found on page 100.

Who is entitled to vote at the meeting?

You are entitled to vote at the meeting if you owned Monsanto shares directly or in “street name,” as of the close of business on December 1, 2015, the record date for the meeting. On that date, 440,267,001 shares of our common stock were outstanding and entitled to vote and no shares of our preferred stock were outstanding. Each share of our common stock is entitled to one vote for each matter on which it is entitled to vote; there is no cumulative voting for any proposal.

What do I need to do if I plan to attend the meeting in person?

If you plan to attend the annual meeting in person, you must provide proof of your ownership of our common stock as of the record date, such as an account statement indicating ownership on that date, and a form of personal identification for admission to the meeting.

If you hold your shares in “street name,” and you also wish to be able to vote at the meeting, you must obtain a proxy, executed in your favor, from your bank or broker.

If you anticipate needing assistance to participate in the meeting due to a disability, we would appreciate it if you would please notify us by January 15, 2016, so we may be better prepared to assist you. Please contact Tina Bracic at 314-694-2246 and provide information about your disability and the assistance you will need.

For safety and security reasons, we will not allow anyone to bring large bags, briefcases or packages into the meeting room, or to record or photograph the meeting.

Will the annual meeting be webcast?

We are pleased to offer a live audio webcast of our 2016 annual meeting, beginning at 1:30 p.m. Central Standard Time on January 29, 2016. You may visit www.monsanto.com/investors/ to listen to the audio webcast. Registration will be required. Following the live broadcast, a replay of the audio webcast will be available on our website for three weeks.

What is the difference between holding shares directly as a shareowner of record and holding shares in “street name” at a bank or broker?

Most of our shareowners hold their shares indirectly through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are differences between shares held of record and those held in “street name.”

Shareowner of Record. If your shares are registered directly in your name with our transfer agent, you are considered the shareowner of record for those shares, and a Notice containing

MONSANTO COMPANY 2015 PROXY STATEMENT	95

Annual Meeting Information Questions and Answers about the Annual Meeting and Voting instructions on how to access our proxy statement and annual report online was sent directly to you. As the shareowner of record, you have the right to vote your shares as described in this proxy statement.

“Street Name” Shareowner. If your shares are held by a bank or broker as your nominee, you are considered the beneficial owner of shares held in “street name.” The Notice containing instructions on how to access our proxy statement and annual report online was forwarded to you by your bank or broker who is considered the shareowner of record for those shares. Your bank or broker will send you, as the beneficial owner, a separate package describing how you can vote your shares. You should follow the instructions provided by your bank or broker to vote your shares. You are also invited to attend the annual meeting.

What matters am I being asked to vote on at the meeting and what vote is required to approve each matter?

You are being asked to vote on six proposals. Proposal 1 requests election of directors. Because this election is not a contested election, each director will be elected by the vote of the majority of the votes cast when a quorum is present. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any votes withheld by brokers in the absence of instructions from street name holders (“broker non-votes”).

The affirmative vote of a majority of the votes cast is required to: ratify the appointment of our independent registered public accounting firm (Proposal 2); approve, by non-binding vote, executive compensation (Proposal 3); approve the Code Section 162(m) annual incentive plan (Proposal 4) and approve the shareowner proposals (Proposals 5, 6 and 7). Abstentions and broker non-votes will therefore have no effect on Proposals 2 through 7 under our company’s bylaws.

Although the advisory vote on Proposal 3 is non-binding, as provided by law, our board will review the results of the vote and, consistent with our record of shareowner engagement, will take it into account in making a determination concerning executive compensation.

Who counts the votes?

We have engaged Broadridge Financial Solutions, Inc. as our independent agent to receive and tabulate shareowner votes. Broadridge will separately tabulate “for”, “against” and “withhold” votes, abstentions and broker non-votes. We have also retained an independent election inspector to certify the results, determine the existence of a quorum and the validity of proxies and ballots, and perform any other acts required under the General Corporation Law of Delaware.

How can I vote?

Most shareowners can vote in one of four ways:

■	over the Internet at www.proxyvote.com;

■	using a toll-free telephone number 1-800-690-6903;

■	completing a proxy/voting instruction card and mailing it in the postage-paid envelope provided (if you received paper copies of the proxy materials); or

■	in person at the meeting.

The telephone and Internet voting facilities for shareowners of record, but not including shares held in our Savings and Investment Plan (“SIP”) (which are described below), will close at 11:59 p.m. Eastern Standard Time on January 28, 2016. The Internet and telephone voting procedures are designed to authenticate shareowners by use of a control number and to allow you to confirm that your instructions have been properly recorded.

If you hold your shares in street name, your bank or broker will send you a separate package describing the procedures and options for voting your shares. Please read the voting instructions on the Notice or proxy card or the information sent by your broker or bank.

What does it mean to give a proxy?

The proxy card or voting instruction card will appoint Hugh Grant and David F. Snively as proxy holders, or your representatives, or The Northern Trust Company (“Northern”) as trustee of our SIP, as the case may be, to vote your shares in the manner directed by you. Mr. Grant is our chairman of the board and chief executive officer. Mr. Snively is our executive vice president, secretary and general counsel. Your proxy permits you to direct the proxy holders or, if you hold shares in the SIP, to instruct Northern, to vote “for,” “against,” or “abstain” from the nominees for director and Proposals 2 through 7.

All of your shares entitled to vote and represented by a properly completed proxy or voting instruction received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions.

What happens if I sign, date and return my proxy or voting instruction card but do not specify how I want my shares voted on one of the proposals?

Your proxy will be counted as a vote “for” all of the nominees for directors, “for” Proposals 2, 3 and 4, and “against” Proposals 5, 6 and 7.

96	MONSANTO COMPANY 2015 PROXY STATEMENT

Annual Meeting Information Questions and Answers about the Annual Meeting and Voting

What happens if I do not return a proxy card?

Shareowner of Record: Your shares will not be voted if you do not return a proxy card.

Street Name Shareowner: Your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. We believe that under NYSE rules your broker or nominee has discretion to vote your shares on routine matters such as the ratification of our independent registered public accounting firm. However, your broker or nominee does not have discretion to vote your shares on non-routine matters such as the election of directors and Proposals 3, 4, 5, 6 and 7.

Can I change my vote before the meeting?

If you are a shareowner of record, you can change your vote at any time before your proxy is exercised by delivering a properly executed, later-dated proxy (including an Internet or telephone vote), by revoking your proxy by written notice to the Secretary of Monsanto, or by voting at the meeting. The method by which you vote by a proxy will in no way limit your right to vote at the meeting if you decide to attend in person.

If you are a street name shareowner, please refer to the information forwarded by your bank or broker for procedures on changing your voting instructions.

If you hold shares in the SIP, please see the information below regarding how to submit and revoke your voting instructions for shares held in the SIP.

How can I get assistance in voting my shares?

To get help in voting your shares, please contact Morrow & Co., LLC toll-free within the United States at (800) 607-0088 and at (203) 658-9400 outside of the U.S.

Why haven’t I received a printed copy of the proxy statement or annual report?

We are furnishing proxy materials to you online, as permitted by SEC rules, to expedite your receipt of materials, while lowering costs and reducing the environmental impact of printing and mailing of full sets of annual meeting materials. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one, or have requested paper copies in the past. The Notice also contains instructions on how to receive a paper copy of the materials.

Is the proxy statement available on the Internet?

Yes. Most shareowners will receive the proxy statement online. If you received a paper copy, you can also view these documents online by accessing our website at www.monsanto.com/investors/pages/annual-report.aspx. You can elect to receive future proxy statements and annual reports over the Internet instead of receiving paper copies by mail by following the instructions on your proxy card.

Who is paying for the cost of this proxy solicitation?

We will bear the expense of preparing, printing and mailing this proxy material, as well as the cost of any required solicitation. Our directors, officers or employees may solicit proxies on our behalf. We have engaged Morrow & Co., LLC to assist us in the solicitation of proxies. We expect to pay Morrow approximately $11,000 for these services plus expenses. In addition, we will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of our stock and obtaining their proxies.

What if I participate in the Monsanto Savings and Investment Plan (“SIP”)?

If you participate in a Monsanto stock fund under the SIP and had shares of our common stock associated with your account on the record date of December 1, 2015, you will receive an electronic notice unless you opted to receive paper copies of the proxy materials. The electronic notice will contain voting instructions for all shares registered in the same name, whether inside or outside of the plan. If your accounts inside and outside of the plan are not registered in the same name, you will receive a separate electronic notice for the shares associated with your SIP account.

Shares of common stock in the SIP will be voted by Northern as trustee of the SIP. SIP participants in a Monsanto stock fund should submit their voting instructions to Northern by using the toll-free telephone number, indicating their instructions over the Internet or submitting an executed proxy card.

Voting instructions regarding SIP shares must be received by 11:59 p.m. Eastern Standard Time on January 26, 2016, and all telephone and Internet voting facilities for plan shares will close at that time. You can revoke your voting instructions for shares held in our SIP prior to such time by timely delivery of a properly executed, later-dated voting instruction card (or an Internet or telephone vote), or by delivering a written revocation of your voting instructions to Northern.

All voting instructions from SIP participants will be kept confidential. If you do not timely submit voting instructions, the shares allocated to you, together with unallocated shares, will be voted in accordance with the pro-rata vote of the participants who did provide instructions.

MONSANTO COMPANY 2015 PROXY STATEMENT	97

Annual Meeting Information Shareowner Proposals and Director Nominations for 2017 Annual Meeting

Shareowner Proposals and Director Nominations for 2017 Annual Meeting

Proposals for Inclusion in Next Year’s Proxy Statement

SEC rules permit our shareowners to submit proposals to be included in our proxy statement if the shareowner and the proposal meet the requirements specified in SEC Rule 14a-8.

■	When to send such proposals. Any shareowner proposals submitted in accordance with SEC Rule 14a-8 must be received by our Secretary no later than 5:00 p.m., Central Time, August 12, 2016, which is 120 calendar days prior to the anniversary of this year’s mailing date.

■	Where to send such proposals. Proposals should be addressed to David F. Snively, Secretary, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167.

■	What to include. Proposals must conform to and include the information required by SEC Rule 14a-8.

Director Nominees for Inclusion in Next Year’s Proxy Statement (Proxy Access)

Our board recently amended our bylaws to permit a shareowner (or a group of no more than 20 shareowners) who has maintained continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years and has complied with the other requirements set forth in our bylaws, to submit director nominees (up to 20% of the board) for inclusion in our proxy statement if the shareowner(s) and the nominee(s) satisfy the requirements set forth in our bylaws.

■	When to send such proposals. Notice of director nominees submitted under these bylaw provisions must be received by our Secretary no earlier than 5:00 p.m., Central Time, July 13, 2016, and no later than 5:00 p.m, Central Time, on August 12, 2016.

■	Where to send such proposals. Proposals should be addressed to David F. Snively, Secretary, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167.

■	What to include. Notice must include the information required by our bylaws, which are available on our website at www.monsanto.com/whoweare/pages/monsanto-bylaws.aspx.

Proposals or Nominations Not Included in Next Year’s Proxy Statement

If a shareowner wishes to present a proposal at our annual meeting in the year 2017 or to nominate one or more directors and the proposal is not intended to be included in our proxy statement relating to that meeting, the shareowner must give advance written notice to us prior to the deadline for such meeting determined in accordance with our bylaws. In general, our bylaws provide that such notice should be addressed to the Secretary and be received at our executive offices by the close of business no fewer than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except in certain circumstances. For purposes of our 2017 annual meeting, such notice must be received not later than the close of business on October 31, 2016 and not earlier than the close of business on October 1, 2016. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. Our bylaws set out specific requirements that such shareowners and written notices must satisfy. Any shareowner filing a written notice of nomination for director must describe various matters regarding the nominee and the shareowner, and any underlying beneficial owner, including, among other things, name, address, occupation, shares, rights to acquire shares and other derivative securities or short interest held, and any relevant understandings or arrangements between the shareowner and beneficial owner, if any. Any shareowner filing a notice to bring other business before a shareowner meeting must provide the same type of information as well as, among other things, the text of the proposal or business and the reasons therefor, and other specified matters.

Our bylaws also set out specific eligibility requirements that nominees for director must satisfy, which require nominees to:

■	complete and return a written questionnaire about the background and qualification of the nominees and the background of any other person or entity on whose behalf the nomination is being made; and

■	provide a written representation and agreement that the nominee:

	–	will abide by the advance resignation requirements of our bylaws in connection with director elections;

	–	is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to us or (2) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director, with the nominee’s fiduciary duties under applicable law;

	–	is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and

	–	would be in compliance if elected as a director and will comply with all of our applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

Copies of those requirements will be forwarded to any shareowner upon written request.

98	MONSANTO COMPANY 2015 PROXY STATEMENT

Annual Meeting Information Other Matters

Other Matters

Our board of directors knows of no matter, other than those referred to in this proxy statement, that will be presented at the meeting. However, if any other matters properly come before the meeting or any of its adjournments or postponements, the person or persons voting the proxies will vote in accordance with their judgment on such matters. Should any nominee for director be unable to serve or for good cause will not serve at the time of the meeting or any adjournments or postponements thereof, the persons named in the proxy will vote for the election of such other person for such directorship as our board of directors may recommend, unless, prior to the meeting, the board has eliminated that directorship by reducing the size of the board. The board is not aware that any nominee will be unable to serve or for good cause will not serve as a director.

We urge you to vote promptly and look forward to seeing you at the meeting.

By Order of the Board of Directors,

MONSANTO COMPANY

DAVID F. SNIVELY

Secretary

December 10, 2015

MONSANTO COMPANY 2015 PROXY STATEMENT	99

Annual Meeting Information Map and Directions to Shareowners Meeting

Map and Directions to Shareowners Meeting

Directions from downtown St. Louis:

Take Interstate 64 west to Lindbergh Boulevard (Hwy. 67) north. Take Lindbergh Boulevard north about 2½ miles to the Olive Boulevard east exit. Follow Olive to the second traffic light. Turn right into Monsanto’s Creve Coeur Campus. Please follow the signs to the parking area and entrance to Building “A.”

Directions from St. Louis International Airport (Lambert):

Take Interstate 70 west to Lindbergh Boulevard (Hwy. 67) south. Take Lindbergh Boulevard south about 6 miles to the Olive Boulevard east exit. Follow Olive to the second traffic light. Turn right into Monsanto’s Creve Coeur Campus. Please follow the signs to the parking area and entrance to Building “A.”

100	MONSANTO COMPANY 2015 PROXY STATEMENT

Appendix A Reconciliation of Non-GAAP Financial Measures

The presentations of ongoing EPS, free cash flow, and return on capital in this proxy statement are not intended to replace net income (loss) attributable to Monsanto Company, cash flows, financial position or comprehensive income (loss), and they are not measures of financial performance as determined in accordance with generally accepted accounting principles (“GAAP”) in the United States. The following tables reconcile ongoing EPS, free cash flow, and return on capital to the respective most directly comparable financial measure calculated in accordance with GAAP.

Reconciliation of EPS to Ongoing EPS

Our ongoing EPS financial measure excludes certain after-tax items that we do not consider part of ongoing operations. We believe that our ongoing EPS financial measure presented with these adjustments best reflects our ongoing performance and business operations during the periods presented and is more useful to investors for comparative purposes. In addition, management uses the ongoing EPS financial measure as a guide in its budgeting and long-range planning processes, and as a guide in determining incentive compensation. The presentation of EPS on an ongoing basis is intended to supplement investors’ understanding of our operating performance. This non-GAAP financial measure may not be comparable to similar measures used by other companies.

	Fiscal 2013	Fiscal 2014	Fiscal 2015
Diluted Earnings (Loss) Per Share	$4.60	$5.22	$4.81
Restructuring Charges, Net	—	—	0.70
Income on Discontinued Operations	(0.02)	(0.03)	(0.06)
Environmental and Litigation Settlements	—	0.04	0.11
Potential SEC Settlement	—	—	0.17
Resolution of Legacy Tax Matter	(0.02)	—	—
Diluted Earnings (Loss) Per Share from Ongoing Business	$4.56	$5.23	$5.73

Reconciliation of Free Cash Flow

Free cash flow, which we refer to as cash flow in our compensation plans, is defined as the total of net cash provided or required by operating activities and net cash provided or required by investing activities. Free cash flow does not represent the residual cash flow available for discretionary expenditures. We believe that free cash flow is useful to investors and management as a measure of the ability of our business to generate cash. Once business needs and obligations are met, this cash can be used to reinvest in the company for future growth or to return to our shareowners through dividend payments or share repurchases. Free cash flow is also used by management as one of the performance measures in determining incentive compensation.

(Dollars in millions)	Fiscal 2013	Fiscal 2014	Fiscal 2015
Net Cash Provided by Operating Activities	$2,740	$3,054	$3,108
Net Cash Required by Investing Activities	(777)	(2,095)	(1,019)
Free Cash Flow	$1,963	$959	$2,089
Net Cash Required by Financing Activities	(1,485)	(2,259)	(430)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(93)	(1)	(325)
Net Increase (Decrease) in Cash and Cash Equivalents	$385	$(1,301)	$1,334

MONSANTO COMPANY 2015 PROXY STATEMENT	A-1

Appendix A Reconciliation of Non-GAAP Financial Measures

Reconciliation of Return on Capital

Return on capital (“ROC”) means net income (without the effect of certain items) exclusive of after-tax interest expenses, divided by the average of the beginning year and ending year net capital employed. We believe ROC is useful to investors and management as a measure of how effectively the company utilizes capital to generate earnings. ROC is also used by management as one of the performance measures in determining incentive compensation.

(Dollars in millions)	Fiscal 2013	Fiscal 2014	Fiscal 2015
Operating Profit After-Tax (excluding certain items)	$2,519	$2,862	$2,996
Average Capital	11,400	12,061	13,228
Return on Capital	22.1%	23.7%	22.6%
Operating Profit After-Tax (excluding certain items):
Net Income Attributable to Monsanto	2,482	2,740	2,314
New Business Acquisitions	—	10	—
Income on Discontinued Operations	(11)	(13)	(28)
Legacy Environmental Settlements	—	20	54
Resolution of Legacy Tax Matter	(11)	—	—
Potential SEC Settlement	—	—	80
Restructuring Charges, Net	—	—	338
Interest Expense – Net of Taxes	59	105	238
Operating Profit After-Tax (excluding certain items)	$2,519	$2,862	$2,996
Average Capital:
Short-Term and Long-Term Debt	2,112	7,761	9,044
Shareowners’ Equity	12,728	7,914	7,005
Cash and Cash Equivalents	(3,668)	(2,367)	(3,701)
Cash for Operations	400	400	400
New Business Acquisitions	—	(1,159)	—
Total Capital	$11,572	$12,549	$12,748
Prior Period Capital	$11,227	$11,572	$13,708
Average Capital	$11,400	$12,061	$13,228

A-2	MONSANTO COMPANY 2015 PROXY STATEMENT

For Additional Information

ANNUAL MEETING
Proxy Statement	www.monsanto.com/investors/pages/annual-report.aspx
Voting Online	www.proxyvote.com
Live Audio Webcast	www.monsanto.com/investors/
Electronic Delivery of Future Proxy Materials	www.proxyvote.com

MONSANTO
Corporate Website	www.monsanto.com
Discover Monsanto	www.discover.monsanto.com
Awards and Recognition	www.monsanto.com/careers/pages/company-awards-recognition.aspx
Investor Relations	www.monsanto.com/investors/
Corporate Social Responsibility - and	www.monsanto.com/whoweare/pages/corporate-sustainability-report.aspx
Sustainability	http://sustainability.monsanto.com/
Shareowner Communications	www.monsanto.com/investors/pages/shareholder-information.aspx
Board	www.monsanto.com/whoweare/pages/board-of-directors.aspx
Lead Director	www.monsanto.com/whoweare/pages/robert-stevens-bio.aspx
Shareowner Services	Shareowner website: www.computershare.com/investor
Computershare	Shareowner online inquiries: https://www-us.computershare.com/investor/contact

CORPORATE GOVERNANCE
Corporate Governance	www.monsanto.com/whoweare/pages/corporate-governance.aspx
Bylaws	www.monsanto.com/whoweare/pages/monsanto-bylaws.aspx
Certificate of Incorporation	www.monsanto.com/whoweare/pages/certificate-of-incorporation.aspx
Business Conduct	www.monsanto.com/whoweare/pages/business-conduct.aspx
Code of Ethics	www.monsanto.com/whoweare/pages/code-of-ethics.aspx
Board Charter	www.monsanto.com/whoweare/pages/board-of-directors-charter.aspx
Committee Charters	www.monsanto.com/whoweare/pages/board-committees.aspx
Board Leadership Roles	www.monsanto.com/whoweare/pages/board-of-directors-leadership-roles.aspx
Political Disclosures	www.monsanto.com/whoweare/pages/political-disclosures.aspx
Shareowner Rights Policy	www.monsanto.com/whoweare/pages/shareowner-rights-policy.aspx

FINANCIAL REPORTS
Annual Report	www.monsanto.com/investors/pages/annual-report.aspx
Form 10-K	www.monsanto.com/investors/pages/annual-report.aspx
Earnings Reports/Presentations	www.monsanto.com/investors/pages/presentations.aspx

Monsanto web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

Discover
Monsanto

We’ll be the first to admit, our goals are ambitious. Growing enough food for everyone, using resources more sustainably—all in an effort to overcome the challenges nature throws at farmers and our food systems. We know it’s a tall order, and we all need to work together to find solutions.

We are eager to tell our story about what we do, why we do it, and more importantly, why it might matter to you. The annual proxy statement is only one of the ways we demonstrate our commitment to transparency and open dialogue with stakeholders.

To learn more about Monsanto, our commitments and our more than 20,000 dedicated employees, we invite you to visit:
discover.monsanto.com.

Monsanto Company
800 North Lindbergh Boulevard
St. Louis, Missouri 63167
Phone (314) 694-1000
www.monsanto.com

This Proxy Statement is printed entirely on recycled and recyclable paper. Soy ink, rather than petroleum-based ink, is used throughout.

MONSANTO COMPANY
800 NORTH LINDBERGH BLVD. ST.
LOUIS, MO 63167

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M96755-P70089                   KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MONSANTO COMPANY

The Board of Directors recommends you vote FOR the following proposals:

1.	Election Directors
			For	Against	Abstain
Nominees:

	1a.	Gregory H. Boyce	☐	☐	☐

	1b.	David L. Chicoine, Ph.D	☐	☐	☐

	1c.	Janice L. Fields	☐	☐	☐

	1d.	Hugh Grant	☐	☐	☐

	1e.	Arthur H. Harper	☐	☐	☐

	1f.	Laura K. Ipsen	☐	☐	☐

	1g.	Marcos M. Lutz	☐	☐	☐

	1h.	C. Steve McMillan	☐	☐	☐

	1i.	Jon R. Moeller	☐	☐	☐

	1j.	William U.Parfet	☐	☐	☐

	1k.	George H. Poste, Ph.D., D.V.M.	☐	☐	☐

	1l.	Robert J.Stevens	☐	☐	☐

	1m.	Patricia Verduin,Ph.D.	☐	☐	☐

		For	Against	Abstain

2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2016.	☐	☐	☐

3.	Advisory (Non-Binding) vote to approve executive compensation.	☐	☐	☐

4.	Approval of Code Section 162(m) annual incentive plan.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposals:

5.	Shareowner proposal: Glyphosate Report.	☐	☐	☐

6.	Shareowner proposal: Lobbying Report.	☐	☐	☐

7.	Shareowner proposal: Independent Board Chairman.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

ADMISSION TICKET

Annual MeetingofShareowners
January 29,2016

1:30 P.M. C.S.T.

800 N. Lindbergh Blvd.
“A”Building

St. Louis County, Missouri 63167

Doors will open at 1:00 P.M. C.S.T. Please present proof of ownership as of December 1, 2015 and photo identification for the shareowner named on the front of this card for admittance to the annual meeting. For safety and security purposes, bags and purses will be subject to search at the door, and we will not allow anyone to bring large bags, briefcases or packages in the meeting room, or to photograph the meeting. Seating at the meeting will be limited and admittance will be based on spaceavailability.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and our 2015 Annual Report are available atwww.proxyvote.com.

M96756-P70089

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MONSANTO COMPANY

The undersigned hereby appoints Hugh Grant and David F. Snively, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Monsanto Company Common Stock that the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareowners of the Company to be held January 29, 2016 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, AGAINST PROPOSAL 5, AGAINST PROPOSAL 6, AGAINST PROPOSAL 7 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Please sign, date and return this proxy card promptly using the enclosed envelope.

PROXYVOTE.COM

You received this e-mail because our records show that (1) you are an employee of MONSANTO COMPANY who has regular access to the company’s e-mail in the ordinary course of performing your duties and are expected to log-on to e-mail routinely to receive communications, or (2) you have expressly consented to receive MONSANTO COMPANY communications and vote by proxy via the Internet. You may have given this consent during a prior vote at ProxyVote.com.

2016 MONSANTO COMPANY Annual Meeting of Shareowners

MEETING DATE: January 29, 2016
RECORD DATE: December 1, 2015
CUSIP NUMBER: 61166W101

This e-mail represents all shares in the following account(s):

NAME

MONSANTO CO	123,456,789,012.00000

You can enter your voting instructions and view the shareholder material at the Internet site below. If your browser supports secure transactions, you will automatically be directed to a secure site.

https://www.proxyvote.com/00123456789012345

You may need your CONTROL NUMBER and your PIN:

* CONTROL NU MBER: 0123456789012345

* Your PIN is the four-digit number you selected at the time of your enrollment, or if consent was provided by your employer may be the last four digits of your Social Security Number.

* If you ha ve forgotten your PIN please follow the “Forgot PIN” instructions on proxyvote.com.

Internet voting is accepted up to 11:59 p.m. (ET) the day before the meeting/cut off date.

The relevant supporting documentations can be found at the following Internet site(s):

Proxy Statement

https://materials.proxyvote.com/unavailable

Annual Report

https://materials.proxyvote.com/unavailable

If you are an employee and were enrolled for electronic delivery by MONSANTO COMPANY, and still wish to receive hard copies of these materials, you may contact the Materialogic distribution center at (314) 692-9570 or (800) 638-7999.

If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to https://www.InvestorDelivery.com. You will need the enrollment number below and your four-digit PIN. If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to https://www.InvestorDelivery.com.

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